Exhibit 99.2

ING Bank, fsb and Subsidiaries

Consolidated Financial Statements

Report of Independent Auditors

The Board of Directors and Shareholder

ING Bank, fsb

We have audited the accompanying consolidated statements of financial condition of ING Bank, fsb and Subsidiaries (the “Bank”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in shareholder’s equity and comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ING Bank, fsb and Subsidiaries at December 31, 2010 and 2009, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

As discussed in Notes 2 and 4 to the consolidated financial statements, effective January 1, 2009, the Bank early adopted Financial Accounting Standards Board Staff Position FAS 115-2 and FAS 124-2 (codified in ASC 320-10), Recognition and Presentation of Other-Than-Temporary Impairments.

We also have examined, in accordance with attestation standards established by the American Institute of Certified Public Accountants, management’s assertion that ING Bank, fsb maintained effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 16, 2011 expressed an unqualified opinion thereon.

March 16, 2011	/s/ Ernst & Young LLP

Ernst & Young LLP

ING Bank, fsb and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except par value)

	December 31
	2010	2009

Assets
Cash and due from banks	$47,818	$39,857
Interest-bearing deposits in other banks	468,572	2,566,620

Cash and cash equivalents	516,390	2,606,477

Investment securities available-for-sale (amortized cost: 2010 – $27,726,403, 2009 – $25,272,052)	27,315,780	23,703,517
Investment securities held-to-maturity (estimated fair value: 2010 – $1,003,377, 2009 – $1,158,941)	934,574	1,079,088
Investment securities trading, at fair value	2,027	2,140
FHLB stock, at cost	454,705	478,637
Notes receivable	15,516,521	20,440,284
Loans, net of allowance for loan losses (2010 – $439,010, 2009 – $805,022)	40,018,497	37,371,392
Securities purchased under agreements to resell	–	500,007
Premises and equipment, net	84,675	89,284
Accrued interest receivable	229,004	255,144
Prepaid assets	443,072	615,191
Bank-owned life insurance	1,079,065	1,039,772
Goodwill	119,739	119,739
Identifiable intangible assets, net	73,936	88,113
Deferred taxes, net	678,840	1,189,780
Other assets	328,640	706,865

Total assets	$87,795,465	$90,285,430

Liabilities and shareholder’s equity
Liabilities:
Deposits	$77,656,801	$75,075,647
Borrowings	1,063,000	7,113,247
Accrued interest payable	9,521	54,859
Other liabilities	180,996	181,662

Total liabilities	78,910,318	82,425,415

Commitments and contingencies (see Note 21)

Shareholder’s equity:
Common stock, $1 par value; 1,000 shares authorized, issued, and outstanding	1	1
Additional paid-in capital	9,641,536	9,638,778
Accumulated deficit	(473,642)	(737,620)
Accumulated other comprehensive loss, net of tax	(282,748)	(1,041,144)

Total shareholder’s equity	8,885,147	7,860,015

Total liabilities and shareholder’s equity	$87,795,465	$90,285,430

See accompanying notes to consolidated financial statements.

ING Bank, fsb and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands)

	Year Ended December 31

	2010	2009	2008

Interest income:
Mortgage-backed securities	$635,205	$885,028	$2,384,378
Loans	1,728,825	1,782,632	1,636,887
Notes receivable	149,208	285,047	–
Other investments	157,915	63,275	7,579
Securities purchased under agreements to resell	175	7,238	10,125
Other interest income	5,505	12,787	5,783
Dividend income	–	13	12,642

Total interest and dividend income	2,676,833	3,036,020	4,057,394

Interest expense:
Deposits	958,687	1,380,568	2,175,664
Borrowings	173,163	347,158	404,144

Total interest expense	1,131,850	1,727,726	2,579,808

Net interest and dividend income	1,544,983	1,308,294	1,477,586
Provision for loan losses	497,310	710,306	358,453

Net interest and dividend income after provision for loan losses	1,047,673	597,988	1,119,133

Non-interest income (loss):
Commission and subscription fee income	70,152	91,241	68,494
Bank-owned life insurance	39,293	37,153	37,646
Gain (loss) on sale of investment securities, net	31,286	(28,423)	9,692
(Loss) gain on debt terminations	(71,752)	–	7,068
Service charges and other income	26,829	16,318	13,500
Loss on loan purchase commitments	–	–	(337)
Impairment on debt securities:
Total other-than-temporary losses	(166,518)	(1,568,618)	(2,458,259)
Portion of loss recognized in other comprehensive income	94,133	754,077	–

Net impairment loss recognized in earnings	(72,385)	(814,541)	(2,458,259)

Total non-interest income (loss)	23,423	(698,252)	(2,322,196)

Non-interest expense:
Salaries and employee benefits	219,075	188,090	182,670
FDIC expense	177,617	203,711	44,951
Marketing	80,545	51,611	141,878
Professional services	34,502	60,296	26,412
Other real estate owned expense, net	33,023	21,997	12,510
Depreciation	30,905	27,454	23,091
Occupancy	25,472	27,517	24,377
Data communication and processing	20,637	19,127	17,689
Amortization of intangible assets	14,177	13,334	14,345
Head office management fee	10,721	10,426	6,246
Commission charges	–	3,056	4,071
Other	59,118	50,180	50,706

Total non-interest expense	705,792	676,799	548,946

Income (loss) before income tax expense (benefit)	365,304	(777,063)	(1,752,009)
Income tax expense (benefit)	101,326	(280,770)	(640,609)

Net income (loss)	$263,978	$(496,293)	$(1,111,400)

See accompanying notes to consolidated financial statements.

ING Bank, fsb and Subsidiaries

Consolidated Statements of Changes in Shareholder’s Equity

and Comprehensive Income (Loss)

(Dollars in thousands)

	Comprehensive (Loss) Income	Common Stock	Additional Paid-in Capital	Retained Earnings/ Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Shareholder’s Equity

Balance, December 31, 2007		$1	$6,204,125	$705,750	$(869,931)	$6,039,945
Capital contribution		–	3,230,000	–	–	3,230,000
Issuance of group stock options		–	2,489	–	–	2,489
Cash dividend paid		–	–	(105,000)	–	(105,000)
Comprehensive loss:
Net loss	$(1,111,400)	–	–	(1,111,400)	–	(1,111,400)
Other comprehensive loss:
Unrealized loss on securities:
Change in unrealized loss on securities available-for-sale, net of tax $3,049,871	(5,258,873)	–	–	–	(5,258,873)	(5,258,873)
Less reclassification adjustment for gains on sales included in net loss, net of tax $3,543	(6,149)	–	–	–	(6,149)	(6,149)

Other comprehensive loss	(5,265,022)

Comprehensive loss	$(6,376,422)

Balance, December 31, 2008		$1	$9,436,614	$(510,650)	$(6,134,953)	$2,791,012
Cumulative adjustment for accounting change on investments, net of tax $151,494 (see Note 2)		–	–	269,323	(269,323)	–
Capital contribution		–	200,000	–	–	200,000
Issuance of group stock options		–	2,164	–	–	2,164
Comprehensive (loss) income:
Net loss	$(496,293)	–	–	(496,293)	–	(496,293)
Other comprehensive income (loss):
Unrealized gain on securities:
Change in unrealized loss on securities available-for-sale, net of tax $(3,086,776)	5,345,703	–	–	–	5,345,703	5,345,703
Less reclassification adjustment for losses on sales included in net loss, net of tax $(10,270)	18,153	–	–	–	18,153	18,153
Employee benefit plan adjustment, net of tax $390	(724)	–	–	–	(724)	(724)

Other comprehensive income	5,363,132

Comprehensive income	$4,866,839

Balance, December 31, 2009		$1	$9,638,778	$(737,620)	$(1,041,144)	$7,860,015

ING Bank, fsb and Subsidiaries

Consolidated Statements of Changes in Shareholder’s Equity

and Comprehensive Income (Loss) (continued)

(Dollars in thousands)

	Comprehensive (Loss) Income	Common Stock	Additional Paid-in Capital	Retained Earnings/ Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Shareholder’s Equity

Balance, December 31, 2009		$1	$9,638,778	$(737,620)	$(1,041,144)	$7,860,015
Issuance of group stock options		–	2,758	–	–	2,758
Comprehensive income:
Net income	$263,978	–	–	263,978	–	263,978
Other comprehensive income:
Unrealized gain on securities:
Change in unrealized loss on securities available-for-sale, net of $ (448,205)	780,908	–	–	–	780,908	780,908
Less: Reclassification adjustment for gains on sales included in net income, net of tax $8,678	(22,608)	–	–	–	(22,608)	(22,608)
Employee benefit plan adjustment, net of tax $(52)	96	–	–	–	96	96

Other comprehensive income	758,396

Comprehensive income	$1,022,374

Balance, December 31, 2010		$1	$9,641,536	$(473,642)	$(282,748)	$8,885,147

See accompanying notes to consolidated financial statements.

ING Bank, fsb and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year Ended December 31

	2010	2009	2008

Cash flows from operating activities
Net income (loss)	$263,978	$(496,293)	$(1,111,400)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	30,905	27,454	23,091
Provision for loan losses	497,310	710,306	358,453
Impairment on debt securities	72,385	814,541	2,458,259
Amortization of premiums and deferred costs on investment securities, notes receivable, and loan portfolios, net	267,289	155,682	52,529
(Gain) loss on sale of investment securities, net	(31,286)	180,673	(9,692)
Gain on Illiquid Assets Back-Up Facility transaction	–	(152,250)	–
Write-down of premises and equipment	–	–	1,208
Loss on other real estate owned	21,923	5,017	11,608
Loss (gain) on debt terminations	71,752	–	(7,068)
Amortization of identifiable intangible assets	14,177	13,334	14,345
Stock compensation expense	2,758	2,164	2,489
Employee benefit plan adjustment	96	(724)	–
Loans originated for sale	(3,131)	–	–
Proceeds from sale of loans	2,494	–	–
Decrease (increase) in deferred income tax	85,111	280,528	(936,109)
Decrease in accrued interest receivable	26,140	56,357	5,997
Decrease (increase) in trading securities	113	2,735	(2,830)
Decrease (increase) in prepaid assets	172,119	(605,526)	(177)
Increase in value of bank-owned life insurance	(39,293)	(37,153)	(37,646)
Increase in identifiable intangible assets	–	–	(23)
Decrease (increase) in other assets	551,217	(730,462)	(15,532)
Decrease in accrued interest payable	(45,338)	(78,307)	(141,867)
Decrease in other liabilities	(14,622)	(26,013)	(98,238)

Net cash provided by operating activities	1,946,097	122,063	567,397

Cash flows from investing activities
Purchases of available-for-sale securities	(6,728,397)	(12,028,762)	(3,450,816)
Proceeds from paydowns of available-for-sale securities	4,431,469	4,858,105	7,626,904
Proceeds from sales of available-for-sale securities	585,068	1,239,282	437,290
Purchase of held-to-maturity securities	–	–	(491,245)
Proceeds from paydowns of held-to-maturity securities	182,268	135,665	172,692
Increase in loan originations, net	(3,792,513)	(2,538,771)	(8,981,858)
Purchase of loan portfolios and advances	(705,936)	(1,085,759)	(413,893)
Decrease (increase) in reverse repurchase agreements	500,007	199,938	(373,275)
Proceeds from the sale of other real estate owned	253,792	176,499	40,759
Proceeds from payments on notes receivable	4,781,267	4,506,792	–
Decrease (increase) in federal funds sold, net	–	100,000	(100,000)
Purchase of bank owned life insurance	–	–	(438,953)
Purchase accounting adjustments	–	–	28
Additions of premises and equipment, net	(26,296)	(28,719)	(40,968)
Purchase of FHLB stock	–	–	(321,817)
Proceeds from redemption of FHLB stock	23,932	890	457,341

Net cash used in investing activities	(495,339)	(4,464,840)	(5,877,811)

See accompanying notes to consolidated financial statements.

ING Bank, fsb and Subsidiaries

Consolidated Statements of Cash Flows (continued)

(Dollars in thousands)

	Year Ended December 31

	2010	2009	2008

Cash flows from financing activities
Increase in deposits, net	$2,581,154	$3,314,008	$11,204,191
Decrease in borrowings, net	(3,050,247)	(420,495)	(3,839,160)
Early termination of borrowings	(3,071,752)	–	(1,492,932)
Dividends paid	–	–	(105,000)
Capital contributions from Parent	–	200,000	3,230,000

Net cash (used in) provided by financing activities	(3,540,845)	3,093,513	8,997,099

Net (decrease) increase in cash and cash equivalents	(2,090,087)	(1,249,264)	3,686,685
Cash and cash equivalents, beginning of year	2,606,477	3,855,741	169,056

Cash and cash equivalents, end of year	$516,390	$2,606,477	$3,855,741

Supplemental disclosures of cash flow information
Cash payments for interest	$1,177,188	$1,806,033	$2,721,675
Taxes (received from) paid to the government	(552,448)	(2,909)	299,944
Tax reimbursements to the Corporation	15,637	39,067	12,340
Supplemental disclosures of non-cash activities
Transfer of securities and receipt of notes as part of Illiquid Assets Back-Up Facility transaction (Note 6)	$–	$25,068,631	$–
Transfer of securities from available-for-sale to held-to-maturity	–	1,054,269	–
Change in deferred tax assets related to change in accounting principle for ASC 320	–	151,494	–
Sales of securities available-for-sale recorded on trade date in 2008 and settled in 2009	–	–	82,404
Transfer of loans resulting in receipt of securities	850,715	410,114	411,534
Transfer of loans to other real estate owned	448,447	208,217	99,109
Tax sharing agreement with the Corporation	13,574	18,114	55,500

See accompanying notes to consolidated financial statements.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2010

(All dollar amounts presented in tables are in thousands)

1. Business

ING Bank, fsb (individually or together with its consolidated subsidiaries, the “Bank”), headquartered in Wilmington, DE, is a federal stock savings bank organized under the laws of the United States of America (“U.S.”). As a federal stock savings bank, the Bank is subject to the supervision and regulation of the Office of Thrift Supervision (the “OTS”) and is a member of the Federal Deposit Insurance Corporation (the “FDIC”). The Bank is a wholly owned subsidiary of ING DIRECT Bancorp (the “Corporation”), which in turn is an indirect wholly owned subsidiary of ING Groep, N.V. (the “Global Parent Company”).

The Bank’s products and services consist of loan and deposit products, and investment and retirement services, delivered directly to customers throughout the U.S., principally over the telephone and through the Internet and by the U.S. mail and other delivery methods.

The Bank is the parent of ING DIRECT Securities, Inc. (“IDSI”). IDSI is the holding company for ShareBuilder Corporation, which is the parent of ShareBuilder Securities Corporation (the “Securities Company”). The Securities Company is a direct based broker-dealer of securities located in Seattle, Washington, is registered with the Securities and Exchange Commission (the “SEC”) and is a member of the Financial Industry Regulatory Authority (“FINRA”). The Securities Company provides broker-dealer services to self-directed investors and employer sponsored 401(K) plans.

On July 2, 2008, the Bank formed ING DIRECT Insurance Agency, LLC (“Direct Insurance”), a limited liability company under Delaware law. Direct Insurance’s operations include making referrals to a principal insurance company. Direct Insurance had minimal activity with an immaterial effect on the consolidated financial results during 2010 and 2009.

On October 6, 2004, the Bank formed ING Mortgage, LLC (the “Mortgage Company”) a mortgage banking operation. The Mortgage Company had no activity during the 2009 calendar year and was dissolved as of December 29, 2009.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

1. Business (continued)

In order to get approval from the European Commission on the Global Parent Company’s restructuring plan, which was required as part of the process to receive approval for the government support measures for the Global Parent Company, the Global Parent Company announced on October 26, 2009 that it was required to divest the Bank by the end of 2013. The Global Parent Company has since lodged an appeal against specific elements of the European Commission’s decision. The outcome of the appeal to the European court is anticipated at the end of 2011. The planned divestment of the Bank had no impact on the Bank’s consolidated financial condition, results of operations or cash flows for the years ended December 31, 2010 and 2009.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accounting and reporting policies of the Bank conform to generally accepted accounting principles in the United States (“GAAP”) and to general practices within the banking industry. Financial Accounting Standards Board (“FASB”) Accounting Standards CodificationTM (the “Codification” or “ASC”) is the sole source of authoritative GAAP recognized by the FASB. In addition, changes to the Codification are communicated through an Accounting Standards Update (“ASU”).

Basis of Consolidation

The consolidated financial statements include, after all intercompany balances and transactions have been eliminated, the accounts of the Bank and its wholly owned subsidiaries, including the Securities Company, Direct Insurance and the Mortgage Company.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the value of the Bank’s assets and liabilities, disclosures of contingent assets and liabilities, and the reported amounts of income and expense. Significant estimates that are particularly susceptible to change in the near term include the allowance for loan losses, the amortization and accretion of premiums and discounts on loans, notes receivable and investments, goodwill, intangible assets, other real estate owned, income taxes and the related deferred tax asset, and the fair value of financial instruments, including the recognition of other-than-temporary impairment (“OTTI”) charges. Current market conditions, including unemployment rates and the general performance of the housing sector, increase the risk and complexity in the judgments of these estimates. Actual results may differ from these estimates under different assumptions or conditions.

Reclassifications

Certain amounts in prior years have been reclassified to conform to the current year presentation. These reclassifications had no effect on net income.

Investment Securities

Investment securities are classified as either held-to-maturity securities, available-for-sale securities or trading securities. The purchase and sale of the Bank’s investment securities are recorded as of trade date. Management determines the appropriate classification of securities at the time of purchase. The following provides further information on the accounting for investment securities.

Held-to-maturity securities – Investment securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and carried at their amortized cost, which is the remaining unpaid principal balance, net of unamortized premiums or unaccreted discounts.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

2. Summary of Significant Accounting Policies (continued)

Available-for-sale securities – Investment securities that are not classified as held-to-maturity nor held for the purpose of trading in the near term are classified as available-for-sale securities. Available-for-sale securities include securities that management intends to use as part of its asset/liability management strategy, including securities that may be sold in response to changes to market interest or prepayment rates, needs for liquidity, and changes in the availability of and the yield of alternative investments. Available-for-sale securities are carried at the estimated fair value. Unrealized gains and losses are excluded from earnings and are reported net of tax as other comprehensive income or loss, within shareholder’s equity, until realized, including those recognized through an OTTI charge.

Trading securities – Trading securities are recorded at fair value with gains and losses recognized in earnings. The Bank’s trading securities include odd lot and fractional shares of readily marketable common stock, exchange-traded funds and mutual funds retained when shares are purchased by the Securities Company on behalf of customers.

Interest on investments, including amortization and accretion of premiums and discounts on investment securities, is recognized in interest income. Amortization and accretion of premiums and discounts is recognized using the effective interest method. Premiums and discounts on prepayment sensitive investments are amortized over their estimated lives using prepayment assumptions based on actual prepayment experience and expected prepayment levels. Gains and losses on sales of investment securities are computed on the specific-identification basis and included in non-interest income based on trade date.

On a quarterly basis, in accordance with ASC 320, Investments-Debt and Equity Securities, the Bank reviews its investment securities that have a fair value less than the amortized cost of the security in order to determine if the decline in fair value is other-than-temporary. The Bank considers many factors and available evidence, including the duration and extent to which the fair value has been less than cost. ASC 320 requires the Bank to assess if an OTTI exists by considering whether (a) the Bank has the intent to sell, (b) it is more likely than not that the Bank will be required to sell the security before recovery of its cost basis, or (c) it does not expect to recover the entire amortized cost basis of the security. Effective January 1, 2009, if the Bank does not intend to sell, and it is more likely than not that the Bank will not be required to sell a debt security before recovery of its cost basis, the guidance requires a company to bifurcate the OTTI into (a) the amount representing credit loss and (b) the amount related to all other factors.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

2. Summary of Significant Accounting Policies (continued)

The amount of OTTI related to credit loss is recognized in earnings and the amount related to all other factors is recognized in other comprehensive income or (loss), net of applicable tax. Securities with an unrealized loss that are determined to be other-than-temporary and the Bank intends to sell or it is more likely than not that the Bank will be required to sell before the recovery of a security’s cost basis, are written down to fair value, with the entire amount recognized in earnings. For debt securities held at January 1, 2009, the new guidance required the Bank to recognize a cumulative effect adjustment, net of tax, to the opening balance of retained earnings with a corresponding adjustment to accumulated other comprehensive income for the amount of the OTTI which would have been recognized in other comprehensive income had the guidance been in effect at the beginning of the period. As a result of the adoption of the new guidance, the Bank recorded an adjustment to retained earnings on January 1, 2009 of $269.3 million, net of deferred taxes of $151.5 million, with a corresponding adjustment to other comprehensive income. Prior to 2009, the guidance did not permit a company to bifurcate the OTTI and as a result, the entire decline in fair value deemed to be a result of an OTTI was recognized in earnings and the new cost basis of the security was based upon the fair value, with any subsequent changes to fair value included in other comprehensive income.

See Note 4 for a summary of the key base assumptions used to estimate other-than-temporary impairment.

Notes Receivable

The Bank’s notes receivable are carried at amortized cost. Interest on the notes receivable, including unamortized premium, is recognized in interest income with the premiums amortized over the contractual maturity. See Note 6 for further discussion on the notes receivable.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

2. Summary of Significant Accounting Policies (continued)

Loans

Loans include loans held for investment and loans held for sale.

Loan held for investment – Loans held for investment, also referred to as loan portfolio, are stated at the principal amount outstanding, net of premiums and discounts, and deferred loan fees and costs. Premiums and discounts, loan origination fees, and direct loan costs are capitalized and amortized over the estimated term of the respective loan period as a yield adjustment using the effective interest method for term loans and the straight-line method for lines of credit. Premiums and discounts on large groups of similar loans are amortized over the estimated lives of those groups of loans based on actual prepayment experience and expected prepayment levels.

Loans held for sale – Included in loans are $637,000 of loans held for sale at December 31, 2010. As of December 31, 2009, the Bank did not have any loans held for sale. These loans are carried at the lower of cost or estimated fair value, on an aggregate basis. Loans held for sale are loans originated through a financial intermediary that has a contractual obligation to purchase the loans from the Bank.

Interest income is recognized to earnings based upon the principal amount outstanding. Nonaccrual loans are those on which the accrual of interest has ceased. Loans are placed on non-accrual status if, in the opinion of management, collection is doubtful, or when principal or interest is past due 90 days or more. Interest accrued, but not collected at the date a loan is placed on non-accrual status, is reversed and charged against interest income. Subsequent interest receipts are applied either to the outstanding principal or recorded as interest income, depending on management’s assessment of ultimate collectability of principal and interest. In any case, the deferral or non-recognition of interest does not constitute forgiveness of the borrower’s obligation. Nonaccrual loans are returned to an accrual status when principal and interest payments have been brought current. Delinquency is determined based on contractual terms.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

2. Summary of Significant Accounting Policies (continued)

Allowance for Loan Losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is the Bank’s best estimate of known and inherent losses in the loan portfolio as of the reporting date. Management considers various factors when estimating the allowance for loan losses, including historical charge-off experience, adjusted for any known trends in the portfolio, consideration of peer experience if the Bank’s experience is limited, current economic conditions, and other relevant factors that might impact the ability of borrowers to repay. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations.

Management monitors its allowance on at least a quarterly basis and reviews the factors used in determining the allowance on at least a quarterly basis. Adjustments to the allowance are recorded against the provision for loan losses. Due to the nature of the loan portfolio, the Bank’s evaluation of the adequacy of the allowance for loan losses is performed primarily on a “pooled” basis. The allowance also includes an evaluation of impaired loans, as defined by ASC 310, Receivables. A loan is considered impaired when, based upon current information and events it is probable that the Bank will be unable to collect all amounts due according to contractual terms of the loan. Impaired loans are individually assessed to determine whether the loan’s carrying value is in excess of its fair value, which is determined by comparing it to either the fair value of the underlying collateral or the present value of the loan’s expected cash flows.

It is the Bank’s policy on mortgage loans to charge-off the principal that exceeds the fair value of the underlying collateral, less cost to sell, when it becomes 180 days past due. Consumer loans are charged off when deemed uncollectible or after reaching 120 days past due. All other loans are charged off when they are deemed uncollectible. Subsequent recoveries, if any, are credited to the allowance for loan losses. The Bank establishes the allowance for loan losses after considering the results of its review as described above. This process and methodology are applied in a consistent manner and the methods and assumptions used are reassessed and modified in response to changing conditions. Prior to second quarter 2010, the Bank charged-off mortgage loans at foreclosure. See Note 7 for further discussion on the change in the estimated timing of charge-off of delinquent loans.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

2. Summary of Significant Accounting Policies (continued)

Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase

The Bank enters into purchases of securities under agreements to resell and sales of securities under agreements to repurchase. In accordance with ASC 860, Transfers and Servicing, these agreements are accounted for as collateralized financing transactions and recorded at the amounts at which the securities were acquired or sold plus accrued interest. The fair value of collateral either received from or provided to a third party is continually monitored and additional collateral is obtained or returned as appropriate. The Bank maintains control of the securities pledged as collateral under securities sold under agreements to repurchase and they are carried in the securities portfolio.

Premises and Equipment

Premises and equipment, including leasehold improvements, are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the estimated useful lives of the assets as follows:

Asset Type	Estimated Useful Life

Building	15 to 40 years
Computer equipment and software	3 to 5 years
Furniture, fixtures, and equipment	5 years
Leasehold improvements	Lesser of the useful life or the remaining lease term, including renewals, if applicable

Expenditures for maintenance and repairs are charged to earnings as incurred. Gains or losses upon disposition are reflected in earnings as realized.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

2. Summary of Significant Accounting Policies (continued)

Goodwill and Intangibles

Goodwill is the excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired in a business combination. Goodwill is not amortized but is tested for potential impairment on an annual basis, or when events or circumstances indicate a potential impairment, at the reporting unit level. Per ASC 350, Intangibles – Goodwill and Other, a goodwill impairment analysis is a two-step test. Step one, which is used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered impaired and step two is not necessary. If the carrying amount of the reporting unit exceeds its fair value, step two is performed to measure the amount of impairment loss, if any. A loss is recorded to non-interest expense to the extent that the carrying amount of goodwill exceeds its implied fair value and the loss establishes a new basis in the goodwill. Subsequent reversal of goodwill impairment losses are not permitted under GAAP.

The Bank’s identified intangibles are amortized on a straight-line basis over the period the assets are expected to contribute to the cash flows of the Bank, which reflect the expected pattern of benefit, up to 17 years. The following provides the Bank’s amortization period for each intangible asset:

Identifiable Intangible Asset	Amortization Period

Customer relationship intangible	14 years
Partner relationship channel intangible	17 years
Developed technology	5 years
Core deposit intangible related to NetBank, fsb(1)	3 years
Trade name and trademark	10 years
License	11 years

(1)	Amortization is based upon the estimated useful life of the acquired deposits

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

2. Summary of Significant Accounting Policies (continued)

In accordance with ASC 350, an intangible asset subject to amortization shall be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable, such as a significant or adverse change in the business climate that could affect the value of the intangible asset. For intangible assets subject to amortization, impairment exists when the carrying amount of the intangible asset exceeds the sum of the undiscounted cash flows expected to result from the use of the asset. An impairment loss is recorded to the extent the carrying amount of the intangible asset exceeds its estimated fair value based upon the discounted future cash flows.

Other Real Estate Owned

Other real estate owned is comprised of properties the Bank has acquired through foreclosure, or deed in lieu of foreclosure, as a result of borrowers who have defaulted on their residential mortgage obligations. Other real estate owned is recorded at the lower of cost or fair value less estimated cost to dispose. Costs to maintain other real estate owned and any subsequent gains or losses are included in the Company’s Consolidated Statements of Operations.

Derivative Financial Instruments

The Bank accounts for forward loan purchase and sales commitments, as well as free-standing derivatives, as derivative financial instruments in accordance with ASC 815, Derivatives and Hedging. ASC 815-10 requires that all derivative financial instruments be recognized as assets or liabilities in the consolidated statements of financial condition at fair market value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship. For derivatives not designated as hedges, the gain or loss is recognized in current earnings. As of December 31, 2010, the Bank had two outstanding derivatives designated as hedging instruments. The Bank did not have any derivatives outstanding as of December 31, 2009.

Income Taxes

The Bank accounts for income taxes in accordance with ASC 740, Income Taxes. The Corporation, which includes the Bank and its subsidiaries, files a consolidated federal income tax return. The amount of income tax expense or benefit is computed and allocated on a separate-return basis. ASC 740 requires the recording of deferred income taxes that reflect the net tax

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

2. Summary of Significant Accounting Policies (continued)

effect of temporary differences between the carrying amounts of its assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, including operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in earnings in the period that includes the enactment date. A valuation allowance is established against net deferred tax assets when, in the judgment of management, it is more likely than not that such net deferred tax assets will not become realizable. If actual results differ from the assumptions and other considerations used in estimating the amount and timing of tax recognized, there can be no assurance that additional expenses will not be required in future periods. The Bank recognizes, when applicable, interest and penalties related to unrecognized tax benefits in income tax expense in the Consolidated Statements of Operations.

Advertising Expense

The Bank recognizes the cost of indirect response advertising as expense the first time the advertising takes place.

Recent Accounting Pronouncements

In January 2011, the FASB issued ASU 2011-01, Receivables (Topic 310): Deferral of the Effective Date of Disclosures about Troubled Debt Restructuring in Update No. 2010-20. Under ASU 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, which was issued in July 2010, public entity creditors would have provided disclosures about troubled debt restructurings for periods beginning on or after December 15, 2010. This guidance temporarily defers the effective date for the troubled debt restructuring disclosures in ASU 2010-20 to be concurrent with the effective date of the guidance for determining what constitutes a troubled debt restructuring from the FASB’s proposed ASU, Receivables (Topic 310): Clarifications to Accounting for Troubled Debt Restructurings by Creditors. The proposed clarification is anticipated to be effective for interim and annual periods ending after June 15, 2011 and would be applied retrospectively to restructurings occurring on or after the beginning of the year in which the proposal is adopted.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

2. Summary of Significant Accounting Policies (continued)

In July 2010, the FASB issued ASU 2010-20 which amends ASC 310 by requiring disclosure which provides a greater level of disaggregated information about the credit quality of financing receivables and related allowance for credit losses as well as certain other information on amounts past due, modifications, redefaults, and additional other information. The disclosures required by this guidance are effective for annual periods ending after December 15, 2011 for non-public entities. For public entities, the disclosures as of the end of the reporting period are effective for interim and annual periods ending on or after December 15, 2010 and the disclosures about activity that occurs during a reporting period are effective for interim and annual periods beginning on or after December 15, 2010. The Bank did not elect to early adopt ASU 2010-20. As the guidance amends only the disclosure requirements, it is not expected to impact the Bank’s financial condition or results of operations.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. This guidance removes the requirement for a SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of GAAP. ASU 2010-09 is intended to remove potential conflicts with the SEC’s literature and all of the amendments were effective upon issuance, except for the use of the issued date for conduit debt obligors. The guidance was effective for interim or annual periods ending after June 15, 2010 and did not have an impact on the Bank’s financial condition or results of operations.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurement, which amends ASC 820, Fair Value Measurements and Disclosures, by among other items, (1) requiring additional disclosures related to transfers in and out of Level 1 and Level 2 fair value measurements, including the reasons for the transfers and (2) a gross presentation of purchases, sales, issuances and settlements activity within the reconciliation for fair value measurements using significant unobservable inputs (Level 3). Additionally, this guidance clarifies the disclosure requirements related to the level of disaggregation and valuation techniques and inputs of recurring and non-recurring fair value measurements. The guidance was effective for the first interim or annual period beginning after December 15, 2009, except for the gross presentation of purchases, sales, issuances and settlements in the Level 3 rollforward, which is required for interim and annual

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

2. Summary of Significant Accounting Policies (continued)

periods beginning after December 15, 2010. The Bank did not elect to early adopt the gross presentation of the Level 3 rollforward. The remaining disclosure requirements were adopted and did not have an impact on the Bank’s financial condition or results of operations. See Note 26 for the expanded disclosures due to this new guidance.

In June 2009, the FASB issued new guidance that impacted ASC 810, Consolidation, subsequently codified as ASU 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. The new guidance significantly changed the criteria by which an enterprise determines whether it must consolidate a variable interest entity (“VIE”). A VIE is an entity, typically a special purpose entity, which has insufficient equity at risk or which is not controlled through voting rights held by equity investors. Previously, a VIE was consolidated by the enterprise that would absorb a majority of the expected losses or expected residual returns created by the assets of the VIE. The amendments require that a VIE be consolidated by the enterprise that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The amendments also require that an enterprise continually reassess, based on current facts and circumstances, whether it should consolidate the VIE with which it is involved. The guidance was effective January 1, 2010 and did not have an impact on the Bank’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued new guidance that impacted ASC 860, Transfers and Servicing, subsequently codified as ASU 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. The new guidance eliminates the concept of a qualifying special purpose entity (“QSPE”). As a result, existing QSPEs generally will be subject to consolidation in accordance with the guidance provided in Topic 810. The new guidance also modifies criteria for applying sale accounting to transfers of financial assets or portions of financial assets, differentiates between the initial measurement of an interest held in connection with the transfer of an entire financial asset recognized as a sale and participating interests recognized as a sale, and removes the provision allowing classification of interests received in a guaranteed mortgage securitization transaction that does not qualify as a sale as available-for-sale or trading securities. The guidance was effective January 1, 2010 and did not have an impact on the Bank’s financial condition, results of operations or cash flows.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

3. Cash and Cash Equivalents

Cash and cash equivalents include deposits at the Federal Reserve Bank and money market funds, which are reported in interest-bearing deposits in other banks. These accounts represent excess liquid funds for the Bank. At December 31, 2010 and 2009, the Bank had $420.4 million and $2.5 billion, respectively, of deposit at the Federal Reserve Bank.

The Bank is required to maintain an average reserve balance, as established by the Federal Reserve Bank. The amounts of those reserve balances for the reserve computational periods at December 31, 2010 and 2009 were $4.5 million and $2.9 million, respectively. Further, the Bank maintained a clearing reserve balance with the Federal Reserve Bank in the amount of $10.0 million at December 31, 2010 and 2009.

4. Investment Securities

The following table provides the amortized cost and estimated fair value of available-for-sale and held-to-maturity investment securities at December 31, 2010 and 2009:

	December 31, 2010

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Available-for-sale securities
Government obligations:
Government guaranteed securities	$6,917,223	$104,638	$622	$7,021,239
U.S. Treasuries	1,931,845	81,179	–	2,013,024
Mortgage-backed securities:
Agency pass-through securities	13,791,815	246,689	20,693	14,017,811
Prime	974,389	1,272	56,719	918,942
Alt-A	3,658,629	34,139	707,255	2,985,513
Commercial	288,948	5,138	31,485	262,601
Subprime	147,208	802	67,972	80,038
Mutual funds	16,346	375	109	16,612

Total available-for-sale securities	27,726,403	474,232	884,855	27,315,780

Held-to-maturity securities
Mortgage-backed securities:
Agency pass-through securities	12,752	645	–	13,397
Commercial	921,822	68,195	37	989,980

Total held-to-maturity securities	934,574	68,840	37	1,003,377

Total investment securities	$28,660,977	$543,072	$884,892	$28,319,157

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

4. Investment Securities (continued)

	December 31, 2009

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Available-for-sale securities
Government obligations:
Government guaranteed securities	$6,909,238	$54,895	$4,846	$6,959,287
U.S. Treasuries	791,642	–	4,712	786,930
Mortgage-backed securities:
Agency pass-through securities	10,958,367	162,235	37,328	11,083,274
Prime	1,400,904	–	172,810	1,228,094
Alt-A	4,734,263	6,416	1,378,507	3,362,172
Commercial	313,530	226	102,096	211,660
Subprime	153,361	–	92,437	60,924
Mutual funds	10,747	429	–	11,176

Total available-for-sale securities	25,272,052	224,201	1,792,736	23,703,517

Held-to-maturity securities
Mortgage-backed securities:
Agency pass-through securities	30,775	532	–	31,307
Commercial	1,048,313	79,524	203	1,127,634

Total held-to-maturity securities	1,079,088	80,056	203	1,158,941

Total investment securities	$26,351,140	$304,257	$1,792,939	$24,862,458

Included in the Bank’s accrued interest receivable on the Consolidated Statements of Financial Condition was $79.6 million of accrued interest receivable on investment securities at December 31, 2010 and 2009. As of December 31, 2010 and 2009, the Bank held available-for-sale debt securities issued by foreign governments and institutions, including the International Bank for Reconstruction and Development, an affiliate of the World Bank, and the European Investment Bank, with a fair value of $1.1 billion which are classified in the table above as government guaranteed securities.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

4. Investment Securities (continued)

During the second quarter of 2009 the Bank transferred commercial mortgage-backed securities from available-for-sale securities to held-to-maturity securities at fair value on the date of transfer of $1.1 billion. On the date of transfer, the securities had an amortized cost of $1.2 billion. The difference between the fair value and the amortized cost was $111.4 million and will be accreted into interest income over the expected life of the securities. This amount will be equally offset by the amortization of the unrealized loss at the date of transfer which is included in accumulated other comprehensive loss.

Contractual Maturities

The amortized cost and fair value of the investment securities, by contractual maturity, at December 31, 2010 are shown in the following table. Actual maturities may differ from contractual maturities as borrowers may have the right to prepay obligations with or without prepayment penalties.

	Available-for-Sale		Held-to-Maturity

	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

December 31, 2010
Due in one year or less	$413,083	$415,410	$–	$–
Due after one year through five years	7,498,042	7,637,869	–	–
Due after five years through ten years	937,943	980,984	–	–
Due after ten years	–	–	–	–

Total investment securities, excluding mortgage-backed securities and mutual funds	8,849,068	9,034,263	–	–
Mortgage-backed securities	18,860,989	18,264,905	934,574	1,003,377
Mutual funds	16,346	16,612	–	–

Total investment securities	$27,726,403	$27,315,780	$934,574	$1,003,377

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

4. Investment Securities (continued)

Securities Gains and Losses

Net realized gains and losses from sales of available-for-sale securities for the years ended December 31, 2010, 2009 and 2008, as well as realized gains from sales of held-to-maturity securities as a result of the Facility, as discussed in Note 6, for the year ended December 31, 2009 are as follows:

	Year Ended December 31

	2010	2009	2008

Realized gains	$31,286	$157,109	$9,692
Realized losses	–	(185,532)	–

Net realized gains (losses)	$31,286	$(28,423)	$9,692

During the year ended December 31, 2010, the Bank sold $553.8 million of agency pass-through securities to unrelated third parties for a $31.3 million gain.

Included in the 2009 realized gains are gains of $152.3 million due to the sale of the Bank’s Alt-A residential mortgage-backed securities portfolio to the Dutch State. See Note 6 for further information.

Included in the 2009 realized losses are losses of $185.5 million due to the sale of prime residential mortgage-backed securities to an unrelated third party to mitigate the risks of credit ratings migration and potential future impairments.

The net realized gains (losses) included in the table above were reclassified from other comprehensive income, net of deferred tax assets. At December 31, 2010, 2009 and 2008, the reclassification adjustment for realized (gains) losses, net of deferred tax asset was ($22.6) million, $18.2 million and ($6.1) million, respectively.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

4. Investment Securities (continued)

Securities Impairment

The following table provides the fair value and unrealized losses for the Bank’s investment securities, aggregated by category and length of time the individual security has been in continuous loss position, as of December 31, 2010 and 2009:

	December 31, 2010

	Less than 12 Months		12 Months or Longer		Total

	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses

Available-for-sale securities
Government obligations:
Government guaranteed securities	$85,726	$622	$–	$–	$85,726	$622
Mortgage-backed securities:
Agency pass-through securities	2,270,697	19,913	107,338	780	2,378,035	20,693
Prime	114,725	2,678	697,401	54,041	812,126	56,719
Alt-A	144,853	7,210	2,238,092	700,045	2,382,945	707,255
Commercial	12,228	58	114,792	31,427	127,020	31,485
Subprime	–	–	78,762	67,972	78,762	67,972
Mutual funds	4,917	109	–	–	4,917	109

Total available-for-sale securities	$2,633,146	$30,590	$3,236,385	$854,265	$5,869,531	$884,855

Held-to-maturity securities
Mortgage-backed securities:
Commercial	$58,847	$37	$–	$–	$58,847	$37

Total held-to-maturity securities	$58,847	$37	$–	$–	$58,847	$37

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

4. Investment Securities (continued)

	December 31, 2009

	Less than 12 Months		12 Months or Longer		Total

	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses

Available-for-sale securities
Government obligations:
Government guaranteed securities	$1,091,846	$4,846	$–	$–	$1,091,846	$4,846
U.S. Treasuries	786,930	4,712	–	–	786,930	4,712
Mortgage-backed securities:
Agency pass-through securities	2,131,360	19,428	1,986,606	17,900	4,117,966	37,328
Prime	–	–	1,228,094	172,810	1,228,094	172,810
Alt-A	246,629	119,908	3,033,890	1,258,599	3,280,519	1,378,507
Commercial	24,032	527	153,366	101,569	177,398	102,096
Subprime	17,384	25,091	43,540	67,346	60,924	92,437

Total available-for-sale securities	$4,298,181	$174,512	$6,445,496	$1,618,224	$10,743,677	$1,792,736

Held-to-maturity securities
Mortgage-backed securities:
Commercial	$4,024	$192	$4,989	$11	$9,013	$203

Total held-to-maturity securities	$4,024	$192	$4,989	$11	$9,013	$203

Included in the prior table are the unrealized losses for 929 and 1,294 securities as of December 31, 2010 and 2009, respectively. The unrealized losses on investment securities can be attributed to credit risk and other factors including the difference between the stated coupons on the securities and the current market interest rates available for comparable securities, and current market conditions.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

4. Investment Securities (continued)

Other-than-Temporary Impairment

The Bank recognizes OTTI for debt securities in accordance with ASC 320 which requires the Bank to assess whether (a) the Bank has the intent to sell, (b) it is more likely than not that the Bank will be required to sell the security before the recovery of its cost basis less any credit losses or (c) it does not expect to recover the entire amortized cost basis of the security. If the Bank does not intend to sell, and it is more likely than not that the Bank will not be required to sell a debt security before recovery of its cost basis, the guidance requires a company to bifurcate the OTTI into (a) the amount representing credit loss and (b) the amount related to all other factors. The amount of OTTI related to credit loss is recognized in earnings and the amount related to all other factors is recognized in other comprehensive income or (loss), net of applicable tax. Securities with an unrealized loss that are determined to be other-than-temporary and the Bank intends to sell or it is more likely than not that the Bank will be required to sell before the recovery of a security’s cost basis are written down to fair value with the entire amount recognized in earnings.

For mortgage-backed securities credit impairment is assessed using a model that estimates the cash flows of each security’s underlying mortgage collateral. These estimated cash flows are distributed to the various tranches of securities, considering the transaction structure, any subordination and credit enhancements that exist in that structure. The cash flow model incorporates actual cash flows on the mortgage-backed securities through the current period and then projects the remaining cash flows using a number of assumptions, including default rates, loss severity rates, prepayment rates and recovery rates.

Management develops specific assumptions using market data, internal estimates as well as estimates published by rating agencies and other third-party sources. Default rates for the seriously delinquent loans, which are those loans that are greater than 60 days delinquent, are projected by considering current underlying mortgage loan performance. Cumulative loss results are determined by vintage and sector using internal research along with third-party information and these results are used to determine terminal constant default rates (“CDR”).

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

4. Investment Securities (continued)

The key base assumptions for private label residential mortgage-backed securities as of December 31, 2010 and 2009 are summarized in the following table:

December 31

	2010	2009

Loss Severity
Prime	35 to 42.5%	35 to 42.5%
Alt-A	40 to 57.5%	40 to 57.5%
Subprime	65 to 70%	65 to 70%

Prepayment Rate
Prime	12 for life	18 for 5 months then 10 for life to 25 for 5 months then 10 for life
Alt-A	2 for 36 months then 6 for life to 10 for life	2 for 28 months then 6 for life to 10 for life
Subprime	4 for 36 months then 6 for life	4 for 28 months then 6 for life

Terminal CDR
Prime	0.32 to 5.61	0.32 to 5.61
Alt-A	0.87 to 15.91	0.87 to 15.91
Subprime	3.18 to 21.80	3.18 to 21.80

The key cash flow assumptions used for determining the impairment of commercial mortgage-backed securities as of December 31, 2010 and 2009 are summarized in the table below:

	December 31

	2010	2009

Seriously Delinquent Loans	60+ day past due	60+ day past due
Default Rate	100%	100%
Loss Severity	40%	40%
Liquidation period	18 months	18 months

Not Seriously Delinquent Loans	Less than 60 days past due	Less than 60 days past due
Default Rate	100% of loans with debt service coverage ratio < 1.0x in 12 months	100% of loans with debt service coverage ratio < 1.0x in 12 months
Loss Severity	40%	40%
Liquidation period	18 months	18 months

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

4. Investment Securities (continued)

These assumptions are subject to change based on management’s assessment of facts and circumstances which support a change in the key assumptions for a specific security. Multiple scenarios are run using a range of default estimates. Sensitivity tests are also conducted using observed data for specific securities. Other factors used to assess securities include: rating agency loss projections, ratings, integrity of the capital structure in terms of subordinate bonds and current market prices. Management assesses these results (including the likelihood of the stress scenario actually occurring based on the underlying pool’s characteristics and performance) to determine whether the Bank expects to recover the amortized cost basis of the security. If cash flow projections indicate that the Bank does not expect to recover its amortized cost basis, the Bank recognizes the estimated credit loss in earnings.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

4. Investment Securities (continued)

Changes in the Credit Loss Component of the Credit-Impaired Debt Securities

The following table provides activity for the years ended December 31, 2010 and 2009 related to the credit component of OTTI on debt securities held by the Bank for which a portion of the OTTI was recognized in accumulated other comprehensive income:

	Alt-A	Prime	CMBS	Subprime	Total

Credit component of OTTI reclassified at January 1, 2009 in conjunction with accounting change in investments, per ASC 320-10-65	$91,870	$–	$–	$10,179	$102,049
Additions to credit component of OTTI for the credit losses on debt securities:
Additions for credit losses on debt securities for which OTTI was not previously recognized	559,327	3,922	–	26,031	589,280
Additions for credit losses on debt securities for which OTTI was previously recognized	218,917	–	–	6,344	225,261

Total additions to credit component of OTTI for the credit losses on debt securities	778,244	3,922	–	32,375	814,541

Cumulative credit component of OTTI at December 31, 2009	870,114	3,922	–	42,554	916,590
Additions to credit component of OTTI for the credit losses on debt securities:
Additions for credit component on debt securities for which OTTI was not previously recognized	10,583	1,491	11,381	–	23,455
Additions for credit losses on debt securities for which OTTI was previously recognized	48,930	–	–	–	48,930

Total additions to credit component of OTTI for the credit losses on debt securities	59,513	1,491	11,381	–	72,385
Reductions for securities no longer in the portfolio at period end(1)	(4,314)	(3,922)	–	–	(8,236)

Cumulative credit component of OTTI at December 31, 2010	$925,313	$1,491	$11,381	$42,554	$980,739

(1)	Includes securities sold or matured during the year.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

4. Investment Securities (continued)

The table below reconciles the impairment recognized in earnings for the year ended December 31, 2008 and the impact of the adoption of ASC 320-10-65 in the first quarter of 2009.

	Alt-A	Subprime	Total

Total impairment recognized in earnings at December 31, 2008	$2,416,204	$42,055	$2,458,259
Less total impairment related to the securities sold to the Dutch State	1,935,393	–	1,935,393

Impairment related to securities retained	$480,811	$42,055	$522,866

Impairment breakdown as defined by ASC 320-10-65:
Credit component	$91,870	$10,179	$102,049
Other factors (1)	388,941	31,876	420,817

Impairment related to securities retained	$480,811	$42,055	$522,866

(1)	Impairment related to other factors was reclassified from retained earnings to accumulated other comprehensive income upon adoption of ASC 320-10-65.

For the years ended December 31, 2010 and 2009, actual bond cash losses amounted to $9.6 million and $3.9 million, respectively. There were no losses for the year ended December 31, 2008.

The credit loss component represents the difference between the present value of expected future cash flows and the amortized cost basis of the security prior to considering credit losses. OTTI recognized in earnings for credit-impaired debt securities is presented as additions in two components based upon whether the current period is the first time the debt security was credit impaired (initial credit impairment) or is not the first time the debt security was credit impaired (subsequent credit impairments). During the years ended December 31, 2010 and 2009, credit losses of $72.4 million and $814.5 million were recognized through earnings. During the year ended December 31, 2008, OTTI of $2.5 billion was recognized through earnings, of which $102.0 million remained in retained earnings after a portion of the OTTI was reclassified from retained earnings to accumulated other comprehensive income as part of the adoption of ASC 320-10-65. See Note 2 for further discussion on the adoption of ASC 320-10-65 and Note 6 for further discussion on the impairment related to securities sold to the Dutch State.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

5. FHLB Stock

FHLB stock is equity securities owned in the Pittsburgh member bank of the Federal Home Loan Bank (“FHLB”) system. Unlike other types of stock, it is acquired primarily for the right to receive advances rather than for the purpose of maximizing dividends or investment growth. FHLB stock is an activity-based stock that is directionally proportional to the volume of advances. The FHLB stock is restricted in that it can only be redeemed by the issuer at par value. These non-readily marketable equity securities are carried at cost, which is deemed to approximate fair value, and evaluated for impairment in accordance with ASC 942-325, Financial Services – Depository and Lending – Investments-Other. The Bank does not believe that the FHLB stock was impaired as of December 31, 2010 and 2009. In October 2010 and February 2011, the FHLB redeemed $23.9 million and $22.7 million, respectively, in stock at par value. The Bank held $454.7 million and $478.6 million of FHLB Pittsburgh common stock at December 31, 2010 and 2009, respectively.

6. Notes Receivable

On January 26, 2009, the Global Parent Company and the Dutch government (“Dutch State”) announced that they reached an agreement on an Illiquid Assets Back-Up Facility (“Facility”) term sheet. The transaction was approved by various regulatory agencies and closed on March 31, 2009. The Facility covers the Alt-A portfolio of the Global Parent Company, including the Bank’s Alt-A portfolio. Under the terms of the Facility, the Global Parent Company transferred 80% of the economic ownership of the Global Parent Company’s Alt-A portfolio to the Dutch State at a price equal to 90% of par value in exchange for a receivable from the Dutch State.

Simultaneous with the closing of the Facility, the Bank sold an 80% undivided participation (“Participation”) interest in approximately $33.7 billion par value of Alt-A residential mortgage-backed securities owned by the Bank to ING Support Holdings B.V. (“Dutch Co”), a wholly owned subsidiary of the Global Parent Company. The transaction was accounted for as a sale in accordance with ASC 860. The notional amount of the receivable from the Dutch State was $24.3 billion, or 90% of the par value with respect to the 80% Participation interest. As consideration, the Bank was assigned the right to receive the guaranteed payment stream from the Dutch State under the Facility.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

6. Notes Receivable (continued)

Included in this transaction were $387.1 million in amortized cost of Alt-A securities that were previously classified as held-to-maturity and $24.5 billion classified as available-for-sale. As a result of the transaction, 80% of the Alt-A portfolio was derecognized from the Bank’s consolidated statement of financial condition in 2009 and two notes receivable from the Dutch State were recognized.

As part of the notes receivable, the Bank also recorded a net premium of $798.1 million for the excess of fair value over par value on the note. The premium is amortized to income as an adjustment to yield over the contractual maturity of the notes receivable. During the years ended December 31, 2010 and 2009, the Bank recorded net premium amortization of $142.5 million and $121.6 million, respectively, which was included in interest income on the notes receivable.

As of December 31, 2010 and 2009, the details of the notes receivable, including the notional balance and unamortized premium, are as follows:

	December 31

	2010	2009

Notional amount:
Fixed rate note receivable(1)	$6,768,618	$10,563,328
Variable rate note receivable(2)	8,213,856	9,200,414

Total notional amount	14,982,474	19,763,742
Unamortized premium	534,047	676,542

Total notes receivable	$15,516,521	$20,440,284

Accrued interest receivable(3)	$29,221	$42,715

(1)	The fixed rate note receivable earns interest of 3.50%

(2)

The variable rate note receivable earns interest based upon the one-month London Interbank Offered Rate (“LIBOR”) plus 50 basis points. The rate resets two business days prior to the last day of each month and was equal to 0.76% and 0.73% at December 31, 2010 and 2009, respectively.

(3)	Amount is included in accrued interest receivable on the Consolidated Statements of Financial Condition

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

6. Notes Receivable (continued)

The Bank recognized interest income on the notes receivable of $149.2 million and $285.0 million, net of premium amortization and other adjustments, during the years ended December 31, 2010 and 2009, respectively. This resulted in a weighted-average yield of 0.83% and 1.31% during the respective periods.

The transaction did not trigger any other-than-temporary-impairment. The Bank recorded a gain of $152.3 million during the year ended December 31, 2009 as a result of the transaction, which is included in non-interest income on the Consolidated Statement of Operations. The transaction also resulted in a reduction of the negative revaluation reserve included within other comprehensive income and therefore an increase to the Bank’s shareholder’s equity during the year ended December 31, 2009.

The methodology used to determine fair value for these assets is disclosed in Note 26.

7. Loans

The table below summarizes the gross and net loan balances as of December 31, 2010 and 2009:

	December 31

	2010	2009

Loans(1) :
Residential mortgages(2)	$39,299,507	$36,777,883
Home equity	496,232	568,284
Guaranteed loans	428,838	479,442
Margin lending	74,503	54,364
Construction	63,671	92,991
Consumer	47,297	10,660
Other loans and advances	47,459	192,790

Gross loans	40,457,507	38,176,414
Allowance for loan losses	(439,010)	(805,022)

Net loans	$40,018,497	$37,371,392

(1)	Amount includes $100.7 million and $116.1 million of unamortized net premium and net deferred costs at December 31, 2010 and 2009, respectively, which are netted within the respective loan category.

(2)

Included in the residential mortgages at December 31, 2010 and 2009 are products consisting of adjustable rate and interest-only residential mortgage loans. In addition, residential loans at December 31, 2010 also include loans held for sale of $637.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

7. Loans (continued)

Included in the table are lending products whose terms may give rise to additional credit risks. These include interest-only mortgages and other non-traditional mortgages. These products are closely managed via credit controls that mitigate their additional inherent risk. Included in accrued interest receivable on the Consolidated Statements of Financial Condition at December 31, 2010 and 2009 was $120.2 million and $132.7 million, respectively, of accrued interest income on loans.

The Bank accounts for impaired loans in accordance with ASC 310-10. Impaired loans include non-accrual loans and loans that have been modified in a troubled debt restructuring (“TDR”). Loans are placed on non-accrual status if, in the opinion of management, collection is doubtful or when principal or interest is past due 90 days or more. A TDR is a type of loan modification where a concession, such as a rate reduction, a payment deferral or other actions which are intended to maximize collection from the borrower, is granted to a borrower experiencing financial difficulties. ASC 310-10 requires a creditor to measure impaired loans based on the present value of expected future cash flows, the market price of the loan, or the fair value of the underlying collateral if the loan is collateral-dependent. The Bank recognizes income on impaired loans when there is reasonable assurance of repayment and performance. In addition, TDR loans are returned to accrual status when the borrower shows sustained repayment performance for a reasonable time. The Bank believes the timeframe necessary to demonstrate sustained repayment is once six consecutive on-time payments have been made by the borrower and the account has been brought current. If these factors do not exist, the Bank will recognize income on such loans on a cash basis.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

7. Loans (continued)

The following table provides a summary of the Bank’s impaired loans and non-performing assets, which include non-performing loans [defined as non-accrual loans and non-performing TDRs which include TDRs which have not been returned to accrual status] and other real estate owned as of December 31, 2010 and 2009:

	December 31

	2010	2009

Non-performing assets:
Non-performing loans:
Non-accrual loans	$980,429	$1,680,939
Troubled debt restructuring	601,550	590,806

Total non-performing loans	1,581,979	2,271,745
Other real estate owned	270,263	96,572

Total non-performing assets	$1,852,242	$2,368,317

Performing – troubled debt restructuring	$1,605,623	$967,591
Non-performing loans as a % of loans outstanding	3.91%	5.95%

Impaired loans:
Impaired loans with related allowances for loan losses	$2,422,572	$3,113,139
Impaired loans with no related allowance for loan losses(1)	765,030	126,197

Total impaired loans	$3,187,602	$3,239,336

Allowance for loan losses related to impaired loans	$209,298	$594,101

(1)

These consist primarily of collateral dependent loans and are carried at the lower of cost or fair value of the underlying collateral less cost to sell. Therefore the loans do not have a related allowance for loan loss.

During 2010, the Bank revised its estimated timing on the charge-off of delinquent loans. As a result of the change, the Bank accelerated delinquent loan charge-off, which was previously recorded at the time of foreclosure, to 180 days past due, which the Bank believes is a better estimate of the point in time when a loan becomes uncollectible. Although the timing of the charge-off of $434.7 million was accelerated during 2010, it did not have a material impact on

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

7. Loans (continued)

the Bank’s consolidated statement of operations for the year ended December 31, 2010 as these charge-offs had been previously provided for in the Bank’s allowance for loan losses through the provision for loan losses, in accordance with ASC 310 guidance on accounting for impaired loans. In addition, there was no material impact to the Bank’s reported net loans on the consolidated statement of financial condition at December 31, 2010 as the Bank’s loans decreased with an offsetting decrease to the allowance for loan losses. If the Bank had not changed its estimated timing of the charge-off of delinquent loans, non-performing loans, and impaired loans, the allowance for loan losses would have been $2.0 billion, $3.6 billion and $873.7 million, respectively, at December 31, 2010. In addition, had the Bank not changed its estimated timing of charge-off of delinquent loans, the ratio of non-performing loans to total loans would have been 4.98% at December 31, 2010. See Note 8 for further details on the Bank’s charge-off policy.

As part of the Bank’s loss mitigation process, loans may be renegotiated in a TDR when the Bank determines that greater economic value will ultimately be recovered under the new terms than through foreclosure, liquidation, or bankruptcy. The Bank considers the borrower’s payment status, payment history, credit score, and other relevant factors in determining whether a borrower is experiencing financial difficulty. As of December 31, 2010 and 2009, the Bank restructured 4,545 and 3,043 loans with an outstanding principal balance of $2.2 billion and $1.6 billion, respectively and forgone interest of $86.3 million and $57.1 million, respectively. Included in the provision for loan losses is $40.0 million and $62.0 million for the years ended December 31, 2010 and 2009, respectively, related to the Bank’s TDR loans.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

7. Loans (continued)

The following provides further information on the Bank’s TDR loans at December 31, 2010 and 2009:

	At and for the Year Ended December 31
	2010	2009

At year-end:
TDR loans outstanding	$2,207,173	$1,558,397
Number of restructured loans	4,545	3,043
Present value of forgone interest classified in allowance for loan losses	$59,873	$49,576

For the year:
Average TDR loans outstanding	$1,995,737	$1,010,895
Interest recognized on TDRs	68,760	32,499

Guaranteed Loans

During 2009, the Bank purchased $490.2 million of guaranteed loans from ING Capital, LLC, which is an indirect wholly owned subsidiary of the Global Parent Company. The guaranteed loans have maturities ranging from six to nine years, and carry interest rates equal to LIBOR plus a spread ranging from 0 to 15 basis points. The guaranteed loans are 100% guaranteed by the Export-Import Bank of the United States (“Ex-Im Bank”). Ex-Im Bank coordinates fixed-rate loans covering up to 85% of the U.S. contract value directly to foreign buyers of U.S. goods and services. In the event of a payment default by the borrower, Ex-Im Bank will pay the holder of the guaranteed loans the outstanding principal and interest on the loan. The Bank did not purchase any additional guaranteed loans during the year ended December 31, 2010.

Margin Lending

Margin lending consists of the Securities Company’s margin lending product. The balance represents loans to eligible customers which are collateralized by their respective security and cash holdings. Margin lending is subject to the margin rules of the Board of Governors of the Federal Reserve System (“Federal Reserve”), the margin requirements of FINRA, and the Securities Company’s internal policies.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

7. Loans (continued)

Other Loans and Advances

During the years ended December 31, 2010 and 2009, the Bank advanced $686.2 million and $602.9 million, respectively, to a third party in order to securitize Community Reinvestment Act (“CRA”) qualified mortgage loans into investment securities. Once securitized, the Bank receives mortgage-backed securities with an equivalent notional amount in exchange. The mortgage-backed securities are backed by government or quasi-government agencies. The Bank had $27.7 million and $192.8 million of advances outstanding at December 31, 2010 and 2009, respectively, for which it had not yet received the equivalent of investment securities or cash.

The recorded investment in these securities at the time of the securitization is based on the amounts advanced to the third party. Subsequent to the date of the securitization, the securities are carried at their estimated fair value. The assets are classified as available-for-sale securities and are included in the disclosures in Note 4.

During 2010, the Bank received $658.2 million of investment securities and $250,000 in cash to satisfy advances made during 2010. The fair value of these investment securities totaled $629.8 million as of December 31, 2010.

During 2010, the Bank received $192.5 million of investment securities and $301,000 in cash to satisfy the advances outstanding as of December 31, 2009. The fair value of these investment securities totaled $175.2 million as of December 31, 2010.

8. Allowance for Loan Losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is the Bank’s best estimate of known and inherent losses in the loan portfolio. Management considers various factors when estimating the allowance for loan losses, including historical charge-off experience, adjusted for any known trends in the portfolio, consideration of peer experience if the Bank’s experience is limited, current economic conditions, and other relevant factors that might impact the ability of borrowers to repay. The loan loss reserve methodology, specific to residential mortgages, considers at a more granular level, origination channel, estimated current loan-to-value and potential outcomes, which include natural cures, loan modifications, short sales, or foreclosures.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

8. Allowance for Loan Losses (continued)

The following table summarizes the activity in the allowance for loan losses for the years ended December 31, 2010, 2009, and 2008:

	Year Ended December 31

	2010	2009	2008

Beginning balance	$805,022	$357,160	$57,287
Provision for loan losses	497,310	710,306	358,453
Charge-offs	(842,297)	(245,263)	(65,284)
Recoveries	8,700	1,728	222

Net charge-offs	(833,597)	(243,535)	(65,062)
TDR interest accretion and other	(29,725)	(18,909)	6,482

Ending balance(1)	$439,010	$805,022	$357,160

(1)

Included in the allowance for loan losses at December 31, 2010 and 2009 is $59.9 million and $49.6 million, respectively, related to TDR loans, which represents the present value of the forgone interest due to the loan modifications. There was no portion of the allowance for loan losses during 2008 which was related to TDRs.

Charge-offs for the year ended December 31, 2010, which were $842.3 million, include $434.7 million as a result of the Bank’s change in its estimated timing of charge-off of delinquent loans from the time of foreclosure to 180 days delinquent. See Note 7 for further details on the change in the estimated timing of charge-off of delinquent loans.

As of December 31, 2010 and 2009 respectively, the Bank has submitted $4.5 million and $3.0 million of pending mortgage insurance claims to the insurance carrier for approval. From these claims, the Bank has received $2.2 million, after the deductibles were met, as of December 31, 2010. The Bank received no claims for the year ended December 31, 2009. Upon actual receipt of the funds related to the insurance claims, they are recognized in earnings as recoveries, in accordance with treatment of accounting for a gain contingency, per ASC 450-30, Contingencies – Gain Contingencies.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

9. Securities Purchased Under Agreements to Resell

The table below summarizes the Bank’s securities purchased under agreements to resell as of December 31, 2010 and 2009 respectively:

	At or for the Year Ended December 31

	2010	2009

Securities purchased under agreements to resell
Balance outstanding at year-end	$–	$500,007
Weighted-average rate at year-end	– %	0.23%
Maximum month end amount outstanding during the year	$500,007	$999,951
Average amount outstanding during the year	78,412	948,992
Weighted-average rate during the year	0.22%	0.75%

Interest income on securities purchased under agreements to resell for the years ended December 31, 2010, 2009 and 2008 was $175,000, $7.2 million and $10.1 million, respectively.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

9. Securities Purchased Under Agreements to Resell (continued)

The Bank had no reverse repurchase agreements as of December 31, 2010 and two reverse repurchase agreements with an aggregate receivable balance of $500.0 million as of December 31, 2009. These transactions were collateralized by marketable securities that the Bank was permitted to sell or repledge. The Bank did not repledge any of this collateral as of December 31, 2009. The market value of the collateral was $602.2 million as of December 31, 2009. The par value of such collateral was $998.4 million as of December 31, 2009. Collateral exposure was measured at the counterparty level and offset by collateral sent for repurchase agreements.

Of the two outstanding reverse repurchase agreements at December 31, 2009, one was with ING Direct N.V. S.E. and one was with Credit Suisse First Boston, LLC. The outstanding reverse repurchase agreement with ING Direct N.V. S.E. had a total receivable balance of $300.0 million, was originated on February 27, 2009 and matured on February 26, 2010. The Credit Suisse First Boston, LLC reverse repurchase agreement had a total receivable balance of $200.0 million, was originated on February 27, 2007 and matured on March 1, 2010.

10. Premises and Equipment

The table below summarizes the premises and equipment as of December 31, 2010 and 2009:

	December 31

	2010	2009

Leasehold and building improvements	$65,665	$67,689
Computer software	95,582	77,391
Computer equipment	51,223	46,109
Furniture, fixtures, and equipment	16,489	16,397

Total premises and equipment	228,959	207,586
Less accumulated depreciation and amortization	(144,284)	(118,302)

Total premises and equipment, net	$84,675	$89,284

Depreciation and amortization expense on premises and equipment amounted to $30.9 million, $27.5 million, and $23.1 million for the years ended December 31, 2010, 2009, and 2008, respectively.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

10. Premises and Equipment (continued)

Lease Commitments

Future minimum rental payments required under operating leases with non-cancelable lease terms that expire after December 31, 2010 were as follows:

Amount

Year Ended December 31,
2011	$17,109
2012	17,595
2013	16,976
2014	16,815
2015	17,094
2016 and thereafter	42,478

Total minimum lease payments	$128,067

Certain of the leases contain escalation clauses and renewal options. Rental expenses under operating leases were $15.2 million, $16.9 million, and $13.6 million for the years ended December 31, 2010, 2009 and 2008, respectively, and were recognized on a straight-line basis and included in occupancy costs over the term of the lease.

11. Bank-Owned Life Insurance

The Bank owns two tranches of life insurance on certain management level employees of the Bank. The Bank is the beneficiary of these life insurance policies for which the entire premium is maintained in a separate account by the insurance carrier. In conjunction with the bank-owned life insurance, the Bank will pay a $50,000 benefit if an insured employee dies while actively employed or retired from the Bank.

For the years ended December 31, 2010, 2009 and 2008, the Bank recorded income related to the increase in net cash surrender value of bank-owned life insurance of $39.3 million, $37.2 million and $37.6 million, respectively.

As of December 31, 2010 and 2009 respectively, the Bank owned $1.1 billion and $1.0 billion, respectively, in cash surrender value associated with the bank-owned life insurance.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

11. Bank-Owned Life Insurance (continued)

As of December 31, 2010 and 2009, the Bank recorded a liability of $1.3 million for death benefits to covered employees that extend into postretirement periods which is included within other liabilities.

12. Other Assets

The other assets balance as of December 31, 2010 and 2009 includes the following:

	December 31

	2010	2009

Other real estate owned	$270,263	$96,572
Cash surrender value on key life insurance plans	19,802	17,190
Mortgage-backed security principal receivable	16,327	16,319
Federal income tax receivable	–	552,458
Other assets	22,248	24,326

Total other assets	$328,640	$706,865

The Bank had $270.3 million, or 978 properties, and $96.6 million, or 355 properties, in other real estate owned at December 31, 2010 and 2009, respectively. During the year ended December 31, 2010, $448.4 million, or 1,656 properties, were acquired through foreclosure and $246.8 million, or 1,033 properties were sold, compared with $208.2 million, or 831 properties acquired and $165.8 million, or 734 sold during 2009. In addition, the Bank had $27.9 million and $15.3 million of write-downs on properties held during the years ended December 31, 2010 and 2009, respectively. The Bank recorded $33.0 million, $22.0 million, and $12.5 million in other real estate owned expense, net, which includes any gain or loss on disposition, write-downs of properties, as well as operating expenses, during the year ended December 31, 2010, 2009, and 2008, respectively.

The Bank owned $19.8 million and $17.2 million in variable universal life insurance policies as of December 31, 2010 and 2009, respectively. These policies insure key members of management, and the Bank is the owner and beneficiary of these insurance contracts. The assets are recorded at cash surrender value, less the current contingent deferred cash surrender charge with changes reflected in current period earnings.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

12. Other Assets (continued)

The mortgage-backed security principal receivable at December 31, 2010 and 2009 relates to principal paydowns on mortgage-backed securities, which are collected within 45 days of period-end. The Bank had $16.3 million of mortgage-backed security principal receivable at December 31, 2010 and 2009.

The Bank recorded a federal income tax receivable of $552.5 million at December 31, 2009 which the Bank received on February 23, 2010. The receivable at December 31, 2009 was a result of the Bank’s ability to recover a portion of taxes paid for tax years 2004 through 2008 because it incurred a net operating loss in 2009. The Internal Revenue Service (the “IRS”) is currently auditing the Bank’s 2009 federal income tax return, with the primary focus on the loss as a result of the sale of certain securities in conjunction with the Facility transaction, as discussed in Note 6. See Note 18 for further discussion on the Bank’s taxes.

13. Goodwill and Intangibles

Goodwill

The Bank recorded goodwill as a result of the purchase of the Securities Company in 2007. Goodwill at December 31, 2010 and 2009 was $119.7 million. The Bank believes that goodwill was not impaired at December 31, 2010 and 2009.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

13. Goodwill and Intangibles (continued)

Identifiable Intangible Assets

The gross carrying values and accumulated amortization related to identifiable intangible assets at December 31, 2010 and 2009 are presented below:

	December 31

	2010			2009

	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net

Identifiable intangible assets:
Customer and partner relationships	$76,500	$(16,784)	$59,716	$76,500	$(11,412)	$65,088
Developed technology	15,700	(9,813)	5,887	15,700	(6,673)	9,027
Core deposit related to NetBank, fsb	13,849	(13,849)	–	13,849	(9,389)	4,460
Trade name and trademark	10,600	(3,312)	7,288	10,600	(2,252)	8,348
License	1,500	(455)	1,045	1,500	(310)	1,190
Covenants	100	(100)	–	100	(100)	–

Total identifiable intangible assets	$118,249	$(44,313)	$73,936	$118,249	$(30,136)	$88,113

The weighted-average life for total amortizing identifiable intangible assets is 10.0 years as of December 31, 2010. The Bank believes that intangible assets were not impaired at December 31, 2010 and 2009.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

13. Goodwill and Intangibles (continued)

The following provides information on the Bank’s amortization expense for intangible assets for the years ended December 31, 2010, 2009 and 2008 as well as the projected expense:

Amount

Actual for the Year Ended December 31:
2008	$14,345
2009	13,334
2010	14,177

Expected for the Year Ended December 31:
2011	$9,707
2012	9,315
2013	6,567
2014	6,567
2015	6,567
2016 and thereafter	35,213

Total future amortization expense	$73,936

14. Deposits

The Bank’s savings deposits include money market demand accounts and individual retirement accounts. The table below provides details on the Bank’s interest-bearing deposit liabilities, by product, as of December 31, 2010 and 2009.

	December 31

	2010		2009

	Amount	Percent of Total	Amount	Percent of Total

Checking	$13,996,550	18.0%	$11,989,350	16.0%
Savings	56,047,928	72.1	51,136,803	68.1
Time – $250 and greater	294,371	0.4	465,675	0.6
Time – $100 to $249	1,443,738	1.9	2,368,615	3.2
Time – less than $100	5,874,214	7.6	9,115,204	12.1

Total deposits	$77,656,801	100.0%	$75,075,647	100.0%

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

14. Deposits (continued)

A summary of the interest expense on deposits for the years ended December 31, 2010, 2009, and 2008 are provided as follows:

	Year Ended December 31

	2010	2009	2008

Checking	$153,236	$192,824	$358,651
Savings	607,253	769,927	1,326,020
Time deposits	198,198	417,817	490,993

Total interest expense	$958,687	$1,380,568	$2,175,664

The Emergency Economic Stabilization Act of 2008 (“EESA”) temporarily raised the limit on federal deposit insurance coverage from $100,000 to $250,000 per depositor, which was permanently raised to $250,000 per depositor as a result of the Reform Act signed into law on July 21, 2010. As of December 31, 2010 and 2009, the Bank had 17,159 and 13,482 of partially uninsured customers, respectively, with an aggregate balance of $2.2 billion and $1.8 billion, respectively, in excess of $250,000 per customer.

The table below summarizes the Bank’s average deposit liability and weighted-average rate by product for the years ended December 31, 2010, 2009, and 2008.

	Year Ended December 31

	2010		2009		2008

	Average Amount Outstanding	Weighted- Average Interest Rate	Average Amount Outstanding	Weighted- Average Interest Rate	Average Amount Outstanding	Weighted- Average Interest Rate

Checking	$12,847,026	1.19%	$11,588,940	1.66%	$10,795,321	3.32%
Time deposits	10,377,290	1.91	12,789,581	3.27	11,843,395	4.15
Savings	54,079,833	1.12	50,292,891	1.53	44,279,037	2.99

Total deposits	$77,304,149	1.24%	$74,671,412	1.85%	$66,917,753	3.25%

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

14. Deposits (continued)

Directors and executive officers of the Bank have deposits held by the Bank which were made on the same terms, including interest rates, as those prevailing at the time for other non-related party transactions. The outstanding amounts are included in deposits in the Bank’s Consolidated Statements of Financial Condition and were not material to the Bank’s financial results.

Time deposits as of December 31, 2010, by date of maturity, are as follows:

Amount

Year Ended December 31:
2011	$6,959,667
2012	362,412
2013	214,813
2014	48,135
2015	27,101
2016 and thereafter	195

Total future maturities	$7,612,323

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

15. Borrowings

The table below summarizes the Bank’s borrowings for the years ended December 31, 2010, 2009, and 2008.

	At or for the Year Ended December 31

	2010	2009	2008

Federal funds purchased
Balance outstanding at year-end	$–	$–	$–
Weighted-average rate at year-end	–%	–%	–%
Maximum month-end amount outstanding during the year	$–	$5,000	$15,000
Average amount outstanding during the year	–	386	12,545
Weighted-average rate during the year	–%	0.24%	2.17%

Repurchase agreements
Balance outstanding at year-end	$1,000,000	$4,550,247	$4,950,742
Weighted-average rate at year-end	4.71%	4.76%	4.82%
Maximum month-end amount outstanding during the year	$4,550,247	$4,900,742	$4,950,866
Average amount outstanding during the year	2,523,927	4,821,513	4,819,594
Weighted-average rate during the year	4.70%	4.82%	4.74%

FHLB advances
Balance outstanding at year-end	$63,000	$2,563,000	$2,583,000
Weighted-average rate at year-end	3.20%	4.24%	4.25%
Maximum month-end amount outstanding during the year	$2,563,000	$2,568,000	$7,306,000
Average amount outstanding during the year	1,182,178	2,582,507	4,158,132
Weighted-average rate during the year	4.41%	4.25%	4.09%

Borrowings from Corporation
Balance outstanding at year-end	$–	$–	$–
Weighted-average rate at year-end	–%	–%	–%
Maximum month-end amount outstanding during the year	$–	$–	$17,500
Average amount outstanding during the year	–	–	7,589
Weighted-average rate during the year	–%	–%	1.98%

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

15. Borrowings (continued)

Interest expense on the Bank’s borrowings for the years ended December 31, 2010, 2009, and 2008 is as follows:

	Year Ended December 31

	2010	2009	2008

Federal funds purchased	$–	$1	$275
Repurchase agreements	120,319	235,612	231,229
FHLB advances	52,844	111,355	172,462
Other	–	190	178

Total interest expense on borrowings	$173,163	$347,158	$404,144

Federal Home Loan Bank Advances

During 2010, the Bank had borrowings from FHLB Pittsburgh. All borrowings from FHLB Pittsburgh are secured by a blanket lien against FHLB defined qualified collateral, which includes the majority of the Bank’s mortgage loans and securities portfolio. The outstanding advances from the FHLB Pittsburgh as of December 31, 2010 are due as follows:

	Amount	Interest Rate

For the Year Ended December 31:
2011	$63,000	3.20%

Total	$63,000

During 2009 and 2008, the Bank had borrowings from FHLB Des Moines and FHLB Pittsburgh.

FHLB Pittsburgh would require the Bank to deliver securities if it were to exceed 50% of its maximum borrowing capacity. The Bank maintained stock in the Pittsburgh member bank of the FHLB system of $454.7 million and $478.6 million at December 31, 2010 and 2009.

At December 31, 2010, the Bank had a maximum borrowing capacity with FHLB Pittsburgh of $13.6 billion. Additionally, the Bank has an open ended monthly repurchase agreement with the FHLB Pittsburgh for $150.0 million which it did not utilize during the years ended December 31, 2010 or 2009.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

15. Borrowings (continued)

Repurchase Agreements

Repurchase agreements have fixed rates ranging from 4.71% to 4.72% at December 31, 2010 and are due as follows:

	Amount	Range of Interest Rates

For the Year Ended December 31:
2012	$1,000,000	4.71 to 4.72%

Total	$1,000,000

As of December 31, 2010, borrowings from repurchase agreements were collateralized by marketable securities with a current par value of $1.1 billion and a fair market value of $1.2 billion. Collateral exposure is measured at the counterparty level.

As of December 31, 2009, borrowings from repurchase agreements were collateralized by marketable securities with a current par value of $4.9 billion and a fair market value of $5.0 billion. Collateral exposure was measured at the counterparty level and offset by collateral received for reverse repurchase agreements.

Under the contract terms of FHLB advances and repurchase agreements, the Bank has the option to terminate FHLB advances or repurchase agreements with various counterparties if the Bank and the counterparty come to mutually agreeable terms. For the year ended December 31, 2010, the Bank terminated five repurchase agreements and three FHLB advances at fair value. Payment for the early termination of the repurchase agreements was $1.5 billion, resulting in a loss of $47.4 million. Payment for the early termination of the FHLB advances were $1.5 billion, resulting in a loss of $24.4 million. For the year ended December 31, 2009, there were no early terminations.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

16. Other Liabilities

The other liabilities balance as of December 31, 2010 and 2009 includes the following:

	December 31

	2010	2009

Accrued compensation	$40,564	$22,897
Intercompany payable	31,262	41,231
Compensation plan liability	24,413	20,706
Servicer principal and interest advances	9,961	38,480
Other liabilities	74,796	58,348

Total other liabilities	$180,996	$181,662

The intercompany payable is primarily due to an intercompany tax sharing agreement with the Corporation, as discussed further in Note 19.

Accrued compensation consists primarily of the Bank’s incentive compensation program. The compensation plan liability includes amounts owed related to the Bank’s deferred compensation plan and long-term incentive compensation plan. The Bank’s compensation plan liability is unfunded as this is not a requirement for the Bank’s specific deferred and long-term incentive compensation plans. While not funded, the Bank’s cash surrender value on key life insurance plans with values of $19.8 million and $17.2 million at December 31, 2010 and 2009, respectively, as disclosed in Note 12 is maintained to offset the majority of the compensation plan liability.

Servicer principal and interest advances are associated with loans purchased and serviced by a third party, in accordance with a servicing contract. These advances represent payments remitted to the Bank, which have not yet been collected by the third party from the borrower. Other liabilities include deferred rent, accruals and other miscellaneous payables.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

17. Income Taxes

The table below summarizes income tax expense (benefit) for the years ended December 31, 2010, 2009 and 2008:

	Year Ended December 31

	2010	2009	2008

Federal:
Current	$450	$(561,767)	$279,228
Deferred	120,216	273,519	(892,649)

Total federal	120,666	(288,248)	(613,421)

State:
Current	15,765	469	16,272
Deferred	(35,105)	7,009	(43,460)

Total state	(19,340)	7,478	(27,188)

Total income tax expense (benefit)	$101,326	$(280,770)	$(640,609)

The table below reconciles the expected tax expense (benefit) at the statutory rate of 35% and actual tax expense (benefit) for the years ended December 31, 2010, 2009 and 2008:

	Year Ended December 31

	2010		2009		2008

	Amount	%	Amount	%	Amount	%

Income (loss) before income taxes	$365,304		$(777,063)		$(1,752,009)
Tax expense (benefit) computed at statutory rate	127,857	35.0%	(271,972)	35.0%	(613,203)	35.0%
(Decrease) increase in expense/benefit resulting from:
State taxes, net of federal benefit	(12,571)	(3.4)	4,861	(0.6)	(17,672)	1.0
Income from bank-owned life insurance	(13,753)	(3.8)	(13,004)	1.7	(13,176)	0.8
Other	(207)	(0.1)	(655)	0.0	3,442	(0.2)

Total income tax expense (benefit)	$101,326	27.7%	$(280,770)	36.1%	$(640,609)	36.6%

State income taxes include both current and deferred expense. In 2010, the Bank’s overall effective state tax rate increased which resulted in the recognition of an additional state deferred tax asset and corresponding deferred state tax benefit.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

17. Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant deferred tax assets and liabilities of the Bank at December 31, 2010 and 2009 are as follows:

	December 31

	2010	2009

Deferred tax assets:
Accrued liabilities and other	$38,130	$26,510
Net operating loss and tax credit carryforwards	323,128	379,499
Book bad debt reserves – loans	161,117	289,808
Impairment on available-for-sale investment securities	355,972	327,240
Unrealized loss on available-for-sale investment securities	172,207	611,609

Total gross deferred tax assets	1,050,554	1,634,666

Deferred tax liabilities:
Depreciation	8,368	4,432
Identifiable intangible assets	25,512	28,862
Premium on note receivable	318,180	389,477
Deferred loan costs	5,894	5,292

Total gross deferred tax liabilities	357,954	428,063

Less valuation allowance	13,760	16,823

Net deferred tax assets	$678,840	$1,189,780

Included in the table above is the effect of certain temporary differences for which no deferred tax expense or benefit was recognized through the income statement, instead, the associated tax effect was recognized through equity. Such items consisted primarily of unrealized gains and losses on certain investments in debt securities accounted for under ASC 320 and ASC 310-40, as well as net deferred tax liabilities on intangible assets of $18.7 million that were recorded in 2007 related to the acquisition of the Securities Company.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

17. Income Taxes (continued)

The realizability of deferred tax assets is dependent upon various factors, including the generation of future taxable income, the existence of taxes paid that are expected to be refunded, the reversal of deferred tax liabilities and tax planning strategies including those with the Global Parent Company. Based on the Bank’s history of prior earnings and its expectations of the future, it is anticipated that operating income and the reversal pattern of its temporary differences will, more likely than not, be sufficient to realize a net deferred tax asset of $678.8 million at December 31, 2010.

At December 31, 2010, $9.6 million in gross deferred tax assets of the Bank were related to net operating losses and tax credits attributable to the Securities Company. The Bank has assessed a valuation allowance of $3.7 million on a portion of these deferred tax assets due to limitations imposed by the Internal Revenue Code (the “Code”). This valuation allowance was recorded during the purchase accounting adjustments related to the acquisition of the Securities Company.

The Bank had federal net operating loss carryforwards (“NOLs”) of $779.2 million at December 31, 2010. State NOLs are approximately $1.6 billion higher than the Federal NOLs and expire over the next 19 years. December 31, 2010 and 2009 includes $10.1 million valuation allowance due to the uncertainty as to the ultimate realization of state tax benefits associated with these state NOLs. The expiration dates and amounts of such Federal NOL carryforwards as of December 31, 2010 are listed below:

Amount
Expiration During the Year Ended December 31:
2019	$22,780
2020	2,159
2021	176
2023	1
2024	12
2025	15
2026	5
2029	754,015

Total Federal NOL	$779,163

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

17. Income Taxes (continued)

The Bank’s ability to use its federal NOLs to offset future income is subject to restrictions enacted in Section 382 of the Code. These restrictions limit a company’s future use of NOLs if there is a significant ownership change in a company’s stock (an “Ownership Change”).

On November 6, 2009, new federal tax legislation was enacted that, among other things, permitted the Bank to carry back its 2009 net operating loss for five years instead of two years established under prior law. The Bank recorded a current federal tax receivable of $552.5 million at December 31, 2009, which was received on February 23, 2010, related to the refund resulting from this legislation. See Note 18 for further discussion on the recognition of income taxes.

18. Income Taxes – Recognition

ASC 740-10-25 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information.

A tax position that meets the more likely than not recognition threshold is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more likely than not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. ASC 740-10-45 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties.

ASC 740-10-25 became effective for the Bank on January 1, 2007 and resulted in no impact to the Bank. As of December 31, 2010, there is $10.0 million of unrecognized tax benefits, all of which would affect the Bank’s effective tax rate if recognized. The total amount of accrued interest and penalties included in such unrecognized tax benefits were $2.0 million and $1.2 million, respectively. The unrecognized tax benefits are not expected to materially increase or decrease in 2011.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

18. Income Taxes – Recognition (continued)

The following table reconciles the total amount of unrecognized tax benefits during the year ended December 31, 2010:

Amount

Balance at December 31, 2009	$3,424
Additions as a result of tax positions taken during prior years	7,041
Additions as a result of tax positions taken during current years	–
Reductions relating to settlements with taxing authorities	(492)

Balance at December 31, 2010	$9,973

The Bank’s policy is to record interest and penalties on potential income tax deficiencies as an addition to its provision for income tax expense. As of December 31, 2010, tax years ending December 31, 2007 through 2010 tax returns are subject to examination by the Internal Revenue Service (the “IRS”) and, other than those mentioned further, tax years ending December 31, 2007 through 2010 are subject to examination by state examination. New York recently completed its state audit of the Bank’s 2005 and 2006 tax returns without adjustment. In July 2010, California notified the Bank that its 2007 and 2008 tax returns will be examined.

The IRS is currently auditing the Bank’s 2009 federal income tax return. The primary focus of the audit is the loss on the sale of certain securities to the Dutch Co. As discussed in Note 17, the Bank received a federal tax refund of $552.5 million as a result of carrying back this tax loss five years. While the Bank strongly believes in the merits of its technical arguments and believes the tax return positions taken should ultimately be sustained, subsequent to year-end the Bank proposed a non-binding settlement offer to the IRS whereby the tax loss will be respected but a portion of the loss realized on the sale of the securities to Dutch Co. will be carried forward rather than carried back. The IRS examination team has not indicated whether it will accept the proposal. Further, any settlement also would be subject to approvals by the IRS Appeals Division and the Joint Committee on Taxation. If the IRS accepts the proposed settlement, a current tax payable of approximately $200 million would accrue along with an offsetting deferred tax asset (DTA) of approximately the same amount. The Bank further believes the proposed settlement should result in no income statement impact other than an interest charge of approximately $10.0 million. Should the IRS decide not to settle and subsequently pursue denial of the net

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

18. Income Taxes – Recognition (continued)

operating loss carryback claim, the Bank would continue to defend the positions taken. In light of the current uncertainty of the outcome of the IRS audit, the transaction continues to be reported in the financial statements in accordance with its original filing position, and no reserve pursuant to ASC-740-10-25 is deemed necessary.

19. Related-Party Transactions

Management believes that all transactions entered into with related parties are consummated at substantially the same terms, including interest rates and collateral, if applicable, as those prevailing at the time for other non-related parties. All payables and receivables related to the below-mentioned activity were settled under terms customary to those normally extended to non-related parties.

The Bank incurred management fee expenses from the Global Parent Company of $10.7 million, $10.4 million and $6.2 million for the years ended December 31, 2010, 2009, and 2008, respectively. Included in the management fee expense were costs associated with the Global Parent Company’s sponsorship of Renault’s Formula 1 team of $670,000 and $882,000 for the years ended December 31, 2009 and 2008, respectively. The Bank did not incur any expenses related to the sponsorship of Renault’s Formula 1 team during 2010.

During 2010, 2009, and 2008, the Bank made payments to several affiliates for various services rendered. The Bank expensed $3.1 million, and $4.1 million in commissions to agents in the ING Financial Advisors Network for the years ended December 31, 2009 and 2008, respectively, for Bank products originated through their marketing efforts. The Bank discontinued using ING Financial Advisors Network during 2010 and did not pay these commissions for the year ended December 31, 2010. The Bank also incurred miscellaneous expenses for professional and other services of $219,000, $1.2 million and $1.1 million to other affiliates owned by the Global Parent Company for the years ended December 31, 2010, 2009, and 2008, respectively. During 2009 and 2008, the Bank contributed $1.0 million to an affiliate of the Global Parent Company as a sponsorship donation for the ING New York City Marathon. The Bank did not sponsor the New York City Marathon during 2010. The Bank made cash contributions to ING DIRECT Kids Foundation totaling $750,000 and $313,000 during the years ended December 31, 2010 and 2008, respectively; the Bank did not contribute during the year ended December 31, 2009.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

19. Related-Party Transactions (continued)

The Bank had a reverse repurchase agreement outstanding with ING Direct N.V. S.E., an affiliate, of $300.0 million at December 31, 2009. The reverse repurchase agreement, which had a variable rate based upon the three-month LIBOR, had a rate of 0.38% at December 31, 2009. The agreement matured and was paid off on February 26, 2010. The Bank did not have any reverse repurchase agreements outstanding with affiliates at December 31, 2010.

During 2009, the Bank purchased $490.2 million of guaranteed loans from ING Capital, LLC, which is an indirect subsidiary of the Global Parent Company. The guaranteed loans have maturities ranging from six to nine years, and carry interest rates equal to LIBOR plus a spread ranging from 0 to 15 basis points. See Note 7 for more details.

The Bank leases two properties from a related party, WS Realty, LLC, a wholly owned subsidiary of the Corporation. The Bank incurred rental expense paid to WS Realty, LLC of $3.8 million during each of the years ended December 31, 2010, 2009, and 2008.

During the year ended December 31, 2009 and 2008, the Bank had capital infusions from the Corporation in the amounts of $200.0 million and $3.2 billion, respectively. The Corporation did not make capital contributions to the Bank during 2010.

The Corporation, which includes the Bank and its subsidiaries, files a consolidated federal income tax return. The amount of income tax expense or benefit is computed and allocated on a separate return basis. The Bank had an intercompany payable to the Corporation of $30.2 million and $40.3 million at December 31, 2010 and 2009, respectively which is included in other liabilities in Note 16. See Note 17 for more details.

20. Employee Benefit Plans

The Bank maintains a defined contribution savings plan covering substantially all employees. The plan allows eligible employees to make contributions by salary deduction pursuant to the provisions of Section 401(k) of the Internal Revenue Code. Discretionary matching contributions by the Bank expensed in the consolidated financial statements were $7.5 million, $7.2 million, and $7.3 million for the years ended December 31, 2010, 2009, and 2008, respectively.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

20. Employee Benefit Plans (continued)

During the third quarter of 2010, the Bank implemented a Pension Plan for the benefit of all employees. The new plan, which is a Money Purchase Plan, supplements the Bank’s current 401(k) Plan, as the contributions are 100% employer made. This qualified plan will provide a uniform 5% contribution on applicable compensation, and investment of the funds will be directed by the Bank. The plan has a six year graded vesting schedule with credit towards vesting provided for past service. Contributions expensed in the consolidated financial statements were $3.6 million for the year ended December 31, 2010.

In addition to the above plans, the Bank offers a non-qualified deferred compensation plan and a non-qualified long-term incentive compensation plan. Like the 401(k) plan, both of these plans provide participants with self-direction among the deemed investment options for their account balances.

The deferred compensation plan is offered to members of senior management. Qualified employees can elect to defer a portion of their compensation into the plan and receive a Bank match up to 6% of compensation. Changes in the notional value of the deferred compensation plan liability and matching credits are reflected in current period earnings. The outstanding liabilities to participating employees were $13.7 million and $12.0 million as of December 31, 2010 and 2009, respectively and included within other liabilities in Note 16.

The long-term incentive compensation plan is offered to members of executive management. Upon successfully achieving Bank operation performance goals, annual incentive awards may be contributed by the Bank to accounts of eligible employees. Changes in the notional value of the long-term incentive compensation plan liability and the annual awards granted to participants are reflected in current period earnings. The outstanding liabilities to participating employees were $10.7 million and $8.7 million as of December 31, 2010 and 2009, respectively and included within other liabilities in Note 16. All awards granted are fully vested as of December 31, 2010.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

21. Commitments and Contingencies

Financial Instruments with Off-Balance Sheet Risk

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business. These financial instruments include commitments to extend credit to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments and, therefore, its exposure to credit loss in the event of non-performance by the other party to the financial instrument.

Financial instruments whose contract amounts represent credit risk at December 31, 2010 and 2009 are as follows:

	December 31

	2010	2009

Residential mortgage	$2,758,825	$2,678,182
Home equity	598,736	665,478
Other loans	476,857	256,761

Total commitments to extend credit	$3,834,418	$3,600,421

Commitments to extend credit are agreements to lend to a customer as long as there is no significant violation of any conditions established in the contract. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral, if any, received on loan commitments is dependent upon the individual transaction and the creditworthiness of the customer. Many commitments to extend credit expire without ever having been drawn upon, so the total commitment amounts may not necessarily represent future cash requirements. The commitments at December 31, 2010 and 2009 were principally related to variable rate loans.

Included in other are commercial letters of credit and overdraft lines of credit. Letters of credit are conditional commitments issued by the Bank generally to guarantee the performance of a customer to a third party in borrowing arrangements. The Bank considers commitments outstanding as of the day the commitment letter is issued.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

21. Commitments and Contingencies (continued)

At December 31, 2010 and 2009, outstanding letters of credit issued by the Bank totaled $133,000 and $163,000, respectively.

Mortgage Commitments

In addition to the commitments to extend credit, the Bank also originates certain loans through a financial intermediary, which, once funded, are included in loans held for sale. As a result of the forward purchase commitment to fund the loan through the financial intermediary, the Bank records a mark-to-market adjustment during the rate-lock period. Simultaneous with the funding of the loan, the Bank also has forward sales commitment with the financial intermediary to acquire these loans from the Bank, which the Bank also records a mark-to-market adjustment. These mark-to-market adjustments are recorded to the Consolidated Statement of Financial Condition and included in other assets or other liabilities, as deemed appropriate, while the amount recorded to the Consolidated Statement of Financial Results will offset and have no impact. At December 31, 2010, the Bank had $207,000 included in other assets and other liabilities for these commitments.

Legal Proceedings

From time to time, the Bank may be a party to lawsuits or legal proceedings arising in the ordinary course of business. While any litigation causes an element of uncertainty, management is of the opinion that the liability, if any, arising from such litigation and claims will not be material to the accompanying consolidated financial statements.

22. Concentration of Credit Risk

At December 31, 2010 and 2009, the Bank had no concentration of loans in any state in excess of 10% of the total loan portfolio, except California, which was 26% and 32%, respectively, and Illinois, which was 10% and 11%, respectively.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

22. Concentration of Credit Risk (continued)

In compliance with disclosure requirements of ASC 275-10, Risks and Uncertainties, the Bank has non-traditional loans in the form of interest-only mortgages. The amounts of such loans were $13.0 billion and $15.1 billion at December 31, 2010 and 2009, respectively. The economic characteristics of these non-traditional loans are considered when management records a provision for loan losses on its mortgage portfolio. The remainder of the Bank’s loan portfolio principally includes variable rate loans, for which interest rates generally reset for the first time within three to seven years after the loans’ closing date and annually thereafter.

The following table summarizes the combined fair value of the Bank’s available-for-sale and held-to-maturity investment securities by credit rating as of December 31, 2010 and 2009:

	December 31

	2010		2009

	Amount Outstanding	Percent of Amount Outstanding	Amount Outstanding	Percent of Amount Outstanding

Credit Rating(1)
AAA	$24,535,148	86.7%	$20,691,578	83.2%
AA	204,586	0.7	368,515	1.5
A	256,453	0.9	423,302	1.7
BBB	309,865	1.1	688,459	2.8
Non-Investment Grade(2)	3,013,105	10.6	2,690,604	10.8

Total	$28,319,157	100.0%	$24,862,458	100.0%

(1)	The credit rating provided represents the lowest available published rating from Standards and Poor’s, Moody’s and Fitch.

(2)	Non-investment grade securities are those rated below BBB-.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

23. Derivative Contracts

The Bank manages market risk within limits governed by its risk management policies as established by the Asset and Liability Management Committee (“ALCO”) and approved by the Board of Directors. During the first quarter of 2010, the Bank began to utilize derivatives on a limited basis to manage risk related to changes in interest rates.

The Bank is exposed to credit risk on its derivative positions, which it manages by establishing and monitoring limits as to the degree of risk that may be undertaken. The amount of credit risk is equal to the extent of the fair value gain in a derivative, as the Bank may be unable to realize that if the counterparty fails to perform. The Bank maintains a policy of requiring that all derivative contracts be governed by the International Swaps and Derivatives Association (“ISDA”) Master Agreement and may also require bilateral collateral agreements.

The Bank reviews its collateral positions on a daily basis and exchanges collateral with the counterparties in accordance with ISDA and other related agreements. The Bank generally holds collateral in the form of cash and highly rated securities issued by the U.S. Treasury, government-sponsored enterprises or Ginnie Mae. Collateral requirements are also based on minimum transfer amounts, which are specific to each Credit Support Annex (a component of the ISDA Master Agreement) and signed with the counterparties.

The table below summarizes the notional amount and fair values of the Bank’s derivative instruments as of December 31, 2010:

	Balance Sheet Location	Notional Amount	Fair Value

Derivatives accounted for as hedges:
Cash flow interest rate contracts	Other assets	$5,000	$ 53
Fair value interest rate contracts	Other liabilities	5,000	(174)

Fair Value Hedges

The Bank uses fair value hedges to hedge the exposure to changes in the fair value of certain financial assets or liabilities, which appreciate or depreciate in value primarily as a result of interest rate fluctuations. When an item is designated as the hedged item in a fair value hedge, the related interest rate appreciation or depreciation is recognized in current earnings. The income or loss generated will generally be offset by the change in fair value of the derivative instrument, which is also recognized in current earnings.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

23. Derivative Contracts (continued)

During the first quarter of 2010, the Bank entered into one interest rate swap agreement, designated as a fair value hedge, to modify the Bank’s exposure to interest rate risk by effectively converting a portion of a U.S. Treasury investment from fixed to variable rate maturing in 2014. The agreement involves the receipt of a floating rate amount in exchange for fixed rate interest payment over the life of the agreement.

The table below summarizes the effect of the Bank’s derivative instruments on the consolidated statement of operations for the year ended December 31, 2010:

Derivative in Fair Value Hedging Relationship

	Year Ended December 31, 2010

	Location of Loss on Derivative	Loss on Derivative	Hedged Items in Fair Value Hedge Relationship	Location of Gain Recognized in Income on Related Hedged Item	Gain Recognized in Income on Related Hedged Item	Net Gain

Interest rate contracts	Service charges and other income	$(174)	UST Note 2.625% 12/31/2014	Service charges and other income	$179	$5

Cash Flow Hedges

The Bank uses cash flow hedges to hedge the exposure to variability in the cash flows of a floating rate note. Changes in fair value of derivatives designated as cash flow hedges are recognized in other comprehensive income, a component of shareholder’s equity.

During the first quarter of 2010, the Bank entered into one interest rate swap agreement, designated as a cash flow hedge, to modify the Bank’s exposure to interest rate risk by effectively converting a portion of a government guaranteed floating rate note to a fixed rate note maturing in 2012. The agreement involves the receipt of fixed rate amounts in exchange for floating rate interest payments over the life of the agreement.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

23. Derivative Contracts (continued)

The table below summarizes the effect of the Bank’s derivative instruments on the consolidated statement of operations for the year ended December 31, 2010:

Cash Flow Hedging Relationship

	Year Ended December 31, 2010

	Gain Recognized in OCI (Effective Portion)	Location of Gain (Loss) Reclassified from OCI into Income	Gain (Loss) Reclassified from OCI into Income	Location of Gain (Loss) Recognized in Income (Ineffectiveness)	Gain (Loss) Recognized Due to Ineffectiveness

Interest rate contracts	$53	N/A	$–	N/A	$–

See Note 25 for further discussion on the Bank’s fair value of derivatives.

24. Stock Option Plans

Select Bank employees may be awarded share-based compensation in the Global Parent Company’s stock as a form of variable, performance-based compensation. The Bank accounts for stock-based compensation issued to employees in accordance with the fair value provisions of ASC 718-10, Compensation – Stock Options. The stock-based compensation plans are managed entirely by the Global Parent Company. In accordance with the fair value provisions of ASC 718, stock-based compensation cost is measured at the grant date, with the expense recognized over the appropriate vesting period using a straight-line method. The fair value of the share-based compensation on the date of grant is calculated by the Global Parent Company using a Monte Carlo simulation-based valuation model which uses the following inputs, as determined by the Global Parent Company: risk free interest rate, expected life, the current stock price, expected volatility and expected dividend yield. The Bank recorded $2.8 million, $2.2 million, and $2.5 million of total stock-based compensation expense during the years ended December 31, 2010, 2009, and 2008, respectively, which is included in salaries and employee benefits expense within the Consolidated Statements of Operations, as well as in paid-in capital from the Global Parent Company.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

24. Stock Option Plans (continued)

There are three share-based payment plans managed by the Global Parent Company. The first plan provides stock options which vest over three years, expire after five or ten years, and require a certain continuous period of service. For the years ended December 31, 2010, 2009, and 2008, the Bank recorded $1.3 million, $1.2 million, and $1.3 million, respectively, in expense related to options granted.

The second plan provides for the issuance of performance shares. The fair value of performance share award granted is amortized over the vesting period of the share award and requires a certain continuous period of service. For the years ended December 31, 2010, 2009, and 2008, the Bank recorded $1.2 million, $1.0 million, and $1.0 million, respectively, of expense related to the issuance of performance shares.

The third plan provides for the issuance of deferred share units which are issued unconditionally upon the participant remaining an employee for an uninterrupted period of three years from the date of grant. The fair value of deferred share units granted is amortized over the three-year vesting period from the date of grant. On the date of vesting, eligible employees will be entitled to receive the cash equivalent fair value of the deferred share units. For the year ended December 31, 2010, the Bank recorded $270,000 expense related to the issuance of the deferred share units. The Bank did not incur any expense related to this plan for the years ended December 31, 2009 and 2008.

25. Fair Value of Financial Instruments

The carrying amounts of financial instruments (i.e., monetary assets and liabilities) are determined under different accounting methods. The following disclosure discusses these instruments on a uniform fair value basis. For a portion of the Bank’s financial instruments, no quoted market exists; therefore, estimates of fair value are based on a number of assumptions regarding the amount and timing of estimated future cash flows, which are discounted to reflect varying degrees of risk. Given the uncertainties surrounding these assumptions, the reported fair values may not represent actual values of financial instruments that could have been realized as of December 31, 2010 or that will be realized in the future. Use of different assumptions or methodologies is likely to result in significantly different fair value estimates.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

25. Fair Value of Financial Instruments (continued)

The Bank accounts for fair value measurement in accordance with ASC 820. In accordance with ASC 825-10-50-10, Fair Value of Financial Instruments, the Bank is required to disclose the fair value of financial instruments. A summary of the practices used for determining the Bank’s fair value of its financial instruments is as follows:

Cash and Cash Equivalents, Federal Funds Sold, FHLB Stock, Securities Purchased Under Agreements to Resell, Securities Sold Under Agreements to Repurchase, and Securities Sold Not Yet Purchased – Current carrying amounts approximate fair value.

Investment Securities – Fair value measurement is based upon prices provided by third-party vendors or quoted prices when available. Third-party vendors may utilize matrix pricing or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions, vintage, and other credit loss assumptions when actual market trades are not available.

Notes Receivable – Fair value is based on market assumptions which incorporate expected payments, coupon rates and forward interest rate curves. Once determined, the assumptions are used to calculate the present value of the estimated cash flows of the notes.

Loans – Fair value is based on market based assumptions obtained in the secondary market. The assumptions are used to calculate the present value of the estimated cash flows, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Deposits – The fair value of deposits with no stated maturity, which include checking and savings, are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Deposits with a stated maturity, which includes time deposits, have been valued using the present value of cash flows discounted at rates approximating the current market for similar deposits.

Borrowings – Borrowings have been valued using the present value of cash flows discounted at rates approximating the current market for similar liabilities.

Derivative Financial Instruments – Derivative financial instruments have been valued using the present value of future cash flows discounted at rates approximating the current market for similar contracts.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

25. Fair Value of Financial Instruments (continued)

The fair value and carrying amounts of financial instruments at December 31, 2010 and 2009 are summarized as follows:

	December 31

	2010		2009

	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

Financial assets:
Cash and cash equivalents	$516,390	$516,390	$2,606,477	$2,606,477
Investment securities available-for-sale	27,315,780	27,315,780	23,703,517	23,703,517
Investment securities held-to-maturity	934,574	1,003,377	1,079,088	1,158,941
Investment securities trading	2,027	2,027	2,140	2,140
FHLB stock	454,705	454,705	478,637	478,637
Notes receivable	15,516,521	15,120,340	20,440,284	20,027,220
Loans	40,018,497	39,526,288	37,371,392	36,622,650
Securities purchased under agreements to resell	–	–	500,007	500,007
Derivative financial assets	260	260	–	–

Total financial assets	$84,758,754	$83,939,167	$86,181,542	$85,099,589

Financial liabilities:
Checking	$13,996,550	$13,996,550	$11,989,350	$11,989,350
Savings	56,047,928	56,047,928	51,136,803	51,136,803
Time deposits	7,612,323	7,662,821	11,949,494	12,088,794
Borrowings	1,063,000	1,136,002	7,113,247	7,385,717
Securities sold, not yet purchased	5,267	5,267	2,774	2,774
Derivative financial liabilities	381	381	–	–

Total financial liabilities	$78,725,449	$78,848,949	$82,191,668	$82,603,438

26. Fair Value Measurement

The Bank accounts for fair value measurements in accordance with ASC 820. ASC 820-10 defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date and establishes a framework for measuring fair value. It establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and expands the disclosures about instruments measured at fair value. ASC 820-10 requires consideration of a company’s own creditworthiness when valuing liabilities.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

26. Fair Value Measurement (continued)

Determination of Fair Value

The following is a description of the Bank’s valuation methodology for investment securities. Fair value is based upon quoted market prices when available. When market quotes are not available, the Bank utilizes an internal process to determine fair value based on a range of external vendor prices. The selection of the vendor price most representative of fair value for the Bank’s private label residential mortgage backed securities is driven by an internal process which utilizes regression analysis to determine a hierarchy of the Bank’s external vendors based on correlation with recently observed market activity for similar or the same securities. For security classes other than the private label residential mortgage backed securities, the Bank utilizes a vendor hierarchy to value the respective security. The Bank performs internal validation procedures to assess the reasonableness of fair value by asset class. The price selected from the preferred vendor is subject to an outlier test. The outliers are further researched and may result in a different vendor price selection if it is more representative of fair value.

The methods described above may produce a current fair value calculation that may not be indicative of net realizable value. The Bank believes that the procedures utilized to determine fair value are appropriate and consistent with other market participants. However, the use of different methodologies or different assumptions to value certain financial instruments could result in a varying range of fair value.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

26. Fair Value Measurement (continued)

Fair Value Hierarchy

ASC 820-10 specifies a three-level grouping or hierarchy, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Bank’s internal market assumptions. These two types of inputs have created the following fair value hierarchy:

Level 1 – Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2 – Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuations in which all significant assumptions are observable in the market.

Level 3 – Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include the use of discounted cash flow models, option pricing models and similar techniques.

ASC 820 requires the Bank to disclose the fair value for financial assets on both a recurring and non-recurring basis. The following is a description of the valuation methodologies utilized by the Bank, as well as the general classification of such instruments pursuant to the fair value hierarchy.

Assets

Investment Securities Trading – Investment securities trading include odd lot and fractional shares of readily marketable common stock and exchange-traded funds retained when shares are purchased by the Securities Company on behalf of customers. Currently, all investment securities trading on the Bank’s books are classified as Level 1 securities as they are all traded on an active exchange, such as the New York Stock Exchange.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

26. Fair Value Measurement (continued)

Securities Available-for-sale – Securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices when available. When market quotes are not available, the Bank utilizes an internally developed process to guide the selection of a third-party vendor price. Level 1 securities, which includes U.S. Treasuries, are those securities traded in an active market. Level 2 securities include U.S. government, foreign government, foreign agency, U.S. agency mortgage-backed securities, agency bonds, certain private label mortgage-backed and commercial mortgage-backed securities. Level 3 securities include certain private label residential mortgage-backed securities. Level 3 indicates that significant valuation assumptions are not consistently observable in the market due to market illiquidity for certain asset classes. These inputs reflect management’s judgment about the assumptions that a market participant would use in valuing the asset and are based on the best available information, some of which is internally developed.

Impaired Loans – Impaired loans are recorded at fair value on a non-recurring basis. The fair value of impaired loans, which is calculated as the carrying value of the loan less any applicable specific reserve, is calculated based upon the present value of expected future cash flows, the market price of the loan, or the fair value of the underlying collateral less cost to sell, if the loan is collateral dependent. As such, these type of loans are classified as Level 2.

Derivative Financial Instruments – Derivative financial instruments, which are comprised of interest rate swaps, are recorded at fair value on a recurring basis. Fair value measurement is based upon a present value of future cash flows using interest rate assumptions obtained in the secondary market. These instruments are classified as Level 2.

Other Real Estate Owned Properties – These properties are carried at the lower of carrying value or fair value less costs to sell on a non-recurring basis. Fair value is generally based upon independent market prices or appraised values of the property, which are observable inputs. Accordingly, the Bank classifies other real estate owned properties as Level 2.

Liabilities

Securities Sold, Not Yet Purchased – Securities sold, not yet purchased represent securities that the Bank has sold to other parties but does not own and are fair valued on a recurring basis. The Bank is obligated to purchase these securities at a future date. Fair value measurement for securities sold, not yet purchased is based upon quoted market prices in active markets and, therefore, are classified as Level 1 liabilities. The Bank includes these balances as part of other liabilities.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

26. Fair Value Measurement (continued)

Financial Instruments Recorded at Fair Value on a Recurring Basis

The table below summarizes the Bank’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2010 and 2009:

	Fair Value Hierarchy

	Level 1	Level 2	Level 3	Total

December 31, 2010
Assets:
Money market funds	$48,142	$–	$–	$48,142
Trading securities	2,027	–	–	2,027
Government obligations:
Government guaranteed securities	–	7,021,239	–	7,021,239
US Treasuries	2,013,024	–	–	2,013,024
Mortgage-backed securities:
Agency pass-through securities	–	14,017,811	–	14,017,811
Prime	–	918,942	–	918,942
Alt-A	–	2,185,953	799,560	2,985,513
Commercial	–	262,601	–	262,601
Subprime	–	–	80,038	80,038
Mutual funds	16,612	–	–	16,612
Derivative financial assets	–	260	–	260

Total assets	$2,079,805	$24,406,806	$879,598	$27,366,209

Liabilities:
Securities sold, not yet purchased	$5,267	$–	$–	$5,267
Derivative financial liabilities	–	381	–	381

Total liabilities	$5,267	$381	$–	$5,648

December 31, 2009
Assets:
Money market funds	$37,438	$–	$–	$37,438
Trading securities	2,140	–	–	2,140
Government obligations:
Government guaranteed securities	–	6,959,287	–	6,959,287
US Treasuries	786,930	–	–	786,930
Mortgage-backed securities:
Agency pass-through securities	–	11,083,274	–	11,083,274
Prime	–	1,228,094	–	1,228,094
Alt-A	–	2,605,591	756,581	3,362,172
Commercial	–	211,660	–	211,660
Subprime	–	–	60,924	60,924
Mutual funds	11,176	–	–	11,176

Total assets	$837,684	$22,087,906	$817,505	$23,743,095

Liabilities:
Securities sold, not yet purchased	$2,774	$–	$–	$2,774

Total liabilities	$2,774	$–	$–	$2,774

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

26. Fair Value Measurement (continued)

The table below includes a rollforward of the balance sheet amounts for the years ended December 31, 2010 and 2009 (including changes in fair value) for all financial instruments classified by the Bank within Level 3 of the fair value hierarchy. When a determination is made to classify a financial instrument within Level 3, the decision is based on the significance of the unobservable parameters to the overall fair value measurement. However, Level 3 financial instruments typically include, in addition to the unobservable or Level 3 components, observable components (components that can be validated to external sources); accordingly, the gains and losses in the table below include changes in fair value due in part to unobservable, as well as observable, factors that are part of the valuation methodology.

	Available-for-sale
	Mortgage-backed Securities
	Prime	Alt-A	Subprime	Total

Balance, December 31, 2009	$–	$756,581	$60,924	$817,505
Transfers into Level 3(1)	–	–	–	–
Transfers out of Level 3(1)	–	–	–	–
Total gains or losses (realized/unrealized)
Included in earnings (or changes in net assets)	–	(37,413)	2	(37,411)
Included in other comprehensive income	–	293,541	25,268	318,809
Settlements	–	(213,149)	(6,156)	(219,305)

Balance, December 31, 2010	$–	$799,560	$80,038	$879,598

The amount of total gains or losses for the year included in earnings (or changes in net assets) attributable to the change in unrealized gains or losses on assets held at December 31, 2010	$–	$(37,413)	$2	$(37,411)

Balance, December 31, 2008	$3,034,079	$22,285,648	$88,374	$25,408,101
Transfers into Level 3(1)	–	–	–	–
Transfers out of Level 3(1)	(1,228,094)	(2,551,865)	–	(3,779,959)
Total gains or losses (realized/unrealized):
Included in earnings (or changes in net assets)	(189,454)	(625,993)	(32,376)	(847,823)
Included in other comprehensive income	407,339	9,617,904	15,804	10,041,047
Sales/settlements(2)	(2,023,870)	(27,969,113)	(10,878)	(30,003,861)

Balance, December 31, 2009	$–	$756,581	$60,924	$817,505

The amount of total gains or losses for the year included in earnings (or changes in net assets) attributable to the change in unrealized gains or losses on assets held at December 31, 2009	$–	$(512,789)	$(32,376)	$(545,165)

(1)	The Bank’s policy is to recognize transfers in and transfers out as of period end.

(2)	Level 3 assets decreased due to the sale of 80% of the Bank’s Alt-A residential mortgage-backed securities portfolio to Dutch Co. For more information on the transaction, refer to Note 6.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

26. Fair Value Measurement (continued)

During the fourth quarter of 2009, the Bank transferred $3.8 billion of prime and Alt-A mortgage-backed securities from Level 3 to Level 2 due to improved pricing transparency and heightened secondary market trading activity. No transfers between levels occurred during the year ended December 31, 2010.

The table below summarizes gains and losses, due to changes in fair value, which were recorded in earnings for Level 3 assets during the years ended December 31, 2010 and 2009 as well as changes in unrealized gains and losses, also recorded in earnings, during the years ended December 31, 2010 and 2009 for Level 3 assets which were still held as of December 31, 2010 and 2009.

	Net Impairment Loss Recognized in Earnings	Gain (Loss) on Sale of Investment Securities, Net

Total gains or losses included in earnings (or changes in net assets) for the year ended December 31:
2010	$(37,411)	$–
2009	(814,541)	(33,282)
Change in unrealized gains or losses related to assets still held at December 31:
2010	$(37,411)	$–
2009	(545,165)	–

The amount of Level 3 securities will likely continue to be a function of market conditions. An increase in dislocation and corresponding decrease in new issuance and trading volumes could result in the reclassification of additional securities to Level 3. If market conditions improve and pricing transparency and consistency increase, assets currently classified as Level 3 could be reclassified to a higher level.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

26. Fair Value Measurement (continued)

Assets Recorded at Fair Value on a Nonrecurring Basis

The Bank may be required, from time to time, to measure certain assets at fair value on a non-recurring basis in accordance with GAAP, that is, the instruments are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances (for example, certain assets are carried at the lower of cost or market). The valuation methodologies used to measure these fair value adjustments are described previously in this note. At December 31, 2010 and 2009, these assets were valued in accordance with GAAP and, except for those indicated in the table below which summarizes the Bank’s assets measured at fair value on a non-recurring basis, did not require fair value disclosure under the provisions of ASC 820:

	Fair Value Hierarchy				Total (Losses) Gains
	Level 1	Level 2	Level 3	Total

December 31, 2010
Assets:
Impaired loans	$–	$1,061,303	$–	$1,061,303	$(499)
Other real estate owned	–	73,574	–	73,574	(12,430)

Total assets	$–	$1,134,877	$–	$1,134,877	$(12,929)

December 31, 2009
Assets:
Impaired loans	$–	$1,093,988	$–	$1,093,988	$(391,785)
Other real estate owned	–	15,869	–	15,869	(3,078)

Total assets	$–	$1,109,857	$–	$1,109,857	$(394,863)

27. Regulatory Matters

Under the OTS capital regulations, savings institutions, such as the Bank, must maintain “tangible” capital equal to 1.5% of adjusted total assets, “core” capital equal to 4% of adjusted total assets, “Tier 1” capital equal to 4% of risk-weighted assets, and “total” or “risk-based” capital (a combination of core and supplementary capital) equal to 8% of risk-weighted assets, as defined.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

27. Regulatory Matters (continued)

Failure to meet minimum capital requirements can initiate certain mandatory – and possibly additional discretionary – actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. The Bank’s capital amounts have been computed in accordance with regulatory practice. At December 31, 2010, management believes the Bank was in compliance with all regulatory capital requirements and is a “well-capitalized” institution. Management anticipates that the Bank will continue to be classified as well-capitalized.

The table below summarizes the Bank’s capital position as of December 31, 2010 and 2009:

	Actual		For Capital Adequacy Purposes		To be Well-Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio

December 31, 2010
Total risk-based capital (to risk-weighted assets)	$9,271,168	28.08%	$2,640,957	8.00%	$3,301,197	10.00%
Leverage ratio (tier 1 capital to adjusted total assets)	8,858,263	10.09	3,511,106	4.00	4,388,882	5.00
Tangible capital (to tangible assets)	8,858,263	10.09	1,316,665	1.50	N/A	N/A
Tier 1 risk-based capital (to risk-weighted assets)	8,858,263	26.83	1,320,479	4.00	1,980,718	6.00
December 31, 2009
Total risk-based capital (to risk-weighted assets)	8,703,636	24.43	2,849,859	8.00	3,562,323	10.00
Leverage ratio (tier 1 capital to adjusted total assets)	8,388,724	9.24	3,632,906	4.00	4,541,132	5.00
Tangible capital (to tangible assets)	8,388,724	9.24	1,362,340	1.50	N/A	N/A
Tier 1 risk-based capital (to risk-weighted assets)	8,388,724	23.55	1,424,929	4.00	2,137,394	6.00

The ability of the Bank to pay dividends to the Corporation is controlled by certain regulatory restrictions. Generally, dividends declared in a given year by the Bank are limited to its net profit, as defined by regulatory agencies, for that year, combined with its retained net income for the preceding two years. In addition, the Bank may not declare any dividends if such declaration would leave the bank inadequately capitalized. Therefore, the ability of the Bank to declare dividends will generally depend on its future net income and capital requirements. The Bank did not pay dividends to the Corporation during the years ended December 31, 2010 and 2009, and paid $105.0 million during the year ended December 31, 2008.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

27. Regulatory Matters (continued)

The Bank’s deposits are insured to applicable limits by the FDIC. As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which was signed into law on July 21, 2010, the maximum deposit insurance limit was increased permanently to $250,000. In November, 2009, the FDIC amended the assessment regulations to require all insured depository institutions to prepay their estimated risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011, and 2012 on December 30, 2009. For purposes of estimating the future assessments, each institution’s base assessment rate in effect on September 30, 2009 was used, assuming a 5% annual growth rate in the assessment base and a three basis point increase in the assessment rate in 2011 and 2012. The prepaid assessment will be applied against actual quarterly assessments until exhausted. Any funds remaining after June 30, 2013 will be returned to the institution. If the prepayment would impair an institution’s liquidity or otherwise create significant hardship, it was able to apply for an exemption. Requiring this prepaid assessment does not preclude the FDIC from changing assessment rates or from further revising the risk-based assessment system. The Bank’s prepaid assessment, which was originally paid in December 2009, was $422.2 million and $591.9 million at December 31, 2010 and 2009, respectively, which is included in prepaid assets in the Consolidated Statements of Financial Condition.

The Securities Company

The Securities Company is subject to the SEC Uniform Net Capital Rule (Rule 15c3-1) which requires that the Securities Company maintains minimum net capital equivalent to the greater of $250,000 or 6.67% of aggregate indebtedness, and requires that the ratio of aggregate indebtedness to net capital shall not exceed 15 to 1. At December 31, 2010, the Securities Company had net capital of $94.0 million, as defined, which was $92.8 million in excess of its required minimum net capital of $1.2 million. The Securities Company ratio of aggregate indebtedness to net capital was 0.19 to 1 and 0.39 to 1 at December 31, 2010 and 2009, respectively.

Advances to affiliates, repayment of subordinated borrowings, dividend payments, and other equity withdrawals are subject to certain notification and other provisions of the SEC Uniform Net Capital Rule or other regulatory bodies.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(All dollar amounts presented in tables are in thousands)

27. Regulatory Matters (continued)

Under the clearing arrangement with the clearing broker, the Securities Company is required to maintain certain minimum levels of net capital and to comply with other financial ratio requirements. At December 31, 2010, the Securities Company was in compliance with all such requirements.

28. Subsequent Events

The Bank has evaluated subsequent events through March 16, 2011, which is the date these financial statements are being issued, and there are no matters to report other than those previously disclosed.

ING Bank, fsb and Subsidiaries

Consolidated Statements of Financial Condition (unaudited)

(Dollars in thousands, except par value)

	March 31, 2011	December 31, 2010

Assets
Cash and due from banks	$3,469	$47,818
Interest-bearing deposits in other banks	3,822,705	468,572

Cash and cash equivalents	3,826,174	516,390
Investment securities available-for-sale (amortized cost: March 31, 2011 – $29,047,088, December 31, 2010 – $27,726,403)	28,710,751	27,315,780
Investment securities held-to-maturity (estimated fair value: March 31, 2011 –$897,289, December 31, 2010 – $1,003,377)	842,953	934,574
Investment securities trading, at fair value	2,129	2,027
FHLB stock, at cost	431,970	454,705
Notes receivable	14,177,742	15,516,521
Loans (net of allowance for loan losses: March 31, 2011 – $427,923, December 31, 2010 – $439,010)	40,994,382	40,018,497
Premises and equipment, net	85,108	84,675
Accrued interest receivable	246,805	229,004
Prepaid assets	474,778	443,072
Bank-owned life insurance	1,089,343	1,079,065
Goodwill	119,739	119,739
Identifiable intangible assets, net	71,507	73,936
Deferred taxes, net	832,148	678,840
Other assets	306,701	328,640

Total assets	$92,212,230	$87,795,465

Liabilities and shareholder’s equity
Liabilities:
Deposits	$81,624,665	$77,656,801
Borrowings	750,000	1,063,000
Accrued interest payable	7,051	9,521
Other liabilities	834,034	180,996

Total liabilities	83,215,750	78,910,318

Commitments and contingencies (see Note 19)
Shareholder’s equity:
Common stock, $1 par value; 1,000 shares authorized, issued, and outstanding	1	1
Additional paid-in capital	9,642,420	9,641,536
Accumulated deficit	(414,142)	(473,642)
Accumulated other comprehensive loss, net of tax	(231,799)	(282,748)

Total shareholder’s equity	8,996,480	8,885,147

Total liabilities and shareholder’s equity	$92,212,230	$87,795,465

See accompanying notes to unaudited consolidated financial statements.

ING Bank, fsb and Subsidiaries

Consolidated Statements of Operations (unaudited)

(Dollars in thousands)

	Three Months Ended March 31,

	2011	2010

Interest income:
Mortgage-backed securities	$141,587	$164,322
Loans	423,904	437,581
Notes receivable	13,374	50,264
Other investments	41,443	33,682
Securities purchased under agreements to resell	–	175
Other interest income	1,208	2,602

Total interest income	621,516	688,626

Interest expense:
Deposits	214,347	254,577
Borrowings	11,385	74,669

Total interest expense	225,732	329,246

Net interest income	395,784	359,380
Provision for loan losses	115,545	128,177

Net interest income after provision for loan losses	280,239	231,203

Non-interest income (loss):
Commission and subscription fee income	20,188	18,624
Bank-owned life insurance	10,278	9,513
Gain on sale of investment securities, net	4,739	31,286
Loss on debt terminations	(16,220)	(45,576)
Service charges and other income	7,280	5,951
Impairment on debt securities:
Total other-than-temporary losses	(20,535)	(69,050)
Portion of loss recognized in other comprehensive income	1,815	41,818

Net impairment loss recognized in earnings	(18,720)	(27,232)

Total non-interest income (loss)	7,545	(7,434)

Non-interest expense:
Salaries and employee benefits	60,070	54,419
FDIC expense	45,700	43,687
Marketing	26,254	21,960
Other real estate owned expense, net	9,532	1,750
Professional services	8,259	7,193
Depreciation	7,850	7,829
Occupancy	6,075	6,304
Data communication and processing	4,950	5,391
Amortization of intangible assets	2,429	2,835
Head office management fee	2,895	2,232
Other	12,823	12,184

Total non-interest expense	186,837	165,784

Income before income tax expense	100,947	57,985
Income tax expense	41,447	16,454

Net income	$59,500	$41,531

See accompanying notes to unaudited consolidated financial statements.

ING Bank, fsb and Subsidiaries

Consolidated Statements of Changes in Shareholder’s Equity and Comprehensive Income (unaudited)

(Dollars in thousands)

	Comprehensive Income	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholder’s Equity

Balance, December 31, 2009		$1	$9,638,778	$(737,620)	$(1,041,144)	$7,860,015
Issuance of group stock options		–	606	–	–	606
Comprehensive income:
Net income	$41,531	–	–	41,531	–	41,531
Other comprehensive income:
Unrealized loss on securities:
Change in unrealized loss on securities available-for-sale, net of tax $(129,928)	231,127	–	–	–	231,127	231,127
Less reclassification adjustment for gains on sales included in net income, net of tax $8,878	(22,408)	–	–	–	(22,408)	(22,408)
Employee benefit plan adjustment, net of tax $(13)	24	–	–	–	24	24

Other comprehensive income	208,743

Comprehensive income	$250,274

Balance, March 31, 2010		$1	$9,639,384	$(696,089)	$(832,401)	$8,110,895

Balance, December 31, 2010		$1	$9,641,536	$(473,642)	$(282,748)	$8,885,147
Issuance of group stock options		–	884	–	–	884
Comprehensive income:
Net income	$59,500	–	–	59,500	–	59,500
Other comprehensive income:
Unrealized loss on securities:
Change in unrealized loss on securities available-for-sale, net of tax $(32,270)	53,719	–	–	–	53,719	53,719
Less reclassification adjustment for gain on sales included in net income, net of tax of $1,946	(2,793)	–	–	–	(2,793)	(2,793)
Employee benefit plan adjustment, net of tax $(12)	23	–	–	–	23	23

Other comprehensive income	50,949

Comprehensive income	$110,449

Balance, March 31, 2011		$1	$9,642,420	$(414,142)	$(231,799)	$8,996,480

See accompanying notes to unaudited consolidated financial statements.

ING Bank, fsb and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

(Dollars in thousands)

	Three Months Ended March 31,

	2011	2010

Cash flows from operating activities
Net income	$59,500	$41,531
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,850	7,829
Provision for loan losses	115,545	128,177
Impairment on debt securities	18,720	27,232
Amortization of premiums and deferred costs on investment securities, notes receivable, and loan portfolios, net	60,590	63,609
TDR interest accretion	(9,718)	(6,772)
Gain on sale of investment securities, net	(4,739)	(31,286)
Loss on other real estate owned	8,128	400
Loss on debt terminations	16,220	45,576
Amortization of identifiable intangible assets	2,429	2,835
Stock compensation expense	884	606
Employee benefit plan adjustment	23	24
Loans originated for sale	(6,030)	–
Proceeds from sale of loans	5,506	–
(Increase) decrease in deferred income tax	(180,208)	16,020
Increase in accrued interest receivable	(17,801)	(27,864)
Increase in trading securities	(102)	(170)
Increase in prepaid assets	(31,706)	(48,962)
Increase in value of bank-owned life insurance	(10,278)	(9,513)
(Increase) decrease in other assets	(10,273)	475,187
Decrease in accrued interest payable	(2,470)	(13,643)
Increase in other liabilities	250,486	5,124

Net cash provided by operating activities	272,556	675,940

Cash flows from investing activities
Purchases of available-for-sale securities	(2,349,940)	(2,890,723)
Proceeds from paydowns of available-for-sale securities	1,135,457	1,057,289
Proceeds from sales of available-for-sale securities	359,787	585,067
Proceeds from paydowns of held-to-maturity securities	98,255	19,396
Increase in loan originations, net	(1,124,939)	(1,141,620)
Purchase of loan portfolios and advances	(156,401)	(132,719)
Decrease in reverse repurchase agreements	–	500,007
Proceeds from the sale of other real estate owned	112,932	45,146
Proceeds from payments on notes receivable	1,308,981	1,403,219
Additions of premises and equipment, net	(8,283)	(5,341)
Proceeds from redemption of FHLB stock	22,735	–

Net cash used in investing activities	(601,416)	(560,279)

See accompanying notes to unaudited consolidated financial statements.

ING Bank, fsb and Subsidiaries

Consolidated Statements of Cash Flows (unaudited, continued)

(Dollars in thousands)

	Three Months Ended March 31,

	2011	2010

Cash flows from financing activities
Increase in deposits, net	3,967,864	3,012,732
Decrease in borrowings	(63,000)	(500,123)
Early termination of borrowings	(266,220)	(2,295,576)

Net cash provided by financing activities	3,638,644	217,033

Net increase in cash and cash equivalents	3,309,784	332,694
Cash and cash equivalents, beginning of period	516,390	2,606,477

Cash and cash equivalents, end of period	$3,826,174	$2,939,171

Supplemental disclosures of cash flow information
Cash payments for interest	$228,202	$342,889
Cash payments for taxes	11,046	–
Supplemental disclosures of non-cash activities
Transfer of loans resulting in receipt of securities	$98,529	$192,790
Transfer of loans to other real estate owned	88,809	80,253
Tax sharing agreement with the Corporation	3,414	2,842
Unsettled trades payable	399,158	470,198

See accompanying notes to unaudited consolidated financial statements.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(All dollar amounts presented in tables are in thousands)

1. Business

ING Bank, fsb (individually or together with its consolidated subsidiaries, the “Bank”), headquartered in Wilmington, DE, is a federal stock savings bank organized under the laws of the United States of America (“U.S.”). As a federal stock savings bank, the Bank is subject to the supervision and regulation of the Office of Thrift Supervision (the “OTS”) and is a member of the Federal Deposit Insurance Corporation (the “FDIC”). The Bank is a wholly owned subsidiary of ING DIRECT Bancorp (the “Corporation”), which in turn is an indirect wholly owned subsidiary of ING Groep, N.V. (the “Global Parent Company”).

The Bank’s strategy is to be a low-cost provider of financial services by offering clients simple and transparent products and excellent service. The Bank’s products and services consist of loan and deposit products, and investment and retirement services, delivered directly to customers throughout the U.S., principally over the telephone and through the Internet and by the U.S. mail and other delivery methods.

The Bank is the parent of ING DIRECT Securities, Inc. (“IDSI”). IDSI is the holding company for ShareBuilder Corporation, which is the parent of ShareBuilder Securities Corporation (the “Securities Company”). The Securities Company is a direct based broker-dealer of securities located in Seattle, Washington, is registered with the Securities and Exchange Commission (the “SEC”) and is a member of the Financial Industry Regulatory Authority (“FINRA”). The Securities Company provides broker-dealer services to self-directed investors and employer sponsored 401(K) plans.

The Bank is the parent of ING DIRECT Insurance Agency, LLC (“Direct Insurance”), a limited liability company under Delaware law. Direct Insurance’s operations include making referrals to a principal insurance company. Direct Insurance had minimal activity with an immaterial effect on the unaudited consolidated financial results during the three months ended March 31, 2011 and 2010.

In order to get approval from the European Commission on the Global Parent Company’s restructuring plan, which was required as part of the process to receive approval for the government support measures for the Global Parent Company, the Global Parent Company announced on October 26, 2009 that it was required to divest the Bank by the end of 2013. The planned divestment of the Bank had no impact on the Bank’s unaudited Consolidated Financial Condition, Results of Operations or Cash Flows at and for the three months ended March 31, 2011 or the comparable reported prior year periods.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements and the accompanying notes thereto, at and for the year ended December 31, 2010. The results for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011 or any other future period.

The accounting and reporting policies of the Bank conform to generally accepted accounting principles in the United States (“GAAP”) and to general practices within the banking industry. Financial Accounting Standards Board (“FASB”) Accounting Standards CodificationTM (the “Codification” or “ASC”) is the sole source of authoritative GAAP recognized by the FASB. In addition, changes to the Codification are communicated through an Accounting Standards Update (“ASU”).

Basis of Consolidation

The unaudited Consolidated Financial Statements include, after all intercompany balances and transactions have been eliminated, the accounts of the Bank and its wholly owned subsidiaries, including the Securities Company and Direct Insurance.

Use of Estimates

The preparation of the unaudited Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the value of the Bank’s assets and liabilities, disclosures of contingent assets and liabilities, and the reported amounts of income and expense. Significant estimates that are particularly susceptible to change in the near term include the allowance for loan losses, the amortization and accretion of premiums and discounts on loans, notes receivable and investments, goodwill, intangible assets, other real estate owned, income taxes and the related deferred tax asset, and the fair value of financial instruments, including the recognition of other-than-temporary impairment (“OTTI”) charges. Current market conditions, including unemployment rates and the general performance of the housing sector, increase the risk and complexity in the judgments of these estimates. Actual results may differ from these estimates under different assumptions or conditions.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

Reclassifications

Certain amounts in prior years have been reclassified to conform to the current year presentation. These reclassifications had no effect on net income.

Recent Accounting Pronouncements

In April 2011, the FASB issued ASU 2011-02, Receivables (Topic 310): Clarifications to Accounting for Troubled Debt Restructurings by Creditors. The update provides additional guidance to assist creditors in determining whether a restructuring of a receivable meets the criteria to be considered a troubled debt restructuring (“TDR”), both for purposes of recording impairment and disclosing TDRs. A restructuring of a credit arrangement constitutes a TDR if the restructuring constitutes a concession, and the debtor is experiencing financial difficulties. The clarifications for classification apply to all restructurings occurring on or after January 1, 2011. For public entities, the measurement of impairment for those newly identified TDRs will be applied prospectively for the first interim or annual period beginning on or after June 15, 2011. The related disclosures will be required for the interim reporting period ending September 30, 2011. For non-public entities, the guidance is effective for annual periods ending on or after December 15, 2012, including interim periods within those annual periods. The Bank is still in the process of evaluating the impact of the standard but does not anticipate a significant change in TDR balances upon application of the clarifying guidance. Adoption of this standard is therefore, not expected to have a significant impact on the Bank’s financial position and results of operations.

In January 2011, the FASB issued ASU 2011-01, Receivables (Topic 310): Deferral of the Effective Date of Disclosures about Troubled Debt Restructuring in Update No. 2010-20. Under ASU 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, which was issued in July 2010, public entity creditors would have provided disclosures about troubled debt restructurings for periods beginning on or after December 15, 2010. This guidance temporarily deferred the effective date for the troubled debt restructuring disclosures in ASU 2010-20 to be concurrent with the effective date of the guidance for determining what constitutes a troubled debt restructuring from ASU 2011-02. As the guidance amends only the disclosure requirements, it is not expected to impact the Bank’s financial condition or results of operations.

In July 2010, the FASB issued ASU 2010-20 which amends ASC 310, Receivables by requiring disclosure which provides a greater level of disaggregated information about the credit quality of financing receivables and related allowance for credit losses as well as certain other information on amounts past due, modifications, redefaults, and additional other information. The disclosures required by this guidance are effective for annual periods ending after December 15, 2011 for

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

non-public entities. For public entities, the disclosures as of the end of the reporting period are effective for interim and annual periods ending on or after December 15, 2010 and the disclosures about activity that occurs during a reporting period are effective for interim and annual periods beginning on or after December 15, 2010. The Bank did not elect to early adopt ASU 2010-20. As the guidance amends only the disclosure requirements, it is not expected to impact the Bank’s financial condition or results of operations.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurement, which amends ASC 820, Fair Value Measurements and Disclosures, by among other items, (1) requiring additional disclosures related to transfers in and out of Level 1 and Level 2 fair value measurements, including the reasons for the transfers and (2) a gross presentation of purchases, sales, issuances and settlements activity within the reconciliation for fair value measurements using significant unobservable inputs (Level 3). Additionally, this guidance clarifies the disclosure requirements related to the level of disaggregation and valuation techniques and inputs of recurring and non-recurring fair value measurements. The guidance was effective for the first interim or annual period beginning after December 15, 2009, except for the gross presentation of purchases, sales, issuances and settlements in the Level 3 roll forward, which was required for interim and annual periods beginning after December 15, 2010. The Bank adopted the initial disclosure requirements on January 1, 2010 and the gross presentation disclosures on January 1, 2011. The guidance did not have an impact on the Bank’s financial condition or results of operations.

3. Cash and Cash Equivalents

Cash and cash equivalents include deposits at the Federal Reserve Bank and money market funds, which are reported in interest-bearing deposits in other banks. These accounts represent excess liquid funds for the Bank. At March 31, 2011 and December 31, 2010, the Bank had $3.8 billion and $420.4 million, respectively, of deposits at the Federal Reserve Bank.

The Bank is required to maintain an average reserve balance, as established by the Federal Reserve Bank. The amounts of those reserve balances for the reserve computational periods at March 31, 2011 and December 31, 2010 were $1.2 million and $4.5 million, respectively. Further, the Bank maintained a clearing reserve balance with the Federal Reserve Bank in the amount of $10.0 million at March 31, 2011 and December 31, 2010.

4. Investment Securities

The following table provides the amortized cost and estimated fair value of the Bank’s available-for-sale and held-to-maturity investment securities at March 31, 2011 and December 31, 2010:

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

March 31, 2011
Available-for-sale securities
Government obligations:
Government guaranteed securities	$6,835,541	$92,924	$(467)	$6,927,998
U.S. Treasuries	2,540,115	65,420	–	2,605,535
Mortgage-backed securities:
Agency pass-through securities	14,834,215	204,053	(36,386)	15,001,882
Prime	879,640	2,315	(46,603)	835,352
Alt-A	3,407,618	45,176	(594,903)	2,857,891
Commercial	287,416	7,689	(14,448)	280,657
Subprime	146,018	814	(62,060)	84,772
Covered Bonds	100,000	–	–	100,000
Mutual funds	16,525	267	(128)	16,664

Total available-for-sale securities	29,047,088	418,658	(754,995)	28,710,751

Held-to-maturity securities
Mortgage-backed securities:
Agency pass-through securities	10,179	470	–	10,649
Commercial	832,774	53,893	(27)	886,640

Total held-to-maturity securities	842,953	54,363	(27)	897,289

Total investment securities	$29,890,041	$473,021	$ (755,022)	$29,608,040

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

December 31, 2010
Available-for-sale securities
Government obligations:
Government guaranteed securities	$6,917,223	$104,638	$(622)	$7,021,239
U.S. Treasuries	1,931,845	81,179	–	2,013,024
Mortgage-backed securities:
Agency pass-through securities	13,791,815	246,689	(20,693)	14,017,811
Prime	974,389	1,272	(56,719)	918,942
Alt-A	3,658,629	34,139	(707,255)	2,985,513
Commercial	288,948	5,138	(31,485)	262,601
Subprime	147,208	802	(67,972)	80,038
Mutual funds	16,346	375	(109)	16,612

Total available-for-sale securities	27,726,403	474,232	(884,855)	27,315,780

Held-to-maturity securities
Mortgage-backed securities:
Agency pass-through securities	12,752	645	–	13,397
Commercial	921,822	68,195	(37)	989,980

Total held-to-maturity securities	934,574	68,840	(37)	1,003,377

Total investment securities	$28,660,977	$543,072	$(884,892)	$28,319,157

Included in the Bank’s accrued interest receivable in the unaudited Consolidated Statements of Financial Condition were $96.5 million and $79.6 million of accrued interest receivable on investment securities at March 31, 2011 and December 31, 2010, respectively. As of March 31, 2011 and December 31, 2010, the Bank held available-for-sale debt securities issued by foreign governments and institutions, including the International Bank for Reconstruction and Development, an affiliate of the World Bank, and the European Investment Bank, with a fair value of $1.2 billion and $1.1 billion, respectively, which are classified in the table above as government guaranteed securities.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

Contractual Maturities

The amortized cost and fair value of the Bank’s investment securities, by contractual maturity, at March 31, 2011 are shown in the following table. Actual maturities may differ from contractual maturities as borrowers may have the right to prepay obligations with or without prepayment penalties.

	Available-for-Sale		Held-to-Maturity

	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

March 31, 2011
Due in one year or less	$2,099,500	$2,112,043	$–	$–
Due after one year through five years	6,387,468	6,500,783	–	–
Due after five years through ten years	888,688	920,707	–	–
Due after ten years	–	–	–	–

Total investment securities, excluding mortgage-backed securities and mutual funds	9,375,656	9,533,533	–	–
Mortgage-backed securities	19,654,907	19,160,554	842,953	897,289
Mutual funds	16,525	16,664	–	–

Total investment securities	$29,047,088	$28,710,751	$842,953	$897,289

Securities Gains and Losses

Net realized gains and losses from sales of available-for-sale securities for the three months ended March 31, 2011 and 2010 are as follows:

	Three Months Ended March 31,

	2011	2010

Realized gains	$4,739	$31,286
Realized losses	–	–

Net realized gains	$4,739	$31,286

During the three months ended March 31, 2011 and 2010, the Bank sold available-for-sale securities with an amortized cost of $355.0 million and $553.8 million, respectively, to unrelated third parties. The realized gain on these sales for the three months ended March 31, 2011 and 2010 was $4.7 million and $31.3 million, respectively.

The net realized gains included in the table above were reclassified from other comprehensive income, net of deferred tax assets. During the three months ended March 31, 2011 and 2010, the reclassification adjustment for realized gains, net of deferred tax asset, was $2.8 million and $22.4 million, respectively.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

Securities Impairment

The following table provides the fair value and unrealized losses for the Bank’s investment securities, aggregated by category and length of time the individual security has been in continuous loss position, as of March 31, 2011 and December 31, 2010:

	Less than 12 Months		12 Months or Longer		Total

	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses

March 31, 2011
Available-for-sale securities
Government obligations:
Government guaranteed securities	$85,797	$(467)	$–	$–	$85,797	$(467)
Mortgage-backed securities:
Agency pass-through securities	6,124,571	(35,647)	91,292	(739)	6,215,863	(36,386)
Prime	131,345	(2,932)	548,499	(43,671)	679,844	(46,603)
Alt-A	131,272	(7,333)	1,988,818	(587,570)	2,120,090	(594,903)
Commercial	7,019	(15)	87,601	(14,433)	94,620	(14,448)
Subprime	–	–	83,549	(62,060)	83,549	(62,060)
Mutual funds	4,938	(128)	–	–	4,938	(128)

Total available-for-sale securities	$6,484,942	$(46,522)	$2,799,759	$(708,473)	$9,284,701	$(754,995)

Held-to-maturity securities
Mortgage-backed securities:
Commercial	$36,811	$(27)	$–	$–	$36,811	$(27)

Total held-to-maturity securities	$36,811	$(27)	$–	$–	$36,811	$(27)

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

	Less than 12 Months		12 Months or Longer		Total

	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses

December 31, 2010
Available-for-sale securities
Government obligations:
Government guaranteed securities	$85,726	$(622)	$–	$–	$85,726	$(622)
Mortgage-backed securities:
Agency pass-through securities	2,270,697	(19,913)	107,338	(780)	2,378,035	(20,693)
Prime	114,725	(2,678)	697,401	(54,041)	812,126	(56,719)
Alt-A	144,853	(7,210)	2,238,092	(700,045)	2,382,945	(707,255)
Commercial	12,228	(58)	114,792	(31,427)	127,020	(31,485)
Subprime	–	–	78,762	(67,972)	78,762	(67,972)
Mutual funds	4,917	(109)	–	–	4,917	(109)

Total available-for-sale securities	$2,633,146	$(30,590)	$3,236,385	$(854,265)	$5,869,531	$(884,855)

Held-to-maturity securities
Mortgage-backed securities:
Commercial	$58,847	$(37)	$–	$–	$58,847	$(37)

Total held-to-maturity securities	$58,847	$(37)	$–	$–	$58,847	$(37)

Included in the prior table are unrealized losses on 997 and 929 securities as of March 31, 2011 and December 31, 2010, respectively. The unrealized losses on investment securities can be attributed to credit risk and other factors including the difference between the stated coupons on the securities and the current market interest rates available for comparable securities, and current market conditions.

Other-than-Temporary Impairment

The Bank recognizes OTTI for debt securities in accordance with ASC 320, Investments-Debt and Equity Securities, which requires the Bank to assess whether (a) the Bank has the intent to sell the security, (b) it is more likely than not that the Bank will be required to sell the security before the recovery of its cost basis less any credit losses or (c) it does not expect to recover the entire amortized cost basis of the security. If the Bank does not intend to sell, and it is more likely than not that the Bank will not be required to sell a debt security before recovery of its cost basis, the guidance requires a company to bifurcate the OTTI into (a) the amount representing

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Notes to Consolidated Financial Statements (unaudited, continued)

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credit loss and (b) the amount related to all other factors. The amount of OTTI related to credit loss is recognized in earnings and the amount related to all other factors is recognized in other comprehensive income or (loss), net of applicable tax. Securities with an unrealized loss that are determined to be other-than-temporary and the Bank intends to sell or it is more likely than not that the Bank will be required to sell before the recovery of a security’s cost basis are written down to fair value with the entire amount recognized in earnings.

For mortgage-backed securities, credit impairment is assessed using a model that estimates the cash flows of each security’s underlying mortgage collateral. These estimated cash flows are distributed to the various tranches of securities, considering the transaction structure, any subordination and credit enhancements that exist in that structure. The cash flow model incorporates actual cash flows on the mortgage-backed securities through the current period and then projects the remaining cash flows using a number of assumptions, including default rates, loss severity rates, prepayment rates and recovery rates.

Management develops specific assumptions using market data, internal estimates as well as estimates published by rating agencies and other third-party sources. Default rates for the seriously delinquent loans, which are those loans that are greater than 60 days delinquent, are projected by considering current underlying mortgage loan performance. Cumulative loss results are determined by vintage and sector using internal research along with third-party information and these results are used to determine terminal constant default rates (“CDR”).

The key base assumptions for private label residential mortgage-backed securities as of March 31, 2011 and December 31, 2010 are summarized in the following table:

	March 31, 2011	December 31, 2010

Loss Severity
Prime	35 to 42.5%	35 to 42.5%
Alt-A	45 to 57.5%	40 to 57.5%
Subprime	65 to 70%	65 to 70%
Prepayment Rate
Prime	12 for life	12 for life
Alt-A	2 for 36 months then 6 for life to 10 for life	2 for 36 months then 6 for life to 10 for life
Subprime	4 for 36 months then 6 for life	4 for 36 months then 6 for life
Terminal CDR
Prime	0.32 to 5.61	0.32 to 5.61
Alt-A	0.87 to 15.91	0.87 to 15.91
Subprime	3.18 to 21.80	3.18 to 21.80

The key cash flow assumptions used for determining the impairment of commercial mortgage-backed securities as of March 31, 2011 and December 31, 2010 are summarized in the table below:

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Notes to Consolidated Financial Statements (unaudited, continued)

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	March 31, 2011	December 31, 2010

Seriously Delinquent Loans	60+ day past due	60+ day past due
Default Rate	100%	100%
Loss Severity	40%	40%
Liquidation period	18 months	18 months

Not Seriously Delinquent Loans	Less than 60 days past due	Less than 60 days past due
Default Rate	100% of loans with debt service coverage ratio < 1.0x in 12 months	100% of loans with debt service coverage ratio < 1.0x in 12 months
Loss Severity	40%	40%
Liquidation period	18 months	18 months

These assumptions are subject to change based on management’s assessment of facts and circumstances which support a change in the key assumptions for a specific security. Multiple scenarios are run using a range of default estimates. Sensitivity tests are also conducted using observed data for specific securities. Other factors used to assess securities include: rating agency loss projections, ratings, integrity of the capital structure in terms of subordinate bonds and current market prices. Management assesses these results (including the likelihood of the stress scenario actually occurring based on the underlying pool’s characteristics and performance) to determine whether the Bank expects to recover the amortized cost basis of the security. If cash flow projections indicate that the Bank does not expect to recover its amortized cost basis, the Bank recognizes the estimated credit loss in earnings.

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Notes to Consolidated Financial Statements (unaudited, continued)

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Changes in the Credit Loss Component of the Credit-Impaired Debt Securities

The following table provides activity for the three months ended March 31, 2011 and 2010 related to the credit component of OTTI on debt securities held by the Bank for which a portion of the OTTI was recognized in accumulated other comprehensive income:

	Alt-A	Prime	CMBS	Subprime	Total

Cumulative credit component of OTTI at December 31, 2009	$870,114	$3,922	$–	$42,554	$916,590
Additions to credit component of OTTI for the credit losses on debt securities:
Additions for credit component on debt securities for which OTTI was not previously recognized	4,380	755	–	–	5,135
Additions for credit losses on debt securities for which OTTI was previously recognized	22,097	–	–	–	22,097

Total additions to credit component of OTTI for the credit losses on debt securities	26,477	755	–	–	27,232

Cumulative credit component of OTTI at March 31, 2010	$896,591	$4,677	$–	$42,554	$943,822

Cumulative credit component of OTTI at December 31, 2010	$925,313	$1,491	$11,381	$42,554	$980,739
Additions to credit component of OTTI for the credit losses on debt securities:
Additions for credit component on debt securities for which OTTI was not previously recognized	94	–	–	–	94
Additions for credit losses on debt securities for which OTTI was previously recognized	17,283	–	1,343	–	18,626

Total additions to credit component of OTTI for the credit losses on debt securities	17,377	–	1,343	–	18,720

Cumulative credit component of OTTI at March 31, 2011	$942,690	$1,491	$12,724	$42,554	$999,459

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

For the three months ended March 31, 2011 and 2010, actual bond cash losses amounted to $12.2 million and $1.8 million, respectively.

The credit loss component represents the difference between the present value of expected future cash flows and the amortized cost basis of the security prior to considering credit losses. OTTI recognized in earnings for credit-impaired debt securities is presented as additions in two components based upon whether the current period is the first time the debt security was credit impaired (initial credit impairment) or is not the first time the debt security was credit impaired (subsequent credit impairments). During the three months ended March 31, 2011 and 2010, credit losses of $18.7 million and $27.2 million were recognized through earnings.

5. FHLB Stock

FHLB stock is equity securities owned in the Pittsburgh member bank of the Federal Home Loan Bank (“FHLB”) system. Unlike other types of stock, it is acquired primarily for the right to receive advances rather than for the purpose of maximizing dividends or investment growth. FHLB stock is an activity-based stock that is directionally proportional to the volume of advances. The FHLB stock is restricted in that it can only be redeemed by the issuer at par value. These non-readily marketable equity securities are carried at cost, which is deemed to approximate fair value, and evaluated for impairment in accordance with ASC 942-325, Financial Services – Depository and Lending – Investments – Other. The Bank does not believe that the FHLB stock was impaired as of March 31, 2011 and December 31, 2010. In February 2011, the FHLB redeemed $22.7 million in stock at par value. The Bank held $432.0 million and $454.7 million of FHLB Pittsburgh common stock at March 31, 2011 and December 31, 2010, respectively.

6. Notes Receivable

On January 26, 2009, the Global Parent Company and the Dutch government (“Dutch State”) announced that they reached an agreement on an Illiquid Assets Back-Up Facility (“Facility”) term sheet. The transaction was approved by various regulatory agencies and closed on March 31, 2009. The Facility covers the Alt-A portfolio of the Global Parent Company, including the Bank’s Alt-A portfolio. Under the terms of the Facility, the Global Parent Company transferred 80% of the economic ownership of the Global Parent Company’s Alt-A portfolio to the Dutch State at a price equal to 90% of par value in exchange for a receivable from the Dutch State.

Simultaneous with the closing of the Facility, the Bank sold an 80% undivided participation (“Participation”) interest in approximately $33.7 billion par value of Alt-A residential mortgage-backed securities owned by the Bank to ING Support Holdings B.V. (“Dutch Co.”), a wholly

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

owned subsidiary of the Global Parent Company. The transaction was accounted for as a sale in accordance with ASC 860. The notional amount of the receivable from the Dutch State was $24.3 billion, or 90% of the par value with respect to the 80% Participation interest. As consideration, the Bank was assigned the right to receive the guaranteed payment stream from the Dutch State under the Facility. The Bank is also entitled to receive a payment from Dutch Co. on a yearly basis, in February, and is required to make a payment to Dutch Co. on a yearly basis, in February, whose value on a discounted basis must be equal to a predefined amount.

Included in this transaction were $387.1 million in amortized cost of Alt-A securities that were previously classified as held-to-maturity and $24.5 billion classified as available-for-sale. As a result of the transaction, 80% of the Alt-A portfolio was derecognized from the Bank’s consolidated statement of financial condition in 2009 and two notes receivable from the Dutch State were recognized.

As part of the notes receivable, the Bank also recorded a net premium of $798.1 million for the excess of fair value over par value on the note. The premium is amortized to income as an adjustment to yield over the contractual maturity of the notes receivable. During the three months ended March 31, 2011 and 2010, the Bank recorded net premium amortization of $29.8 million and $33.0 million, respectively, which was included in interest income on the notes receivable.

As of March 31, 2011 and December 31, 2010, the details of the notes receivable, including the notional balance and unamortized premium, are as follows:

	March 31, 2011	December 31, 2010

Notional amount:
Fixed rate note receivable(1)	$6,229,757	$6,768,618
Variable rate note receivable(2)	7,443,736	8,213,856

Total notional amount	13,673,493	14,982,474
Unamortized premium	504,249	534,047

Total notes receivable	$14,177,742	$15,516,521

Accrued interest receivable(3)	$26,709	$29,221

(1)	The fixed rate note receivable earns interest of 3.50%

(2)

The variable rate note receivable earns interest based upon the one-month London Interbank Offered Rate (“LIBOR”) plus 50 basis points. The rate resets monthly and was equal to 0.75% and 0.76% at March 31, 2011 and December 31, 2010, respectively.

(3)	Amount is included in accrued interest receivable in the unaudited Consolidated Statements of Financial Condition.

The Bank recognized interest income on the notes receivable of $13.4 million and $50.3 million, net of premium amortization and other adjustments, during the three months ended March 31,

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2011 and 2010, respectively. This resulted in a weighted-average yield of 0.36% and 1.02% during the respective periods.

The methodology used to determine fair value for these assets is disclosed in Note 24.

7. Loans

The table below summarizes the gross and net loan balances as of March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010

Loans(1) :
Residential mortgages(2)	$40,219,055	$39,299,507
Home equity	475,266	496,232
Guaranteed loans	423,415	428,838
Margin lending	89,691	74,503
Construction	64,020	63,671
Consumer	48,209	47,297
Other loans and advances	102,649	47,459

Gross loans	41,422,305	40,457,507
Allowance for loan losses	(427,923)	(439,010)

Net loans	$40,994,382	$40,018,497

(1)

Amount includes $102.6 million and $100.7 million of unamortized net premium and net deferred costs at March 31, 2011 and December 31, 2010, respectively, which are netted within the respective loan category.

(2)

Included in the residential mortgages at March 31, 2011 and December 31, 2010 are products consisting of adjustable rate and interest-only residential mortgage loans. In addition, residential loans at March 31, 2011 and December 31, 2010 also include loans held for sale of $1.2 million and $637,000, respectively.

Included in the table are lending products whose terms may give rise to additional credit risks. These include interest-only mortgages and other non-traditional mortgages. These products are closely managed via credit controls that mitigate their additional inherent risk. Included in accrued interest receivable in the unaudited Consolidated Statements of Financial Condition at March 31, 2011 and December 31, 2010 was $123.6 million and $120.2 million, respectively, of accrued interest income on loans.

The Bank accounts for impaired loans in accordance with ASC 310-10. Impaired loans include non-accrual loans and loans that have been modified in a troubled debt restructuring (“TDR”). Loans are placed on non-accrual status if, in the opinion of management, collection is doubtful or when principal or interest is past due 90 days or more. A TDR is a type of loan modification where a concession, such as a rate reduction, a payment deferral or other actions which are intended to maximize collection from the borrower, is granted to a borrower experiencing financial difficulties.

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Notes to Consolidated Financial Statements (unaudited, continued)

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ASC 310-10 requires a creditor to measure impaired loans based on the present value of expected future cash flows, the market price of the loan, or the fair value of the underlying collateral if the loan is collateral-dependent. The Bank recognizes income on impaired loans when there is reasonable assurance of repayment and performance. In addition, TDR loans are returned to accrual status when the borrower shows sustained repayment performance for a reasonable time. The Bank believes the timeframe necessary to demonstrate sustained repayment is once six consecutive on-time payments have been made by the borrower and the account has been brought current. If these factors do not exist, the Bank will recognize income on such loans on a cash basis.

The following table provides a summary of the Bank’s impaired loans and non-performing assets, which include non-performing loans (defined as non-accrual loans and non-performing TDRs which include TDRs which have not been returned to accrual status) and other real estate owned as of March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010

Non-performing assets:
Non-performing loans:
Non-accrual loans	$896,311	$980,429
Troubled debt restructuring	580,997	601,550

Total non-performing loans	1,477,308	1,581,979
Other real estate owned	238,010	270,263

Total non-performing assets	$1,715,318	$1,852,242

Performing – troubled debt restructuring	$1,688,772	$1,605,623
Non-performing loans as a % of loans outstanding	3.57%	3.91%
Impaired loans:
Impaired loans with related allowances for loan losses	$2,494,504	$2,422,572
Impaired loans with no related allowance for loan losses(1)	671,576	765,030

Total impaired loans	$3,166,080	$3,187,602

Allowance for loan losses related to impaired loans	$227,830	$209,298

(1)

These consist primarily of collateral dependent loans and are carried at the lower of cost or fair value of the underlying collateral less cost to sell. Therefore the loans do not have a related allowance for loan loss.

As part of the Bank’s loss mitigation process, loans may be renegotiated in a TDR when the Bank determines that greater economic value will ultimately be recovered under the new terms than through foreclosure, liquidation, or bankruptcy. The Bank considers the borrower’s payment status, payment history, credit score, and other relevant factors in determining whether a borrower is experiencing financial difficulty. As of March 31, 2011 and December 31, 2010, the

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Bank had 4,740 and 4,545, respectively, of restructured loans with an outstanding principal balance of $2.3 billion and $2.2 billion, respectively. Forgone interest on the Bank’s TDR loans was $7.7 million and $10.4 million for the three months ended March 31, 2011 and 2010, respectively. Included in the provision for loan losses for the three months ended March 31, 2011 and 2010 is $5.8 million and $11.3 million, respectively, related to the Bank’s TDR loans.

The following provides further information on the Bank’s TDR loans at March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010

TDR loans outstanding	$2,269,769	$2,207,173
Present value of forgone interest classified in allowance for loan losses	55,933	59,873

Number of loans restructured	4,740	4,545

	Three Months Ended March 31,

	2011	2010

Average TDR loans outstanding	$2,226,307	$1,781,148

Guaranteed Loans

The Bank has $423.4 million and $428.8 million of guaranteed loans at March 31, 2011 and December 31, 2010, respectively, which were previously acquired in 2009 from ING Capital, LLC, an indirect wholly owned subsidiary of the Global Parent Company. The guaranteed loans have maturities ranging from approximately six to nine years, and carry interest rates equal to LIBOR plus a spread ranging from 0 to 15 basis points. The guaranteed loans are 100% guaranteed by the Export-Import Bank of the United States (“Ex-Im Bank”). Ex-Im Bank coordinates fixed-rate loans covering up to 85% of the U.S. contract value directly to foreign buyers of U.S. goods and services. In the event of a payment default by the borrower, Ex-Im Bank will pay the holder of the guaranteed loans the outstanding principal and interest on the loan.

Margin Lending

Margin lending consists of the Securities Company’s margin lending product. The balance represents loans to eligible customers which are collateralized by their respective security and cash holdings. Margin lending is subject to the margin rules of the Board of Governors of the Federal Reserve System (“Federal Reserve”), the margin requirements of FINRA, and the Securities Company’s internal policies.

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Notes to Consolidated Financial Statements (unaudited, continued)

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Other Loans and Advances

During the three months ended March 31, 2011 and the year ended December 31, 2010, the Bank advanced $153.9 million and $686.2 million, respectively, to a third party in order to securitize Community Reinvestment Act (“CRA”) qualified mortgage loans into investment securities. Once securitized, the Bank receives mortgage-backed securities with an equivalent notional amount in exchange. The mortgage-backed securities are backed by government or quasi-government agencies. The Bank had $82.9 million and $27.7 million of advances outstanding at March 31, 2011 and December 31, 2010, respectively, for which it had not yet received the equivalent of investment securities or cash.

The recorded investment in these securities at the time of the securitization is based on the amounts advanced to the third party. Subsequent to the date of the securitization, the securities are carried at their estimated fair value. The assets are classified as available-for-sale securities and are included in the disclosures in Note 4.

During the three months ended March 31, 2011, the Bank received $70.8 million of investment securities and $200,000 in cash to satisfy advances made during 2011. The fair value of these investment securities totaled $70.4 million as of March 31, 2011. In addition, the Bank received $27.7 million of investment securities to satisfy the advances outstanding as of December 31, 2010. There was one security, valued at $13.4 million upon receipt, which was subsequently also sold during the first quarter 2011. The fair value of the remaining investment securities received to satisfy 2010 advances was $14.4 million as of March 31, 2011.

8. Allowance for Loan Losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is the Bank’s best estimate of known and inherent losses in the loan portfolio as of the reporting date. Management considers various factors when estimating the allowance for loan losses, including historical charge-off experience, adjusted for any known trends in the portfolio, consideration of peer experience if the Bank’s experience is limited, current economic conditions, and other relevant factors that might impact the ability of borrowers to repay. The loan loss reserve methodology, specific to residential mortgages, considers at a more granular level, origination channel, estimated current loan-to-value and potential outcomes, which include natural cures, loan modifications, short sales, or foreclosures.

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

The following table summarizes the activity in the allowance for loan losses for the three months ended March 31, 2011 and 2010:

	Three Months Ended March 31,

	2011	2010

Beginning balance	$439,010	$805,022
Provision for loan losses	115,545	128,177
Charge-offs	(118,594)	(89,982)
Recoveries	1,680	1,153

Net charge-offs	(116,914)	(88,829)
TDR interest accretion	(9,718)	(6,772)

Ending balance	$427,923	$837,598

Net charge-offs as a % of average loans	1.14%	0.92%

Included in the allowance for loan losses at March 31, 2011 and 2010 is $55.9 million and $54.1 million, respectively, related to TDR loans, which represents the present value of the forgone interest due to the loan modifications. The valuation allowance on the forgone interest is determined by discounting expected cash flows at the respective loan’s effective interest rate. Accordingly, the valuation allowance for these impaired loans decreases with the passage of time and the reduction is recognized as interest income.

During the second quarter of 2010, the Bank revised its estimated timing of the charge-off of delinquent loans. As a result of the change, the Bank accelerated $434.7 million of delinquent loan charge-offs during the year ended December 31, 2010, which would have been previously recorded at the time of foreclosure, to 180 days past due, which the Bank believes is a better estimate of the point in time when a loan becomes uncollectible. This did not have a material impact on the Bank’s consolidated statement of operations for the year ended December 31, 2010 as these charge-offs had been previously provided for in the Bank’s allowance for loan losses through the provision for loan losses, in accordance with ASC 310 guidance on accounting for impaired loans. In addition, there was no material impact to the Bank’s reported net loans on the consolidated statement of financial condition at December 31, 2010 as the Bank’s loans decreased with an offsetting decrease to the allowance for loan losses.

If the Bank had not changed its estimated timing of the charge-off of delinquent loans, net charge-offs for the three months ended March 31, 2011 and the allowance for loan losses at March 31, 2011 would have been $99.5 million and $880.0 million, respectively. Net charge-offs as a percentage of average loans would have been 0.97% for the three months ended March 31, 2011.

As of March 31, 2011, the Bank has $5.7 million of pending mortgage insurance claims which have been submitted to the insurance carrier for approval. During the first quarter 2011, the Bank received $1.0 million, after the deductibles were met, related to mortgage insurance claims.

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

Upon actual receipt of the funds related to the insurance claims, they are recognized in earnings as recoveries, in accordance with treatment of accounting for a gain contingency, per ASC 450-30, Contingencies – Gain Contingencies.

9. Premises and Equipment

The following table summarizes the premises and equipment as of March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010

Leasehold and building improvements	$65,767	$65,665
Computer software	101,489	95,582
Computer equipment	53,972	51,223
Furniture, fixtures, and equipment	15,918	16,489

Total premises and equipment	237,146	228,959
Less: accumulated depreciation and amortization	(152,038)	(144,284)

Total premises and equipment, net	$85,108	$84,675

Depreciation and amortization expense on premises and equipment amounted to $7.9 million and $7.8 million for the three months ended March 31, 2011 and 2010, respectively.

Lease Commitments

Future minimum rental payments required under operating leases with non-cancelable lease terms that expire after March 31, 2011 are as follows:

Amount

April 1, 2011 – December 31, 2011	$12,979
Year Ended December 31,
2012	17,595
2013	16,976
2014	16,815
2015	17,094
2016 and thereafter	42,478

Total minimum lease payments	$123,937

Certain of the leases contain escalation clauses and renewal options. Rental expenses under operating leases were $3.6 million and $3.8 million for the three months ended March 31, 2011 and 2010, respectively, and were recognized on a straight-line basis and included in occupancy costs over the term of the lease.

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Notes to Consolidated Financial Statements (unaudited, continued)

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10. Bank-Owned Life Insurance

The Bank owns two tranches of life insurance on certain management level employees of the Bank. The Bank is the beneficiary of these life insurance policies for which the entire premium is maintained in a separate account by the insurance carrier. In conjunction with the bank-owned life insurance, the Bank will pay a $50,000 benefit if an insured employee dies while actively employed or retired from the Bank.

For the three months ended March 31, 2011 and 2010, the Bank recorded income related to the increase in net cash surrender value of bank-owned life insurance of $10.3 million and $9.5 million, respectively.

As of March 31, 2011 and December 31, 2010, the Bank owned $1.1 billion in cash surrender value associated with the bank-owned life insurance.

As of March 31, 2011 and December 31, 2010, the Bank recorded a liability of $1.3 million for death benefits to covered employees that extend into postretirement periods which is included within other liabilities.

11. Other Assets

The other assets balance as of March 31, 2011 and December 31, 2010 includes the following:

	March 31, 2011	December 31, 2010

Other real estate owned	$238,010	$270,263
Cash surrender value on key life insurance plans	21,633	19,802
Mortgage-backed security principal receivable	11,696	16,327
Other assets	35,362	22,248

Total other assets	$306,701	$328,640

Other real estate owned represents properties the Bank has repossessed from borrowers who defaulted on their residential mortgage obligations. These properties are carried at the lower of cost or fair value less cost to sell. The Bank had 910 and 978 properties in other real estate owned at March 31, 2011 and December 31, 2010, respectively. The Bank recorded $9.5 million and $1.7 million in other real estate owned expense, net, which includes any gain or loss on disposition, write-downs on properties, as well as operating expenses, during the three months ended March 31, 2011 and 2010, respectively.

The table below summarizes the activity in other real estate owned for the three months ended March, 31 2011 and 2010:

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Notes to Consolidated Financial Statements (unaudited, continued)

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	Three Months Ended March 31,

	2011	2010

Beginning balance	$270,263	$96,572
Acquired through foreclosure	88,809	80,253
Sales	(111,148)	(43,626)
Write-downs on properties held	(9,914)	(3,134)

Ending balance	$238,010	$130,065

Beginning number of properties	978	355
Properties acquired through foreclosure	389	286
Properties sold	(457)	(185)

Ending number of properties	910	456

The Bank owned $21.6 million and $19.8 million in variable universal life insurance policies as of March 31, 2011 and December 31, 2010, respectively. These policies insure key members of management, and the Bank is the owner and beneficiary of these insurance contracts. The assets are recorded at cash surrender value, less the current contingent deferred cash surrender charge with changes reflected in current period earnings.

The mortgage-backed security principal receivable at March 31, 2011 and December 31, 2010 relates to principal paydowns on mortgage-backed securities, which are collected within 45 days of period-end. The Bank had $11.7 million and $16.3 million of mortgage-backed security principal receivable at March 31, 2011 and December 31, 2010.

12. Goodwill and Intangibles

Goodwill

The Bank recorded goodwill as a result of the purchase of the Securities Company in 2007. Goodwill at March 31, 2011 and December 31, 2010 was $119.7 million. Based upon the Bank’s annual review for impairment, it does not believe that goodwill was impaired at December 31, 2010.

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Notes to Consolidated Financial Statements (unaudited, continued)

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Identifiable Intangible Assets

The gross carrying values and accumulated amortization related to identifiable intangible assets at March 31, 2011 and December 31, 2010 are presented below:

	March 31, 2011			December 31, 2010

	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net

Identifiable intangible assets:
Customer and partner relationships	$76,500	$(18,127)	$58,373	$76,500	$(16,784)	$59,716
Developed technology	15,700	(10,598)	5,102	15,700	(9,813)	5,887
Core deposit related to NetBank, fsb	13,849	(13,849)	–	13,849	(13,849)	–
Trade name and trademark	10,600	(3,577)	7,023	10,600	(3,312)	7,288
License	1,500	(491)	1,009	1,500	(455)	1,045

Total identifiable intangible assets	$118,149	$(46,642)	$71,507	$118,149	$(44,213)	$73,936

The weighted-average life for total amortizing identifiable intangible assets is 9.8 years as of March 31, 2011. Based upon the Bank’s review for impairment, it does not believe that the intangible assets were impaired at March 31, 2011 and December 31, 2010.

The Bank had $2.4 million and $2.8 million of amortization expense for the three months ended March 31, 2011 and 2010, respectively. The following provides the projected amortization expense for intangible assets subsequent to March 31, 2011:

Amount
Expected:
April 1, 2011-December 31, 2011	$7,278
For the Year Ended December 31:
2012	9,315
2013	6,567
2014	6,567
2015	6,567
2016 and thereafter	35,213

Total future amortization expense	$71,507

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

13. Deposits

The Bank’s savings deposits include money market demand accounts and individual retirement accounts. The table below provides details on the Bank’s interest-bearing deposit liabilities, by product, as of March 31, 2011 and December 31, 2010.

	March 31, 2011		December 31, 2010

	Amount	Percent of Total	Amount	Percent of Total

Checking	$15,043,109	18.4%	$13,996,550	18.0%
Savings	59,671,220	73.1	56,047,928	72.1
Time – $250 and greater	262,986	0.3	294,371	0.4
Time – $100 to $249	1,284,424	1.6	1,443,738	1.9
Time – less than $100	5,362,926	6.6	5,874,214	7.6

Total deposits	$81,624,665	100.0%	$77,656,801	100.0%

A summary of the interest expense on deposits for the three months ended March 31, 2011 and 2010 are provided as follows:

	Three Months Ended March 31,

	2011	2010

Checking	$40,462	$38,974
Savings	150,966	152,219
Time deposits	22,919	63,384

Total interest expense	$214,347	$254,577

The Emergency Economic Stabilization Act of 2008 (“EESA”) temporarily raised the limit on federal deposit insurance coverage from $100,000 to $250,000 per depositor, which was permanently raised to $250,000 per depositor as a result of the Reform Act signed into law on July 21, 2010. As of March 31, 2011 and December 31, 2010, the Bank had 19,309 and 17,159 of partially uninsured customers, respectively, with an aggregate balance of $2.6 billion and $2.2 billion, respectively, in excess of $250,000 per customer.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

The table below summarizes the Bank’s average deposit liability and weighted-average rate by product for the periods ended March 31, 2011 and December 31, 2010.

	Three Months Ended March 31,

	2011		2010

	Average Amount Outstanding	Weighted- Average Interest Rate	Average Amount Outstanding	Weighted- Average Interest Rate

Checking	$14,535,326	1.13%	$12,372,524	1.28%
Time deposits	7,136,347	1.30	11,836,646	2.17
Savings	57,788,942	1.06	52,450,689	1.18

Total deposits	$79,460,615	1.09%	$76,659,859	1.35%

Directors and executive officers of the Bank have deposits held by the Bank which were made on the same terms, including interest rates, as those prevailing at the time for other non-related party transactions. The outstanding amounts are included in deposits in the unaudited Consolidated Statements of Financial Condition and were not material to the Bank’s financial results.

Time deposits as of March 31, 2011, by year of maturity, are as follows:

Amount
2011	$5,542,132
2012	986,417
2013	289,120
2014	59,103
2015	27,882
2016 and thereafter	5,682

Total future maturities	$6,910,336

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

14. Borrowings

The table below summarizes the Bank’s borrowings at March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010

Repurchase agreements
Balance outstanding	$750,000	$1,000,000
Weighted-average rate	4.71%	4.71%

FHLB advances
Balance outstanding	$–	$63,000
Weighted-average rate	–%	3.20%

The following table provides details on the Bank’s borrowings for the three months ended March 31, 2011 and 2010:

	Three Months Ended March 31,

	2011	2010

Repurchase agreements
Maximum month-end amount outstanding during the period	$1,000,000	$4,550,247
Average amount outstanding during the period	958,333	4,055,801
Weighted-average rate during the period	4.71%	4.70%

FHLB advances
Maximum month-end amount outstanding during the period	$–	$2,563,000
Average amount outstanding during the period	11,900	2,551,889
Weighted-average rate during the period	3.19%	4.24%

The Bank did not have any federal funds purchased outstanding during the three months ended March 31, 2011 and for the year ended December 31, 2010.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

Interest expense on the Bank’s borrowings for the three months ended March 31, 2011 and 2010 is as follows:

	Three Months Ended March 31,

	2011	2010

Repurchase agreements	$11,290	$47,612
FHLB advances	95	27,057

Total interest expense on borrowings	$11,385	$74,669

Federal Home Loan Bank Advances

The Bank’s borrowings from FHLB Pittsburgh matured during the first quarter of 2011. When held, all borrowings from FHLB Pittsburgh are secured by a blanket lien against FHLB defined qualified collateral, which includes the majority of the Bank’s mortgage loans and securities portfolio.

FHLB Pittsburgh requires the Bank to deliver securities if it exceeds 50% of its maximum borrowing capacity. The Bank maintained stock in the Pittsburgh member bank of the FHLB system of $432.0 million and $454.7 million at March 31, 2011 and December 31, 2010.

At March 31, 2011, the Bank had a maximum borrowing capacity with FHLB Pittsburgh of $15.4 billion. Additionally, the Bank has an open ended monthly repurchase agreement with the FHLB Pittsburgh for $150.0 million which it did not utilize during the period ended March 31, 2011 or December 31, 2010.

Repurchase Agreements

Repurchase agreements have fixed rates ranging from 4.71% to 4.72% at March 31, 2011 and are due as follows:

	Amount	Range of Interest Rates

For the Period Ended March 31:
2012	$750,000	4.71 to 4.72%

Total	$750,000

As of March 31, 2011, borrowings from repurchase agreements were collateralized by marketable securities with a current par value of $828.0 million and a fair market value of $858.8 million. Collateral exposure is measured at the counterparty level.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

As of December 31, 2010, borrowings from repurchase agreements were collateralized by marketable securities with a current par value of $1.1 billion and a fair market value of $1.2 billion. Collateral exposure was measured at the counterparty level.

Under the contract terms of FHLB advances and repurchase agreements, the Bank has the option to terminate FHLB advances or repurchase agreements with various counterparties if the Bank and the counterparty come to mutually agreeable terms. During the three months ended March 31, 2011, the Bank terminated one repurchase agreement at fair value. Payment for the early termination of the repurchase agreement was $266.2 million, resulting in a loss of $16.2 million. During the three months ended March 31, 2010, the Bank terminated four repurchase agreements and two FHLB advances at fair value. Payment for the early termination of the repurchase agreements was $1.2 billion, resulting in a loss of $26.1 million. Payment for the early termination of the FHLB advances were $980.5 million, resulting in a loss of $19.5 million.

15. Other Liabilities

The other liabilities balance as of March 31, 2011 and December 31, 2010 includes the following:

	March 31, 2011	December 31, 2010

Unsettled trades payable	$399,158	$–
Income taxes payable	229,337	18,267
Intercompany payable	37,074	31,262
Compensation plan liability	25,622	24,413
Accrued compensation	20,067	40,564
Servicer principal and interest advances	13,811	9,961
Other liabilities	108,965	56,529

Total other liabilities	$834,034	$180,996

The unsettled trades payable represents securities purchases which have been recorded on the trade date whose settlement will be subsequent to the reporting date.

The income taxes payable at March 31, 2011 includes $217.5 million of federal income taxes expected to be paid as a result of the Internal Revenue Service’s (the “IRS”) audit of the 2009 federal income tax return. See Note 17 for further discussion of the IRS audit of the Bank’s 2009 federal income tax return.

The intercompany payable of $37.1 million and $31.3 million at March 31, 2011 and December 31, 2010, respectively, is primarily due to an intercompany tax sharing agreement with the Corporation. The Corporation, which includes the Bank and its subsidiaries, files a consolidated federal income tax return. The amount of income tax expense or benefit is computed and allocated on a separate return basis.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

Accrued compensation consists primarily of the Bank’s incentive compensation program. The compensation plan liability includes amounts owed related to the Bank’s deferred compensation plan and long-term incentive compensation plan. The Bank’s compensation plan liability is unfunded as this is not a requirement for the Bank’s specific deferred and long-term incentive compensation plans. While not funded, the Bank’s cash surrender value on key life insurance plans with values of $21.6 million and $19.8 million at March 31, 2011 and December 31, 2010, respectively, as disclosed in Note 11 is maintained to offset the majority of the compensation plan liability.

Servicer principal and interest advances are associated with loans purchased and serviced by a third party, in accordance with a servicing contract. These advances represent payments remitted to the Bank, which have not yet been collected by the third party from the borrower. Other liabilities include deferred rent, accruals and other miscellaneous payables.

Other liabilities include amounts related to the Facility (see Note 6, Notes Receivable, for further detail related to the Facility), derivatives, and other miscellaneous accruals and payables.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

16. Income Taxes

The table below summarizes income tax expense (benefit) for the three months ended March 31, 2011 and 2010:

	Three Months Ended March 31,

	2011	2010

Federal:
Current	$217,032	$(1,862)
Deferred	(180,202)	15,467

Total federal	36,830	13,605
State:
Current	4,623	2,296
Deferred	(6)	553

Total state	4,617	2,849

Total income tax expense	$41,447	$16,454

The following table reconciles the expected tax expense at the statutory rate of 35% and actual tax expense for the three months ended March 31, 2011 and 2010:

	Three Months Ended March 31,

	2011		2010

	Amount	%	Amount	%

Income before income taxes	$100,947		$57,985
Tax expense computed at statutory rate	35,331	35.0%	20,295	35.0%
(Decrease) increase in expense/benefit resulting from:
State taxes, net of federal benefit	3,001	3.0	1,852	3.2
Income from bank-owned life insurance	(3,597)	(3.6)	(3,330)	(5.7)
Interest on IRS audit, net of federal benefit	7,378	7.3	–	–
Requirement to adjust to projected full year tax rate	(456)	(0.4)	(2,679)	(4.6)
Other	(210)	(0.2)	316	0.5

Total income tax expense	$41,447	41.1%	$16,454	28.4%

The effective tax rate includes adjustments required to record income tax expense at the rate expected to occur for the full tax year. Since quarterly tax rates may be different from the rate projected for the year, ASC 740 requires interim tax expense to reflect the annual rate expected to be incurred.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following provides significant deferred tax assets and liabilities of the Bank at March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010

Deferred tax assets:
Accrued liabilities and other	$31,109	$38,130
Net operating loss and tax credit carryforwards	298,161	323,128
Net operating loss related to IRS settlement (see Note 17)	206,136	–
Book bad debt reserves – loans	157,048	161,117
Impairment on available-for-sale investment securities	358,360	355,972
Unrealized loss on available-for-sale investment securities	141,892	172,207

Total gross deferred tax assets	1,192,706	1,050,554

Deferred tax liabilities:
Depreciation	8,368	8,368
Identifiable intangible assets	24,674	25,512
Premium on note receivable	295,923	318,180
Deferred loan costs	7,820	5,894

Total gross deferred tax liabilities	336,785	357,954

Less valuation allowance	23,773	13,760

Net deferred tax assets	$832,148	$678,840

Included in the previous table is the effect of certain temporary differences for which no deferred tax expense or benefit was recognized through the income statement, instead, the associated tax effect was recognized through equity. Such items consisted primarily of unrealized gains and losses on certain investments in debt securities accounted for under ASC 320 and ASC 310-40, as well as net deferred tax liabilities on intangible assets of $18.7 million that were recorded in 2007 related to the acquisition of the Securities Company.

The gross deferred tax asset was $1.2 billion and $1.1 billion at March 31, 2011 and December 31, 2010, respectively. The gross deferred tax asset at March 31, 2011 includes $206.1 million resulting from the proposed settlement with the IRS, as discussed in Note 17. The ability to realize deferred tax assets is dependent upon various factors, including the generation of future taxable income, the existence of taxes paid that are expected to be refunded, the reversal of deferred tax liabilities and tax planning strategies including those with the Global Parent Company. Based on the Bank’s history of prior earnings and its expectations of the future, it is anticipated that operating income and the reversal pattern of its temporary differences will, more likely than not, be sufficient to realize a net deferred tax asset of $832.1 million at March 31, 2011.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

At March 31, 2011, $9.4 million in gross deferred tax assets of the Bank were related to net operating losses and tax credits attributable to the Securities Company. The Bank has assessed a valuation allowance of $3.7 million on a portion of these deferred tax assets due to limitations imposed by the Internal Revenue Code (the “Code”). This valuation allowance was recorded during the purchase accounting adjustments related to the acquisition of the Securities Company.

The Bank had federal net operating loss carryforwards (“NOLs”) of $1.3 billion at March 31, 2011. State NOLs are approximately $1.0 billion higher than the Federal NOLs and expire over the next 18 years. A valuation allowance of $20.1 million and $10.1 million as of March 31, 2011 and December 31, 2010, respectively, was recorded due to the uncertainty as to the ultimate realization of state tax benefits associated with these state NOLs. The expiration dates and amounts of such Federal NOL carryforwards as of March 31, 2011 are listed below:

Amount
Expiration During the Year Ended December 31:
2019	$22,404
2020	2,159
2021	176
2023	1
2024	12
2025	15
2026	5
2029	1,234,960

Total Federal NOL	$1,259,732

The Bank’s ability to use its federal NOLs to offset future income is subject to restrictions enacted in Section 382 of the Code. These restrictions limit a company’s future use of NOLs if there is a significant ownership change in a company’s stock (an “Ownership Change”).

17. Income Taxes – Recognition

ASC 740, Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information.

A tax position that meets the more likely than not recognition threshold is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more likely than not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not recognition

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. ASC 740-10-45 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties.

As of March 31, 2011, there is $9.2 million of unrecognized tax benefits, all of which would affect the Bank’s effective tax rate if recognized. The total amount of accrued interest and penalties included in such unrecognized tax benefits at March 31, 2011 were $2.0 million and $1.2 million, respectively. The unrecognized tax benefits are not expected to materially increase or decrease in 2011.

The following table reconciles the total amount of unrecognized tax benefits during the three months ended March 31, 2011:

Amount

Balance at December 31, 2010	$9,973
Additions as a result of tax positions taken during prior years	–
Additions as a result of tax positions taken during current years	–
Reductions relating to settlements with taxing authorities	(821)

Balance at March 31, 2011	$9,152

The Bank’s policy is to record interest and penalties on potential income tax deficiencies as an addition to its provision for income tax expense. As of March 31, 2011, tax years ending December 31, 2007 through 2010 tax returns are subject to examination by the IRS and, other than those mentioned further, tax years ending December 31, 2007 through 2010 are subject to examination by state examination. In July 2010, California notified the Bank that its 2007 and 2008 tax returns will be examined.

The IRS is currently auditing the Bank’s 2009 federal income tax return. The primary focus of the audit is the loss on the sale of certain securities to the Dutch Co. In 2010, the Bank received a federal tax refund of $552.5 million as a result of carrying back this tax loss five years. While the Bank strongly believes in the merits of its technical arguments and believes the tax return positions taken should ultimately be sustained, subsequent to year-end the Bank proposed a non-binding settlement offer to the IRS whereby the tax loss will be respected but a portion of the loss realized on the sale of the securities to Dutch Co. will be carried forward rather than carried back. In April 2011, the IRS examination team indicated their willingness to accept the proposal. However, this settlement will be subject to approvals by the IRS Appeals Division and the Joint Committee on Taxation. Since the Bank now believes it is more likely than not that the required approvals will be obtained and the proposed settlement accepted, a current tax payable of $206.1 million was accrued during the quarter ended March 31, 2011 along with an offsetting deferred tax asset (DTA) of approximately the same amount. The Bank also recorded an interest

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

charge of $11.4 million through the income tax provision in the income statement as a result of the IRS settlement. Should the IRS decide not to settle and subsequently pursue denial of the net operating loss carry back claim, the Bank would reverse this accounting impact and continue to defend the original positions taken.

18. Employee Benefit Plans

The Bank maintains a defined contribution savings plan covering substantially all employees. The plan allows eligible employees to make contributions by salary deduction pursuant to the provisions of Section 401(k) of the Internal Revenue Code. Discretionary matching contributions by the Bank expensed in the unaudited Consolidated Financial Statements were $1.9 million and $1.8 million for the three months ended March 31, 2011 and 2010, respectively.

During the third quarter of 2010, the Bank implemented a Pension Plan for the benefit of all employees. The new plan, which is a Money Purchase Plan, supplements the Bank’s current 401(k) Plan, as the contributions are 100% employer made. This qualified plan provides a uniform 5% contribution on applicable compensation, and investment of the funds is directed by the Bank. The plan has a six year graded vesting schedule with credit towards vesting provided for past service. Contributions expensed in the unaudited Consolidated Financial Statements were $1.1 million for the three months ended March 31, 2011.

In addition to the above plans, the Bank offers a non-qualified deferred compensation plan and a non-qualified long-term incentive compensation plan. Like the 401(k) plan, both of these plans provide participants with self-direction among the deemed investment options for their account balances.

The deferred compensation plan is offered to members of senior management. Qualified employees can elect to defer a portion of their compensation into the plan and receive a Bank match up to 6% of compensation. Changes in the notional value of the deferred compensation plan liability and matching credits are reflected in current period earnings. The outstanding liabilities to participating employees were $14.6 million and $13.7 million at March 31, 2011 and December 31, 2010, respectively and included within other liabilities in Note 15.

The long-term incentive compensation plan is offered to members of executive management. Upon successfully achieving Bank operation performance goals, annual incentive awards may be contributed by the Bank to accounts of eligible employees. Changes in the notional value of the long-term incentive compensation plan liability and the annual awards granted to participants are reflected in current period earnings. The outstanding liabilities to participating employees were $11.0 million and $10.7 million at March 31, 2011 and December 31, 2010, respectively and included within other liabilities in Note 15. All awards granted were fully vested as of December 31, 2010.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

19. Commitments and Contingencies

Financial Instruments with Off-Balance Sheet Risk

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business. These financial instruments include commitments to extend credit to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the unaudited Consolidated Statements of Financial Condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments and, therefore, its exposure to credit loss in the event of non-performance by the other party to the financial instrument. Financial instruments whose contract amounts represent credit risk at March 31, 2011 and December 31, 2010 are as follows:

	March 31, 2011	December 31, 2010

Residential mortgage	$1,946,542	$2,758,825
Home equity	603,711	598,736
Other loans	498,590	476,857

Total commitments to extend credit	$3,048,843	$3,834,418

Commitments to extend credit are agreements to lend to a customer as long as there is no significant violation of any conditions established in the contract. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral, if any, received on loan commitments is dependent upon the individual transaction and the creditworthiness of the customer. Many commitments to extend credit expire without ever having been drawn upon, so the total commitment amounts may not necessarily represent future cash requirements. The commitments at March 31, 2011 and December 31, 2010 were principally related to variable rate loans.

Included in other are commercial letters of credit and overdraft lines of credit. Letters of credit are conditional commitments issued by the Bank generally to guarantee the performance of a customer to a third party in borrowing arrangements. The Bank considers commitments outstanding as of the day the commitment letter is issued.

At March 31, 2011 and December 31, 2010, outstanding letters of credit issued by the Bank totaled $133,000.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

Mortgage Commitments

In addition to the commitments to extend credit, the Bank also originates certain loans through a financial intermediary, which, once funded, are included in loans held for sale. As a result of the forward purchase commitment to fund the loan through the financial intermediary, the Bank records a mark-to-market adjustment during the rate-lock period. Simultaneous with the funding of the loan, the Bank also has forward sales commitment with the financial intermediary to acquire these loans from the Bank, which the Bank also records a mark-to-market adjustment. These mark-to-market adjustments are recorded to the unaudited Consolidated Statement of Financial Condition and included in other assets or other liabilities, as deemed appropriate, while the amount recorded to the unaudited Consolidated Statement of Financial Results will offset and have no impact. At March 31, 2011 and December 31, 2010, the Bank had $299,000 and $207,000 included in other assets and other liabilities for these commitments.

Legal Proceedings

From time to time, the Bank may be a party to lawsuits or legal proceedings arising in the ordinary course of business. While any litigation causes an element of uncertainty, management is of the opinion that the liability, if any, arising from such litigation and claims will not be material to the accompanying unaudited Consolidated Financial Statements.

20. Concentration of Credit Risk

At March 31, 2011 and December 31, 2010, the Bank had no concentration of loans in any state in excess of 10% of the total loan portfolio, except California, which was 25% and 26%, respectively, and Illinois, which was 10% for both reported periods.

In compliance with disclosure requirements of ASC 275-10, Risks and Uncertainties, the Bank has non-traditional loans in the form of interest-only mortgages. The amounts of such loans were $12.4 billion and $13.0 billion at March 31, 2011 and December 31, 2010, respectively. The economic characteristics of these non-traditional loans are considered when management records a provision for loan losses on its mortgage portfolio. The remainder of the Bank’s loan portfolio principally includes variable rate loans, for which interest rates generally reset for the first time within three to seven years after the loans’ closing date and annually thereafter.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

The following table summarizes the combined fair value of the Bank’s available-for-sale and held-to-maturity investment securities by credit rating as of March 31, 2011 and December 31, 2010:

	March 31, 2011		December 31, 2010

	Amount Outstanding	Percent of Amount Outstanding	Amount Outstanding	Percent of Amount Outstanding

Credit Rating(1)
AAA	$25,882,958	87.4%	$24,535,148	86.7%
AA	186,161	0.6	204,586	0.7
A	208,986	0.7	256,453	0.9
BBB	282,298	1.0	309,865	1.1
Non-Investment Grade(2)	3,047,637	10.3	3,013,105	10.6

Total	$29,608,040	100.0%	$28,319,157	100.0%

(1)	The credit rating provided represents the lowest available published rating from Standards and Poor’s, Moody’s and Fitch.

(2)	Non-investment grade securities are those rated below BBB-.

21. Derivative Contracts

The Bank manages market risk within limits governed by its risk management policies as established by the Asset and Liability Management Committee (“ALCO”) and approved by the Board of Directors. During the first quarter of 2010, the Bank began to utilize derivatives on a limited basis to manage risk related to changes in interest rates.

The Bank is exposed to credit risk on its derivative positions, which it manages by establishing and monitoring limits as to the degree of risk that may be undertaken. The amount of credit risk is equal to the extent of the fair value gain in a derivative, as the Bank may be unable to realize that if the counterparty fails to perform. The Bank maintains a policy of requiring that all derivative contracts be governed by the International Swaps and Derivatives Association (“ISDA”) Master Agreement and may also require bilateral collateral agreements.

The Bank reviews its collateral positions on a daily basis and exchanges collateral with the counterparties in accordance with ISDA and other related agreements. The Bank generally holds collateral in the form of cash and highly rated securities issued by the U.S. Treasury, government-sponsored enterprises or Ginnie Mae. Collateral requirements are also based on minimum transfer amounts, which are specific to each Credit Support Annex (a component of the ISDA Master Agreement) and signed with the counterparties.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

All derivatives are required to be recorded to the unaudited Consolidated Financial Condition at fair value. The accounting for changes in the value of the derivative depends on whether or not the transaction has been designated and qualifies for hedge accounting. To qualify for hedge accounting, a derivative must be highly effective at reducing the risk associated with the exposure being hedged. In addition, for a derivative to be designated as a hedge, the risk management objective and strategy must be documented, including identifying the derivative hedging instrument, the asset or liability or forecasted transaction and the type of risk to be hedged, and how effectiveness of the derivative is assessed prospectively and retrospectively.

The table below summarizes the notional amount and fair values of the Bank’s derivative instruments designated as hedges at March 31, 2011 and December 31, 2010:

		March 31, 2011		December 31, 2010

	Balance Sheet Location	Notional Amount	Fair Value	Notional Amount	Fair Value

Derivatives accounted for as hedges:
Cash flow interest rate contracts	Other assets	$—	$—	$5,000	$53
Fair value interest rate contracts	Other liabilities	5,000	(131)	5,000	(174)

Cash Flow Hedges

The Bank uses cash flow hedges to hedge the exposure to variability in the cash flows from floating-rate financial instruments. For qualifying cash flow hedges, the effective portion of the changes in fair value of derivatives are recognized in other comprehensive income, a component of shareholder’s equity, and recognized in the unaudited Consolidated Statements of Operations when the hedged cash flows affect earnings. The derivative amounts affecting earnings are recognized consistent with the classification of the hedged item. The ineffective portions, if any, are immediately recognized in earnings.

During the first quarter of 2010, the Bank entered into one interest rate swap agreement, designated as a cash flow hedge, to modify the Bank’s exposure to interest rate risk by effectively converting a portion of a government guaranteed floating rate note to a fixed rate note maturing in 2012. The agreement involved the receipt of fixed rate amounts in exchange for floating rate interest payments over the life of the agreement. The interest rate swap agreement was terminated early during first quarter 2011.

ING Bank, fsb and Subsidiaries

Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

The following table summarizes the effect of the Bank’s derivative instruments in the unaudited Consolidated Statement of Operations for the three months ended March 31, 2011 and 2010:

Cash Flow Hedging Relationship

	Interest Rate Contracts

	Loss Recognized in OCI (Effective Portion)	Location of Loss Reclassified from OCI into Income	Gain Reclassified from OCI into Income	Location of Gain Recognized in Income (Ineffectiveness)	Gain Recognized Due to Ineffectiveness

Three Months Ended March 31,
2011	$–	Service charges and other income	$52	N/A	$–
2010	(2)	N/A	–	N/A	–

Fair Value Hedges

The Bank uses fair value hedges to hedge the exposure to changes in the fair value of certain financial assets or liabilities, which appreciate or depreciate in value primarily as a result of interest rate fluctuations. For qualifying fair value hedges, the changes in the fair value of the derivative, and in the value of the item hedged, are recognized in earnings. Derivative amounts affecting earnings are recognized consistent with the classification of the hedged item.

During the first quarter of 2010, the Bank entered into one interest rate swap agreement, designated as a fair value hedge, to modify the Bank’s exposure to interest rate risk by effectively converting a portion of a U.S. Treasury investment from fixed to variable rate maturing in 2014. The agreement involves the receipt of a floating rate amount in exchange for fixed rate interest payment over the life of the agreement.

The following table summarizes the effect of the Bank’s derivative instruments in the unaudited Consolidated Statement of Operations for the three months ended March 31, 2011 and 2010:

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

Derivative in Fair Value Hedging Relationship

	Interest Rate Contracts

	Location of Loss on Derivative	Gain (Loss) on Derivative	Hedged Items in Fair Value Hedge Relationship	Location of Gain (Loss) Recognized in Income on Related Hedged Item	Gain (Loss) Recognized in Income on Related Hedged Item	Net Gain (Loss)

Three Months Ended March 31,
2011	Service charges and other income	$43	UST Note 2.625% 12/31/2014	Service charges and other income	$(43)	$–
2010	Service charges and other income	$(10)	UST Note 2.625% 12/31/2014	Service charges and other income	$10	$–

See Note 24 for further discussion on the Bank’s fair value of derivatives.

22. Stock Option Plans

Select Bank employees may be awarded share-based compensation in the Global Parent Company’s stock as a form of variable, performance-based compensation. The Bank accounts for stock-based compensation issued to employees in accordance with the fair value provisions of ASC 718-10, Compensation – Stock Options. The stock-based compensation plans are managed entirely by the Global Parent Company. In accordance with the fair value provisions of ASC 718, stock-based compensation cost is measured at the grant date, with the expense recognized over the appropriate vesting period using a straight-line method. The fair value of the share-based compensation on the date of grant is calculated by the Global Parent Company using a Monte Carlo simulation-based valuation model which uses the following inputs, as determined by the Global Parent Company: risk free interest rate, expected life, the current stock price, expected volatility and expected dividend yield. The Bank recorded $884,000 and $606,000 of total stock-based compensation expense during the three months ended March 31, 2011 and 2010, respectively, which is included in salaries and employee benefits expense within the unaudited Consolidated Statements of Operations, as well as in paid-in capital from the Global Parent Company.

There are three share-based payment plans managed by the Global Parent Company. The first plan provides stock options which vest over three years, expire after five or ten years, and require a certain continuous period of service. For the three months ended March 31, 2011 and 2010, the Bank recorded $375,000 and $362,000, respectively, in expense related to options granted.

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

The second plan provides for the issuance of performance shares. The fair value of performance share award granted is amortized over the vesting period of the share award and requires a certain continuous period of service. For the three months ended March 31, 2011 and 2010, the Bank recorded $390,000 and $244,000, respectively, of expense related to the issuance of performance shares.

The third plan provides for the issuance of deferred share units which are issued unconditionally upon the participant remaining an employee for an uninterrupted period of three years from the date of grant. The fair value of deferred share units granted is amortized over the three-year vesting period from the date of grant. On the date of vesting, eligible employees will be entitled to receive the cash equivalent fair value of the deferred share units. For the three months ended March 31, 2011, the Bank recorded $119,000 of expense related to the issuance of the deferred share units. The Bank did not incur any expense related to this plan during the three months ended March 31, 2010.

23. Fair Value of Financial Instruments

The carrying amounts of financial instruments (i.e., monetary assets and liabilities) are determined under different accounting methods. The following disclosure discusses these instruments on a uniform fair value basis. For a portion of the Bank’s financial instruments, no quoted market exists; therefore, estimates of fair value are based on a number of assumptions regarding the amount and timing of estimated future cash flows, which are discounted to reflect varying degrees of risk. Given the uncertainties surrounding these assumptions, the reported fair values may not represent actual values of financial instruments that could have been realized as of March 31, 2011 or that will be realized in the future. Use of different assumptions or methodologies is likely to result in significantly different fair value estimates.

The Bank accounts for fair value measurement in accordance with ASC 820. In accordance with ASC 825-10-50-10, Fair Value of Financial Instruments, the Bank is required to disclose the fair value of financial instruments. A summary of the practices used for determining the Bank’s fair value of its financial instruments is as follows:

Cash and Cash Equivalents, Federal Funds Sold, FHLB Stock, Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase – Current carrying amounts approximate fair value.

Investment Securities and Securities Sold Not Yet Purchased – Fair value measurement is based upon prices provided by third-party vendors or quoted prices when available. Third-party vendors may utilize matrix pricing or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions, vintage and other credit loss assumptions when actual market trades are not available.

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

Notes Receivable – Fair value is based on market assumptions which incorporate expected payments, coupon rates and forward interest rate curves. Once determined, the assumptions are used to calculate the present value of the estimated cash flows of the notes.

Loans – Fair value is based on market based assumptions obtained in the secondary market. The assumptions are used to calculate the present value of the estimated cash flows, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Deposits – The fair value of deposits with no stated maturity, which include checking and savings, are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Deposits with a stated maturity, which includes time deposits, have been valued using the present value of cash flows discounted at rates approximating the current market for similar deposits.

Borrowings – Borrowings have been valued using the present value of cash flows discounted at rates approximating the current market for similar liabilities.

Derivative Financial Instruments – Derivative financial instruments have been valued using the present value of future cash flows discounted at rates approximating the current market for similar contracts.

The fair value and carrying amounts of financial instruments at March 31, 2011 and December 31, 2010 are summarized as follows:

	March 31, 2011		December 31, 2010

	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

Financial assets:
Cash and cash equivalents	$3,826,174	$3,826,174	$516,390	$516,390
Investment securities available-for-sale	28,710,751	28,710,751	27,315,780	27,315,780
Investment securities held-to-maturity	842,953	897,289	934,574	1,003,377
Investment securities trading	2,129	2,129	2,027	2,027
FHLB stock	431,970	431,970	454,705	454,705
Notes receivable	14,177,742	13,826,572	15,516,521	15,120,340
Loans	40,994,382	40,719,935	40,018,497	39,526,288
Derivative financial assets	299	299	260	260

Total financial assets	$88,986,400	$88,415,119	$84,758,754	$83,939,167

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

	March 31, 2011		December 31, 2010

	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

Financial liabilities:
Checking	$15,043,109	$15,043,109	$13,996,550	$13,996,550
Savings	59,671,220	59,671,220	56,047,928	56,047,928
Time deposits	6,910,336	6,950,747	7,612,323	7,662,821
Borrowings	750,000	799,415	1,063,000	1,136,002
Securities sold, not yet purchased	2,187	2,187	5,267	5,267
Derivative financial liabilities	430	430	381	381

Total financial liabilities	$82,377,282	$82,467,108	$78,725,449	$78,848,949

24. Fair Value Measurement

The Bank accounts for fair value measurements in accordance with ASC 820. ASC 820-10 defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date and establishes a framework for measuring fair value. It establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and expands the disclosures about instruments measured at fair value. ASC 820-10 requires consideration of a company’s own creditworthiness when valuing liabilities.

Determination of Fair Value

The following is a description of the Bank’s valuation methodology for investment securities. Fair value is based upon quoted market prices when available. When market quotes are not available, the Bank utilizes an internal process to determine fair value based on a range of external vendor prices. The selection of the vendor price most representative of fair value for the Bank’s private label residential mortgage backed securities is driven by an internal process which utilizes regression analysis to determine a hierarchy of the Bank’s external vendors based on correlation with recently observed market activity for similar or the same securities. For security classes other than the private label residential mortgage backed securities, the Bank utilizes a vendor hierarchy to value the respective security. The Bank performs internal validation procedures to assess the reasonableness of fair value by asset class. The price selected from the preferred vendor is subject to an outlier test. The outliers are further researched and may result in a different vendor price selection if it is more representative of fair value.

The methods described above may produce a current fair value calculation that may not be indicative of net realizable value. The Bank believes that the procedures utilized to determine fair value are appropriate and consistent with other market participants. However, the use of different methodologies or different assumptions to value certain financial instruments could result in a varying range of fair value.

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

Fair Value Hierarchy

ASC 820-10 specifies a three-level grouping or hierarchy, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Bank’s internal market assumptions. These two types of inputs have created the following fair value hierarchy:

Level 1 – Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2 – Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuations in which all significant assumptions are observable in the market.

Level 3 – Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include the use of discounted cash flow models, option pricing models and similar techniques.

ASC 820 requires the Bank to disclose the fair value for financial assets on both a recurring and non-recurring basis. The following is a description of the valuation methodologies utilized by the Bank, as well as the general classification of such instruments pursuant to the fair value hierarchy.

Assets

Investment Securities Trading – Investment securities trading include odd lot and fractional shares of readily marketable common stock and exchange-traded funds retained when shares are purchased by the Securities Company on behalf of customers. Currently, all investment securities trading on the Bank’s books are classified as Level 1 securities as they are all traded on an active exchange, such as the New York Stock Exchange.

Securities Available-for-sale – Securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices when available. When market quotes are not available, the Bank utilizes an internally developed process to guide the

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

selection of a third-party vendor price. Level 1 securities, which includes U.S. Treasuries, are those securities traded in an active market. Level 2 securities include U.S. government, foreign government, foreign agency, U.S. agency mortgage-backed securities, agency bonds, certain private label mortgage-backed and commercial mortgage-backed securities. Level 3 securities include certain private label residential mortgage-backed securities. Level 3 indicates that significant valuation assumptions are not consistently observable in the market due to market illiquidity for certain asset classes. These inputs reflect management’s judgment about the assumptions that a market participant would use in valuing the asset and are based on the best available information, some of which is internally developed.

Impaired Loans – Impaired loans are recorded at fair value on a non-recurring basis. The fair value of impaired loans, which is calculated as the carrying value of the loan less any applicable specific reserve, is calculated based upon the present value of expected future cash flows, the market price of the loan, or the fair value of the underlying collateral less cost to sell, if the loan is collateral dependent. As such, these types of loans are classified as Level 2.

Derivative Financial Instruments – Derivative financial instruments, which are comprised of interest rate swaps, are recorded at fair value on a recurring basis. Fair value measurement is based upon a present value of future cash flows using interest rate assumptions obtained in the secondary market. These instruments are classified as Level 2.

Other Real Estate Owned Properties – These properties are carried at the lower of carrying value or fair value less costs to sell on a non-recurring basis. Fair value is generally based upon independent market prices or appraised values of the property, which are observable inputs. Accordingly, the Bank classifies other real estate owned properties as Level 2.

Liabilities

Securities Sold, Not Yet Purchased – Securities sold, not yet purchased represent securities that the Bank has sold to other parties but does not own and are fair valued on a recurring basis. The Bank is obligated to purchase these securities at a future date. Fair value measurement for securities sold, not yet purchased is based upon quoted market prices in active markets and, therefore, are classified as Level 1 liabilities. The Bank includes these balances as part of other liabilities.

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

Financial Instruments Recorded at Fair Value on a Recurring Basis

The table below summarizes the Bank’s assets and liabilities measured at fair value on a recurring basis as of March 31, 2011 and December 31, 2010:

	Fair Value Hierarchy

	Level 1	Level 2	Level 3	Total

March 31, 2011
Assets:
Money market funds	$37,183	$–	$–	$37,183
Trading securities	2,129	–	–	2,129
Government obligations:
Government guaranteed securities	–	6,927,998	–	6,927,998
US Treasuries	2,605,535	–	–	2,605,535
Mortgage-backed securities:
Agency pass-through securities	–	15,001,882	–	15,001,882
Prime	–	835,352	–	835,352
Alt-A	–	2,053,294	804,597	2,857,891
Commercial	–	280,657	–	280,657
Subprime	–	–	84,772	84,772
Covered Bonds	–	100,000	–	100,000
Mutual funds	16,664	–	–	16,664
Derivative financial assets	–	299	–	299

Total assets	$2,661,511	$25,199,482	$889,369	$28,750,362

Liabilities:
Securities sold, not yet purchased	$2,187	$–	$–	$2,187
Derivative financial liabilities	–	430	–	430

Total liabilities	$2,187	$430	$–	$2,617

December 31, 2010
Assets:
Money market funds	$48,142	$–	$–	$48,142
Trading securities	2,027	–	–	2,027
Government obligations:
Government guaranteed securities	–	7,021,239	–	7,021,239
US Treasuries	2,013,024	–	–	2,013,024
Mortgage-backed securities:
Agency pass-through securities	–	14,017,811	–	14,017,811
Prime	–	918,942	–	918,942
Alt-A	–	2,185,953	799,560	2,985,513
Commercial	–	262,601	–	262,601
Subprime	–	–	80,038	80,038
Mutual funds	16,612	–	–	16,612
Derivative financial assets	–	260	–	260

Total assets	$2,079,805	$24,406,806	$879,598	$27,366,209

Liabilities:
Securities sold, not yet purchased	$5,267	$–	$–	$5,267
Derivative financial liabilities	–	381	–	381

Total liabilities	$5,267	$381	$–	$5,648

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

The following table includes a roll forward of the balance sheet amounts for the three months ended March 31, 2011 and 2010 (including changes in fair value) for all financial instruments classified by the Bank within Level 3 of the fair value hierarchy. When a determination is made to classify a financial instrument within Level 3, the decision is based on the significance of the unobservable parameters to the overall fair value measurement. However, Level 3 financial instruments typically include, in addition to the unobservable or Level 3 components, observable components (components that can be validated to external sources); accordingly, the gains and losses in the table below include changes in fair value due in part to unobservable, as well as observable, factors that are part of the valuation methodology.

	Available-for-sale
	Mortgage-backed Securities
	Prime	Alt-A	Subprime	Total

Balance, December 31, 2010	$–	$799,560	$80,038	$879,598
Transfers into Level 3(1)	–	–	–	–
Transfers out of Level 3(1)	–	–	–	–
Total gains or losses (realized/unrealized)
Included in earnings (or changes in net assets)	–	(5,835)	(2)	(5,837)
Included in other comprehensive income	–	62,436	5,924	68,360
Settlements	–	(51,564)	(1,188)	(52,752)

Balance, March 31, 2011	$–	$804,597	$84,772	$889,369

The amount of total gains or losses for the period included in earnings (or changes in net assets) attributable to the change in unrealized gains or losses on assets held at March 31, 2011	$–	$(5,835)	$(2)	$(5,837)

Balance, December 31, 2009	$–	$756,581	$60,924	$817,505
Transfers into Level 3(1)	–	–	–	–
Transfers out of Level 3(1)	–	–	–	–
Total gains or losses (realized/unrealized):
Included in earnings (or changes in net assets)	–	(16,503)	–	(16,503)
Included in other comprehensive income	–	106,839	8,758	115,597
Settlements	–	(56,066)	(1,951)	(58,017)

Balance, March 31, 2010	$–	$790,851	$67,731	$858,582

The amount of total gains or losses for the period included in earnings (or changes in net assets) attributable to the change in unrealized gains or losses on assets held at March 31, 2011	$–	$(16,503)	$–	$(16,503)

(1)	The Bank’s policy is to recognize transfers in and transfers out as of period end.

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

The table below summarizes gains and losses, due to changes in fair value, which were recorded in earnings for Level 3 assets during the three months ended March 31, 2011 and 2010, as well as changes in unrealized gains and losses, also recorded in earnings, during the three months ended March 31, 2011 and 2010 for Level 3 assets which were still held as of March 31, 2011 and 2010.

Net Impairment Loss Recognized in Earnings

Total gains or losses included in earnings (or changes in net assets) for the three months ended March 31:
2011	$(5,837)
2010	(16,503)
Change in unrealized gains or losses related to assets still held at March 31:
2011	$(5,837)
2010	(16,503)

The amount of Level 3 securities will likely continue to be a function of market conditions. An increase in dislocation and corresponding decrease in new issuance and trading volumes could result in the reclassification of additional securities to Level 3. If market conditions improve and pricing transparency and consistency increase, assets currently classified as Level 3 could be reclassified to a higher level.

Assets Recorded at Fair Value on a Nonrecurring Basis

The Bank may be required, from time to time, to measure certain assets at fair value on a non-recurring basis in accordance with GAAP, that is, the instruments are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances (for example, certain assets are carried at the lower of cost or market). The valuation methodologies used to measure these fair value adjustments are described previously in this note. At March 31, 2011 and December 31, 2010, these assets were valued in accordance with GAAP and, except for those indicated in the following table which summarizes the Bank’s assets measured at fair value on a non-recurring basis, did not require fair value disclosure under the provisions of ASC 820:

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Notes to Consolidated Financial Statements (unaudited, continued)

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	Fair Value Hierarchy			Total	Total Losses

	Level 1	Level 2	Level 3

March 31, 2011
Assets:
Impaired loans	$–	$742,892	$–	$742,892	$(27,780)
Other real estate owned	–	111,626	–	111,626	(13,880)

Total assets	$–	$854,518	$–	$854,518	$(41,660)

	Fair Value Hierarchy			Total	Total Losses

	Level 1	Level 2	Level 3

December 31, 2010
Assets:
Impaired loans	$–	$1,061,303	$–	$1,061,303	$(499)
Other real estate owned	–	73,574	–	73,574	(12,430)

Total assets	$–	$1,134,877	$–	$1,134,877	$(12,929)

25. Regulatory Matters

Under the OTS capital regulations, savings institutions, such as the Bank, must maintain “tangible” capital equal to 1.5% of adjusted total assets, “core” capital equal to 4% of adjusted total assets, “Tier 1” capital equal to 4% of risk-weighted assets, and “total” or “risk-based” capital (a combination of core and supplementary capital) equal to 8% of risk-weighted assets, as defined.

Failure to meet minimum capital requirements can initiate certain mandatory – and possibly additional discretionary – actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. The Bank’s capital amounts have been computed in accordance with regulatory practice. At March 31, 2011, management believes the Bank was in compliance with all regulatory capital requirements and is a “well-capitalized” institution. Management anticipates that the Bank will continue to be classified as well-capitalized.

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

The table below summarizes the Bank’s capital position as of March 31, 2011 and December 31, 2010:

	Actual		For Capital Adequacy Purposes		To be Well-Capitalized

	Amount	Ratio	Amount	Ratio	Amount	Ratio

March 31, 2011
Total risk-based capital (to risk-weighted assets)	$9,153,249	27.70%	$2,643,760	8.00%	$3,304,700	10.00%
Leverage ratio (tier 1 capital to adjusted total assets)	8,740,049	9.50	3,678,630	4.00	4,598,288	5.00
Tangible capital (to tangible assets)	8,740,049	9.50	1,379,486	1.50	N/A	N/A
Tier 1 risk-based capital (to risk-weighted assets)	8,740,049	26.45	1,321,880	4.00	1,982,820	6.00

December 31, 2010
Total risk-based capital (to risk-weighted assets)	$9,271,168	28.08%	$2,640,957	8.00%	$3,301,197	10.00%
Leverage ratio (tier 1 capital to adjusted total assets)	8,858,263	10.09	3,511,106	4.00	4,388,882	5.00
Tangible capital (to tangible assets)	8,858,263	10.09	1,316,665	1.50	N/A	N/A
Tier 1 risk-based capital (to risk-weighted assets)	8,858,263	26.83	1,320,479	4.00	1,980,718	6.00

The decline in the Bank’s Leverage ratio from December 31, 2010 includes the impact of the deferred tax asset disallowed in Tier 1 capital as a result of the deferred tax asset recorded as part of the potential IRS settlement, as discussed in Note 17.

The ability of the Bank to pay dividends to the Corporation is controlled by certain regulatory restrictions. Generally, dividends declared in a given year by the Bank are limited to its net profit, as defined by regulatory agencies, for that year, combined with its retained net income for the preceding two years. In addition, the Bank may not declare any dividends if such declaration would leave the bank inadequately capitalized. Therefore, the ability of the Bank to declare dividends will generally depend on its future net income and capital requirements. The Bank did not pay dividends to the Corporation during the three months ended March 31, 2011 and 2010.

The Bank’s deposits are insured to applicable limits by the FDIC. As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which was signed into law on July 21, 2010, the maximum deposit insurance limit was increased permanently to $250,000. In November, 2009, the FDIC amended the assessment regulations to require all insured depository institutions to prepay their estimated risk-based assessments for the

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Notes to Consolidated Financial Statements (unaudited, continued)

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fourth quarter of 2009, and for all of 2010, 2011, and 2012 on December 30, 2009. For purposes of estimating the future assessments, each institution’s base assessment rate in effect on September 30, 2009 was used, assuming a 5% annual growth rate in the assessment base and a three basis point increase in the assessment rate in 2011 and 2012. The prepaid assessment will be applied against actual quarterly assessments until exhausted. Any funds remaining after June 30, 2013 will be returned to the institution. If the prepayment would impair an institution’s liquidity or otherwise create significant hardship, it was able to apply for an exemption. Requiring this prepaid assessment does not preclude the FDIC from changing assessment rates or from further revising the risk-based assessment system. The Bank’s prepaid assessment, which was originally paid in December 2009, was $378.5 million and $422.2 million at March 31, 2011 and December 31, 2010, respectively, which is included in prepaid assets in the unaudited Consolidated Statements of Financial Condition.

The Securities Company

The Securities Company is subject to the SEC Uniform Net Capital Rule (Rule 15c3-1) which requires that the Securities Company maintains minimum net capital equivalent to the greater of $250,000 or 6.67% of aggregate indebtedness, and requires that the ratio of aggregate indebtedness to net capital shall not exceed 15 to 1. At March 31, 2011, the Securities Company had net capital of $91.2 million, as defined, which was $89.3 million in excess of its required minimum net capital of $1.9 million. The Securities Company ratio of aggregate indebtedness to net capital was 0.32 to 1 and 0.19 to 1 at March 31, 2011 and December 31, 2010, respectively.

Advances to affiliates, repayment of subordinated borrowings, dividend payments, and other equity withdrawals are subject to certain notification and other provisions of the SEC Uniform Net Capital Rule or other regulatory bodies.

Under the clearing arrangement with the clearing broker, the Securities Company is required to maintain certain minimum levels of net capital and to comply with other financial ratio requirements. At March 31, 2011, the Securities Company was in compliance with all such requirements.

26. Subsequent Events

During second quarter 2011, the Bank terminated the three remaining repurchase agreements. Payment for the early termination of the repurchase agreements was $795.4 million, resulting in a loss of $45.4 million. In addition, during the second quarter 2011, the Bank sold available-for-sale securities with an amortized cost of $967.2 million to unrelated third parties, resulting in a realized gain of $46.6 million.

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Notes to Consolidated Financial Statements (unaudited, continued)

(All dollar amounts presented in tables are in thousands)

The Bank has evaluated subsequent events through May 12, 2011, which is the date these financial statements are being issued, and there are no matters to report other than those previously disclosed.